   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                     REGISTRATION NO. 333-72175

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________
                                  AMENDMENT
                                     NO.1
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________
                              FOUNTAIN VIEW, INC.
            (Exact name of Registrant as specified in its charter)


             DELAWARE                                           95-4644784
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                           AND SUBSIDIARY GUARANTORS

                            SUMMIT CARE CORPORATION
            (Exact name of registrant as specified in its charter)

           California                                            95-3656297
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                         SUMMIT CARE-CALIFORNIA, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-2269142
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                          SUMMIT CARE PHARMACY, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-3747839
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                        SUMMIT CARE TEXAS EQUITY, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-4604050
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                        SUMMIT CARE TEXAS, NO. 2, INC.
            (Exact name of registrant as specified in its charter)

             Texas                                               95-4060847
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                        SUMMIT CARE TEXAS, NO. 3, INC.
            (Exact name of registrant as specified in its charter)

             Texas                                               74-2582813
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                      SUMMIT CARE MANAGEMENT TEXAS, INC.
            (Exact name of registrant as specified in its charter)

             Texas                                               74-2850517
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                            SUMMIT CARE TEXAS, L.P.
            (Exact name of registrant as specified in its charter)

             Texas                                               95-4642711
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                         FOUNTAIN VIEW HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                              95-4644785
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                                   AIB CORP.
            (Exact name of registrant as specified in its charter)

           California                                            95-3918421
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                    ALEXANDRIA CONVALESCENT HOSPITAL, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-4395382
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                                BIA HOTEL CORP.
            (Exact name of registrant as specified in its charter)

           California                                            95-3918420
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                         BRIER OAK CONVALESCENT, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-4212165
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                        ELMCREST CONVALESCENT HOSPITAL
            (Exact name of registrant as specified in its charter)

           California                                            95-4274740
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                      FOUNTAINVIEW CONVALESCENT HOSPITAL
            (Exact name of registrant as specified in its charter)

           California                                            95-2506832
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                        FOUNTAIN VIEW MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-4199013
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                           RIO HONDO NURSING CENTER
            (Exact name of registrant as specified in its charter)

           California                                            95-4272737
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                           LOCOMOTION HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                              95-4644786
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                           LOCOMOTION THERAPY, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                              95-4644790
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                         ON-TRACK THERAPY CENTER, INC.
            (Exact name of registrant as specified in its charter)

           California                                            77-0447168
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                                 I.'N O, INC.
            (Exact name of registrant as specified in its charter)

           California                                            95-4560821
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                      SYCAMORE PARK CONVALESCENT HOSPITAL
            (Exact name of registrant as specified in its charter)

           California                                            95-2260970
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)

                                                        (Continued on next page)

================================================================================

================================================================================
(Continued from previous page)

                                     8051
           (Primary Standard Industrial Classification Code Number)
                             ____________________

                          11900 W. OLYMPIC BOULEVARD
                                   SUITE 680
                         LOS ANGELES, CALIFORNIA 90064
                                (310) 571-0351
              (Address, including zip code and telephone number,
       including area code, of Registrant's Principal Executive Offices)
                             ____________________

                               ROBERT M. SNUKAL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              FOUNTAIN VIEW, INC.
                          11900 W. OLYMPIC BOULEVARD
                                   SUITE 680
                         LOS ANGELES, CALIFORNIA 90064
                                (310) 571-0351
           (Name, Address, including zip code and telephone number,
                  including area code, of agent for aervice)
                             ____________________

                                  Copies to:
                           STEPHEN M. L. COHEN, ESQ.
                            CHOATE, HALL & STEWART
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891
                                (617) 248-5000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and they are in compliance with General Instruction G, check the following box. [_]

                             ____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

           PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                 OFFER TO EXCHANGE UP TO $7,520,000 OF 11 1/4%
                SENIOR SUBORDINATED NOTES DUE 2008, SERIES B OF
                FOUNTAIN VIEW, INC., WHICH HAVE BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR $7,520,000 OF ITS OUTSTANDING 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                              FOUNTAIN VIEW, INC.

                            TERMS OF EXCHANGE OFFER

     o Expires 5:00 p.m., New York City time, February 22, 1999, unless extended

     o Not subject to any condition other than that the Exchange Offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission

     o All outstanding notes that are validly tendered and not validly withdrawn will be exchanged

     o Tenders of outstanding notes may be withdrawn any time period to 5:00 p.m. on the business day prior to expiration of the Exchange Offer

     o The exchange of notes will not be a taxable exchange for the U.S. federal income tax purposes

     o   We will not receive any proceeds from the Exchange Offer

     o The terms of the notes to be issued are substantially identical to the outstanding notes, except for certain transfer restrictions to the outstanding notes

     See "Risk Factors" beginning on page 24 for a discussion of certain matters that should be considered by prospective investors.

                          __________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the Exchange Offer, nor have any of these organizations determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          __________________________


                   The date of this Prospectus is     , 1999

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Forward-Looking Statements....................................................................    3
Where You Can Find More Information...........................................................    4
Incorporation of Certain Documents By Reference...............................................    4
Prospectus Summary............................................................................    6
Risk Factors..................................................................................   24
Use of Proceeds...............................................................................   37
Capitalization................................................................................   37
Unaudited Pro Forma Financial Data............................................................   38
Selected Historical Financial and Other Data--Fountain View...................................   44
Selected Historical Financial and Other Data--Summit..........................................   46
Management's Discussion and Analysis of Financial
   Condition and Results of Operations........................................................   48
Business......................................................................................   60
Management....................................................................................   82
Principal Stockholders........................................................................   88
Certain Relationships and Related Transactions................................................   89
Description of Other Indebtedness.............................................................   92
The Exchange Offer............................................................................   95
Plan of Distribution..........................................................................  102
Description of Notes..........................................................................  104
Material Federal Income Tax Consequences......................................................  139
Validity of the Notes.........................................................................  142
Experts.......................................................................................  142

                          FORWARD-LOOKING STATEMENTS

     This Prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things:

     o   Our anticipated growth strategies,

     o Our expected internal growth and expected synergies resulting from recent transactions,

     o   Our ability to develop and expand our business in our regional markets,

     o Our ability to increase the level of sub-acute and specialty medical care we provide,

     o   The effects of government regulation and healthcare reform,

     o Anticipated trends and conditions in our industry, including regulatory reform,

     o   Our ability to integrate acquired businesses,

     o   Our ability to implement a Year 2000 readiness program,

     o   Our future capital needs and

     o   Our ability to compete.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                             _____________________

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we file periodic reports, statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy reports and other information we file at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facilities. Copies of documents we file can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access this information electronically through the Commission's web page on the Internet at http://www.sec.gov. This web cite contains reports, proxy statements and other information regarding registrants such as ourselves that have filed electronically with the Commission.

     This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by us with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Therefore, we make in this Prospectus reference to the Registration Statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the Registration Statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The indenture governing the outstanding notes provides that we will furnish to the holders of the notes copies of the periodic reports required to be filed with the Commission under the Exchange Act. Even if we are not subject to the periodic reporting and informational requirements of the Exchange Act, we will make such filings to the extent that such filings are accepted by the Commission. We will make these filings regardless of whether we have a class of securities registered under the Exchange Act. Furthermore, we will provide the Trustee for the notes and the holders of the notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time, we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the Commission or is prohibited by the Exchange Act, we will then provide promptly upon written request, and at our cost, copies of such reports to prospective purchasers of the notes.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this Prospectus the following documents or information filed with the Commission (File No. 333-57279):

     (a) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

     (b) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this Prospectus is part and prior to the effectiveness thereof or subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     As noted above, any statement contained in this Prospectus, or in any documents incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon written or oral request from Paul Rathbun, Chief Financial Officer of the Company at the Company's principal executive offices located at 11900 W. Olympic Boulevard, Suite 680, Los Angeles, California 90064, telephone number (310) 571-0351.

                           ________________________

     This Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky laws of such jurisdiction.

--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY

     This Prospectus Summary may not contain all the information that may be important to you. You should read the entire Prospectus, including the financial data and related notes, before making an investment decision. Unless otherwise stated in this Prospectus, references to (a) "Fountain View" shall mean Fountain View, Inc. and its subsidiaries, other than Summit and its subsidiaries; (b) "Summit" shall mean Summit Care Corporation and its subsidiaries; and (c) "we", "us" or the "Company" shall mean Fountain View and its subsidiaries, including Summit and its subsidiaries and, in certain cases, refers to the historical performance or operations of Fountain View and Summit, taken as a whole. All references to a fiscal year refer to the twelve months ended June 30, in the case of Summit, and December 31, in the case of Fountain View and the Company, of the year referenced. Investors should carefully consider the information set forth under the heading "Risk Factors". In addition, certain statements include forward-looking statements which involve risks and uncertainties. See "Forward-Looking Statements".

                              THE EXCHANGE OFFER

     We completed on April 16, 1998 the private offering of $120 million of 11 1/4% Senior Subordinated Notes due 2008. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver a prospectus and to complete an exchange offer within 150 days of the issuance of the 11 1/4% Senior Subordinated Notes due 2008. One initial purchaser failed to exchange the outstanding notes held by it prior to the expiration of the exchange offer. At the request of this holder, the Company is now offering to exchange the notes held by it for registered notes with substantially identical terms to the exchange notes previously offered. You should read the discussion under the heading "Summary Description of the Exchange Notes" and "Description of the Notes" for further information regarding the registered notes.

     We believe that the notes issued in this Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the notes.

                                  THE COMPANY

     We are a leading operator of long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Sub-acute care is generally short-term, goal-oriented rehabilitation care intended for individuals who have a specific illness, injury or disease, but who do not require many of the services provided in an acute care hospital. Sub-acute care is typically rendered immediately after, or in lieu of, acute hospitalization in order to treat such specific medical conditions. Post-acute care is the provision of a continuum of care to patients following discharge from an acute care hospital. We operate a network of facilities in California, Texas and Arizona, including 44 skilled nursing facilities ("SNFs") that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six assisted living facilities ("ALFs") that provide room and board and social services in a secure environment. In addition to long-term care, we provide a variety of high-quality ancillary services such as physical, occupational and speech therapy in company-operated facilities, unaffiliated facilities and acute care hospitals. We also operate three institutional pharmacies (one of which is a joint venture), which service acute care hospitals as well as SNFs and ALFs both affiliated and unaffiliated with us, an outpatient

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

therapy clinic and a durable medical equipment ("DME") company. Our operations consist of the combined operations of Fountain View and Summit and we operate 50 facilities with approximately 6,600 beds serving Medicare, Medicaid, managed care, private pay and other patients.

                               THE TRANSACTIONS

     On February 6, 1998, Fountain View, Summit, Heritage Fund II, L.P. and FV-SCC Acquisition Corp., a wholly-owned subsidiary of Fountain View, entered into an Agreement and Plan of Merger providing for the acquisition of Summit by Fountain View. Pursuant to the Merger Agreement, Fountain View offered to purchase all of the outstanding shares of common stock of Summit at a price of $21.00 per share. The tender offer for the Summit shares expired on March 25, 1998 and Fountain View purchased approximately 99% of the Summit shares on March 27, 1998.

     Acquisition then merged with Summit on April 16, 1998. Summit was the surviving corporation in the merger and became a wholly-owned subsidiary of Fountain View.

     In order to purchase the Summit shares, to refinance all then existing Fountain View funded indebtedness, to redeem all outstanding options for Summit shares, and to pay certain fees, expenses and other costs arising in connection with such transactions, Fountain View sold, in a transaction exempt from registration $120.0 million of 11 1/4% Senior Subordinated Notes due 2008. We also entered into a new revolving credit facility and term loan facilities providing for revolving credit borrowings of up to $30.0 million and term loan borrowings of up to $85.0 million. In addition, Fountain View raised approximately $97.0 million of new equity investments in the amounts of $90.6 million from Heritage Fund II, L.P. and certain other co-investors, $5.0 million from Mr. Snukal, Fountain View's Chief Executive Officer, and Sheila Snukal, Fountain View's Executive Vice President and Mr. Snukal's wife, and $1.4 million from Mr. Scott, Summit's Chairman and Chief Executive Officer. We used the proceeds from the sale of the Notes to repay certain indebtedness of Summit and to pay certain transaction fees and expenses. See "Use of Proceeds".

     The tender offer, the merger, the establishment of the new credit facility, the equity investments, the note offering described above are collectively referred to as the "Transactions".

     Since the Transactions, our senior management has owned approximately 26.3% of our outstanding common stock, on a fully-diluted basis, and Heritage Partners, Inc. and its affiliates ("Heritage"), along with certain co-investors, have owned approximately 72.7% of our outstanding common stock, on a fully-diluted basis. Heritage is a Boston-based private equity firm with $530 million in capital under management, specializing in the acquisition and equity-based recapitalization of private, family-owned businesses. See "Management".

     In August 1997, Heritage invested $14.0 million in cash in Fountain View in a series of transactions which resulted in Heritage obtaining a 49.9% ownership position in the common equity of Fountain View and completing a $7.0 million preferred stock investment in Fountain View at that time. See Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Set forth below is a diagram showing our organizational structure (all subsidiaries are 100% owned, unless otherwise indicated):

                              CHART APPEARS HERE

The diagram depicts:

     (A) Fountain View as the owner of all of the outstanding stock of: Summit Care Corporation, Inc., Locomotion Holdings, Inc., On-Track Therapy Center, Inc., Fountain View Holdings, Inc. and Sycamore Park Convalescent Hospital;

     (B) Summit Care Corporation as the owner of: (i) all of the outstanding stock of Summit Care California, Inc., Summit Care Pharmacy Inc., Summit Care Texas No. 2, Summit Care Texas Management, Inc., and Summit Care Texas No. 3, and (ii) 82.8% of the outstanding stock of Summit Care Texas Equity, Inc.

     (C) Locomotion Holdings, Inc. as the owner of all the outstanding stock Locomotion Therapy, Inc.

     (D) Fountain View Holdings, Inc. as the owner of all the outstanding stock of: AIB Corp., Alexandria Convalescent Hospital, Inc., BIA Hotel Corp., Brier Oak Convalescent, Inc., Elmcrest Convalescent Hospital, Fountainview Convalescent Hospital, Fountainview Management, Inc., Rio Hondo Nursing Center

     (E) Summit Care Texas No. 2, Inc. owning 17.2% of the outstanding stock of Summit Care Texas Equity, Inc.

     (F) Summit Care Texas Management, Inc. owning a 1% general partnership interest in Summit Care Texas L.P.

     (G) Summit Care Texas Equity, Inc. owning a 99% limited partnership interest in Summit Care Texas L.P.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                THE FINANCINGS

     The following table illustrates the sources and uses of funds for the Transactions. See "Unaudited Pro Forma Financial Data".

                                                                     (IN MILLIONS)
SOURCES OF FUNDS
New Credit Facility(1)............................................        $  100.0
11 1/4% Senior Subordinated Notes.................................           120.0
                                                                             -----
     Total debt...................................................           220.0

Equity Investments:
Heritage and co-investors equity investments(2)...................            90.6
Fountain View management equity investment(3).....................             5.0
Summit management equity investment(4)............................             1.4
     Total equity.................................................            97.0
                                                                             -----
Total sources of funds............................................        $  317.0
                                                                             =====

USES OF FUNDS
Purchase of Summit Shares in the Tender Offer and
    and the Merger (5)............................................        $  145.6
Refinancing of Fountain View indebtedness(6)......................            32.0
Refinancing of Summit indebtedness(7).............................           108.9
Fees and expenses.................................................            30.5
                                                                             -----
Total uses of funds...............................................        $  317.0
                                                                             =====

___________________
(1) The New Credit Facility provides for up to $30.0 million of revolving credit borrowings (with a $4.0 million sublimit for letters of credit) and up to $85.0 million of term loans and matures in 2004. As of September 30, 1998, term loans in the aggregate amount of approximately $85.0 million and revolving loans in the aggregate amount of approximately $20.1 million were outstanding under the New Credit Facility, and $9.9 million of revolving credit borrowings were then available to the Company.

(2) Represents only the new cash invested in Fountain View by Heritage and certain co-investors in connection with the Transactions and excludes the Fountain View shares held by Heritage prior to the Transactions.

(3) Represents only the new cash invested in Fountain View by Mr. Snukal and Mrs. Snukal in connection with the Transactions and excludes the Fountain View shares held by management prior to the Transactions.

(4) Represents the full amount of the after-tax proceeds that Mr. Scott received from the cash-out in the Merger of all options to purchase Summit shares held by him (and a payment from the Company to cover a portion of related taxes) and the full after-tax proceeds from payments under the Summit Executive Incentive Plan received by him from the Company, but does not include the issuance by Mr. Scott of a limited recourse promissory note in consideration for certain of the Fountain View shares issued to him in connection with the Transactions. See "Certain Relationships and Related Transactions--Investment Agreement" and "--Payments to Certain Stockholders".

(5) Represents the purchase of all Summit Shares in the Tender Offer and the Merger, and the cash-out of options to purchase 909,500 Summit Shares which Summit effected upon the effectiveness of the Merger.

(6) Reflects the total funded indebtedness of Fountain View outstanding immediately prior to the Merger.

(7) Reflects total funded indebtedness of Summit (excluding mortgages, capital leases and certain other indebtedness) outstanding immediately prior to the Merger.

--------------------------------------------------------------------------------

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                              OTHER DEVELOPMENTS

     On May 4, 1998, Baylor Health Care System, a vertically integrated healthcare system operating in Texas, and Buckner Foundation, a subsidiary of Buckner Baptist Benevolences, a Texas social services organization, purchased from Heritage shares of Series A Preferred Stock and warrants to purchase shares of our Series C Common Stock for approximately $12.4 million. The shares of Series A Preferred Stock are entitled to receive a cumulative dividend calculated to achieve a 12% annual rate of return, and are subject to automatic redemption upon the completion of an initial public offering of our common stock. The shares represented by the warrants issued currently represent approximately 5% of our diluted capital stock. Baylor is also entitled to have one of its nominees serve on our board of directors.

     We and Baylor also entered into an agreement on May 4, 1998 primarily to develop and operate skilled nursing facilities within a mile of the Baylor hospital campuses for which Baylor has the right to receive a market-rate development and license fee in the form of cash or warrants.

     Baylor, one of the nation's largest not-for-profit integrated health care providers, operates a network of 50 hospitals, clinics and primary care facilities in 19 cities throughout Northern Texas and Southern Oklahoma. Baylor is based in Dallas-Fort Worth, Texas, where its hospitals represent 16% of all hospital admissions in the Dallas-Forth Worth area.

     For the nine months ended September 30, 1998, net revenues totaled $155.5 million. During the same period, occupancy was 86.5% (excluding three Summit facilities which commenced operations or were renovated in 1996 or later) and our quality mix (which is total net revenues less Medicaid net revenues) was 64.3%.

     We were incorporated in Delaware in 1997. Our principal executive offices are located at 11900 Olympic Boulevard, Suite 680, Los Angeles, California 90064, and our telephone number is (310) 571-0351.

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                                       10

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                  SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $7,520,000 aggregate principal amount of outstanding notes for an equal aggregate principal amount of exchange notes. The exchange notes will be our obligations entitled to the benefits of the indenture governing the outstanding notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that the exchange notes have been registered under the Securities Act.

Outstanding Notes..............    We sold $120.0 million of the outstanding
                                   notes on April 16, 1998 to Goldman, Sachs &
                                   Co., Nesbitt Burns Securities Inc., Paribas
                                   Corporation and Sutro & Co., Incorporated.
                                   These Initial Purchasers subsequently resold the Outstanding Notes in transactions not registered under the Securities Act in reliance upon exemptions from registration pursuant to Rule 144A and Regulation S under the Securities Act. All the outstanding notes sold on April 16, 1998 were previously exchanged for registered notes, except for the notes held by Nesbitt Burn Securities, Inc.

Securities Offered.............    $7,520,000 aggregate principal amount of 11
                                   1/4% Senior Subordinated Notes due 2008,
                                   Series B.

The Exchange Offer.............    We are offering to exchange $1,000 principal
                                   amount of 11 1/4% Senior Subordinated Notes due 2008, Series B, which have been registered under the Securities Act of 1933 for each $1,000 principal amount of our outstanding 11 1/4% Senior Subordinated Notes due 2008 which were issued in April 1998 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                                   As of this date there are $7,520,000
                                   principal amount of notes outstanding.

                                   We will issue registered notes on or promptly after the expiration of the Exchange Offer.

Resale of the Exchange Notes...    Based on an interpretation by the staff of
                                   the Commission set forth in no-action letters issued to third parties, including "Exxon
                                   Capital Holdings Corporation" (available May
                                   13, 1988), "Morgan Stanley & Co.
                                   Incorporated" (available June 5, 1991) and
                                   "Mary Kay Cosmetics, Inc." (available June 5,
                                   1991), we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the
                                   Securities Act of 1933 provided that:

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

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                                   - the notes issued in the Exchange Offer are
                                   being acquired in the ordinary course of business;

                                   - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the Exchange Offer;

                                   - you are not a broker-dealer who purchased such outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act of 1933; and

                                   -  you are not an "affiliate" of ours.

                                   If our belief is inaccurate and you transfer any note issued to you in the Exchange Offer without delivering a prospectus meeting the requirement of the Securities Act of 1933 or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability.

                                   Each broker-dealer that is issued notes in the Exchange Offer for its own account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, in connection with any resale of the notes issued in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the notes issued to it in the Exchange Offer. We have agreed that, for a period of 180 days after the date of this Prospectus, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding notes is an affiliate (as such term is defined in Rule 405 of the Securities
                                   Act) of the Company.

                                   The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

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

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Expiration Date................         The Exchange Offer will expire at 5:00
                                        p.m., New York City time, February 22,
                                        1999, unless we decide to extend the
                                        expiration date.

Accrued Interest on the
Exchange Notes.................         The exchange notes will bear interest
                                        from the most recent date to which
                                        interest has been paid on the
                                        outstanding notes.

Exchange Date..................         Subject to certain conditions (as
                                        summarized below in "Termination of the
                                        Exchange Offer" and described more fully under "The Exchange Offer--Expiration
                                        Date; Extensions; Termination;
                                        Amendments"), we will accept for
                                        exchange any and all outstanding notes
                                        which are properly tendered in the
                                        Exchange Offer prior to 5:00 p.m., New
                                        York City time, on the Expiration Date.
                                        The notes issued pursuant to the
                                        Exchange Offer will be delivered
                                        promptly following the Expiration Date.

Termination of the Exchange Offer..     We may terminate the Exchange Offer if
                                        we determine that our ability to proceed with the Exchange Offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur.

Consequences of Failure
to Exchange....................         Any outstanding notes not tendered
                                        pursuant to the Exchange Offer will
                                        remain outstanding and continue to
                                        accrue interest. Such outstanding notes
                                        will remain "restricted securities"
                                        under the Securities Act and subject to
                                        the transfer restrictions. As a result,
                                        the liquidity of the market for such
                                        outstanding notes could be adversely
                                        affected upon completion of the Exchange
                                        Offer. See "Risk Factors--Consequences
                                        of Failure to Exchange the Outstanding
                                        Notes".

Material Federal Income
Tax Consequences...............         The exchange of the notes will generally
                                        not be a taxable exchange for United
                                        States federal income tax purposes. We
                                        believe you will not recognize any
                                        taxable gain or loss or any interest
                                        income as a result of such exchange.

Use of Proceeds................         We will not receive any proceeds from
                                        the issuance of notes pursuant to the
                                        Exchange Offer.

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

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Procedures for Tendering
Outstanding Notes..............         If you are a holder of a note and you
                                        wish to tender your note for exchange
                                        pursuant to the Exchange Offer, you must transmit to State Street Bank and Trust
                                        Company, as exchange agent, on or prior
                                        to the Expiration Date:

                                        either - a properly completed and duly
                                        executed Letter of Transmittal, which
                                        accompanies this Prospectus, or a
                                        facsimile of the Letter of Transmittal,
                                        including all other documents required
                                        by the Letter of Transmittal, to the
                                        Exchange Agent at the address set forth
                                        on the cover page of the Letter of
                                        Transmittal;

                                        or - a computer-generated message
                                        transmitted by means of DTC's Automated
                                        Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal; and, either - a timely confirmation of book-
                                        entry transfer of your outstanding notes into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfers described in this Prospectus under the heading "The Exchange Offer--Procedure for Tendering
                                        Outstanding Notes", must be received by
                                        the Exchange Agent on or prior to the
                                        Expiration Date;

                                        or - the documents necessary for
                                        compliance with the guaranteed delivery
                                        procedures described below. By executing the Letter of Transmittal, each holder will represent to us that, among other things, (i) the notes to be issued in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such new notes whether or not such person is the holder, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and (iii) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of the Company.

Special Procedures for
Beneficial Owners..............         If you are the beneficial owner of notes
                                        and your name does not appear on a
                                        security position listing of DTC as the
                                        holder of such notes or if you are a
                                        beneficial owner of registered notes
                                        that are registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee and you wish to tender such notes or registered notes in the Exchange Offer, you should contact such person whose name your notes or

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

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                                        registered notes are registered promptly
                                        and instruct such person to tender on
                                        your behalf. If such beneficial holder
                                        wishes to tender on his own behalf such
                                        beneficial holder must, prior to
                                        completing and executing the Letter of
                                        Transmittal and delivering its
                                        outstanding notes, either make
                                        appropriate arrangements to register
                                        ownership of the outstanding notes in
                                        such holder's name or obtain a properly
                                        completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures....      If you wish to tender your notes and
                                        time will not permit your required
                                        documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this Prospectus under the heading "The
                                        Exchange Offer--Guaranteed Delivery
                                        Procedure."

Withdrawal Rights.................      You may withdraw the tender of your
                                        notes at any time prior to 5:00 p.m.,
                                        New York City time, on , 1999, the
                                        business day prior to the Expiration
                                        Date, unless your notes were previously
                                        accepted for exchange.

Exchange Agent....................      State Street Bank and Trust Company of
                                        California, N.A. is serving as exchange
                                        agent in connection with the Exchange
                                        Offer. The Exchange Agent can be reached at c/o State Street Bank and Trust
                                        Company, Two International Place,
                                        Boston, Massachusetts 02110. For more
                                        information with respect to the Exchange
                                        Offer, the telephone number for the
                                        Exchange Agent is (617) 664-5587 and the facsimile number for the Exchange Agent is (617) 664-5290.

                              TERMS OF THE NOTES

The following description relates both to the outstanding notes and to the exchange notes to be issued in exchange for outstanding notes in connection with the Exchange Offer. The exchange notes will be our obligations, evidencing the same indebtedness as the outstanding notes, and will be entitled to the benefits of the same Indenture. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes see "Description of Notes". Throughout this Prospectus, references to the "Notes" refer to the exchange notes and the outstanding notes collectively.

Summary Description of the
Notes Offered.....................      $7,520,000 aggregate principal amount of
                                        11 1/4% Senior Subordinated Notes due
                                        2008, Series B.

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

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Maturity Date.....................      April 15, 2008.

Guarantees........................      Our payment obligations under the notes
                                        are fully and unconditionally, jointly
                                        and severally guaranteed on a senior
                                        subordinated basis by each of our
                                        current and future restricted
                                        subsidiaries. All of our current
                                        subsidiaries are restricted
                                        subsidiaries. The guarantees are
                                        subordinated to all senior debt of our
                                        subsidiaries. See "Description of
                                        Notes--Subsidiary Guarantees".

Interest..........................      The outstanding notes accrue interest at
                                        a rate of 11 1/4% per annum. The
                                        exchange notes will accrue interest at a rate of 11 1/4% per annum from the most recent date to which interest had been paid on the outstanding notes.

Interest Payment Dates............      April 15 and October 15 of each year,
                                        commencing April 15, 1999.

Optional Redemption...............      We may redeem the notes, in whole or in
                                        part, at any time on or after April 15,
                                        2003, at the redemption prices set forth in this Prospectus. Public Equity
                                        Offering

Optional Redemption...............      Before April 15, 2001, we may redeem up
                                        to 35% of the aggregate principal amount of the notes with the net proceeds of a public equity offering at 111 1/4% of the principal amount thereof, plus accrued interest, if at least $78 million of the aggregate principal amount of the notes originally issued remains outstanding after such redemption. See "Description of
                                        Notes--Optional Redemption".

Change of Control.................      Upon certain change of control events,
                                        each holder of notes may require us to
                                        repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. See "Description of
                                        Notes--Certain Definitions" for the
                                        definition of a Change of Control.

Ranking...........................      The notes will be unsecured senior
                                        subordinated obligations and will be
                                        subordinated to all our existing and
                                        future senior indebtedness. The notes
                                        will rank equally with all our other
                                        existing and future senior subordinated
                                        indebtedness, including our currently
                                        outstanding 11 1/4% Senior Subordinated
                                        Notes due 2008, Series B, and will rank
                                        senior to all our subordinated
                                        indebtedness. The notes effectively will rank junior to all liabilities of our subsidiaries. Because the notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the notes will not receive any payment until holders of senior indebtedness have been paid in full. The terms "senior indebtedness" and
                                        "subordinated indebtedness" are

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

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                                        defined in the "Description of
                                        Notes--Subordination" and "Description
                                        of Notes--Certain Definitions" sections
                                        of this Prospectus. As of September 30,
                                        1998, we had outstanding $125.6 million
                                        of senior indebtedness and $120.0
                                        million of senior subordinated
                                        indebtedness outstanding and our
                                        subsidiaries had no indebtedness
                                        outstanding.

Certain Covenants.................      The indenture governing the notes
                                        contains covenants that, among other
                                        things, will limit our ability and the
                                        ability of our subsidiaries to:

                                        o    incur additional indebtedness,
                                        o    incur additional senior
                                             subordinated indebtedness,
                                        o    pay dividends on, redeem or
                                             repurchase our capital stock,
                                        o    make investments,
                                        o    issue or sell capital stock of
                                             restricted subsidiaries,
                                        o    engage in transactions with
                                             affiliates,
                                        o    create certain liens,
                                        o    sell assets,
                                        o    guarantee indebtedness,
                                        o    restrict dividend or other payments
                                             to us, and
                                        o    consolidate, merge or transfer all
                                             or substantially all our assets and
                                             the assets of our subsidiaries on a
                                             consolidated basis.

                                        These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this Prospectus.

Risk Factors......................      See "Risk Factors" for a discussion of
                                        factors you should carefully consider
                                        before deciding to invest in the notes.

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

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Set forth below is the pro forma financial information as of September 30, 1998 and December 31, 1997 and for the nine months ended September 30, 1998 and for the year ended December 31, 1997. Such pro forma data does not purport to represent what our actual results would have been if the Transactions had occurred on the date indicated, nor does such information purport to project our results for future periods. You should read the summary unaudited pro forma financial information below together with the "Unaudited Pro Forma Financial Data", "Selected Historical Financial and Other Data--Fountain View", "Selected Historical Financial and Other Data--Summit" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                          PRO FORMA                    PRO FORMA
                                                                      NINE MONTHS ENDED                YEAR ENDED
                                                                      SEPTEMBER 30, 1998            DECEMBER 31, 1997
                                                                      ------------------            -----------------
                                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Net revenue......................................................         $  209,405                    $  287,144

Salaries and related benefits....................................            104,647                       135,248
Other operating costs............................................             71,823                       115,022
Depreciation and amortization....................................             10,736                        14,072
Rent expense.....................................................              5,112                         6,754
Interest, net....................................................             17,069                        23,324
                                                                          ----------                    ----------
                                                                             209,387                       294,420
                                                                          ----------                    ----------
Income (loss) before provision for income taxes and
   extraordinary item............................................                 18                        (7,276)
Income tax provision (benefit) (1)...............................                (82)                        2,854
Extraordinary item, net of tax...................................               (517)                            -
                                                                          ----------                    ----------
Net loss.........................................................         $     (581)                   $   (4,422)
                                                                          ==========                    ==========

OTHER FINANCIAL DATA
EBITDA(2)........................................................         $   27,823                    $   30,120
Adjusted EBITDA(3)...............................................             27,823                        37,795
Adjusted EBITDA margin...........................................               13.3%                         13.2%
Adjusted EBITDAR(3)..............................................         $   32,935                    $   44,549
Adjusted EBITDAR margin..........................................               15.7%                         15.5%
Ratio of earnings to fixed charges(4)............................                1.0x                            -
Ratio of Adjusted EBITDA to net interest expense.................                1.6                           1.6
Ratio of net debt to Adjusted EBITDA(5)..........................                6.5                           6.3
Net cash provided by operating activities........................         $    4,137                    $   34,984

OTHER DATA
Number of facilities (end of period).............................                 50                            50
Total beds (end of period).......................................              6,578                         6,574
Patient days (in thousands)(6)...................................              1,552                         1,963
Average occupancy rate(7)........................................                 87%                           89%
Percentage of revenues from:
Managed care, private pay and Medicare...........................                 64%                           70%
Medicaid.........................................................                 36                            30

BALANCE SHEET DATA (AT SEPTEMBER 30, 1998 AND
    DECEMBER 31, 1997, RESPECTIVELY)
Cash and cash equivalents........................................         $    3,765                    $    4,253
Working capital..................................................             31,662                        23,146
Total assets.....................................................            407,277                       410,800
Total debt and capital leases, including current maturities
and     excluding mandatory redeemable preferred stock...........            245,626                       241,990
Stockholders' equity.............................................             70,470                        69,764

___________________________
(1) In July 1997, Fountain View's predecessor, which was comprised of all of Fountain View's operating units owned individually by certain controlling stockholders, was merged with and into several companies formed by Fountain View in connection with the Fountain View Equity Transactions. Prior to the Fountain View Equity Transactions, most of such individually owned corporations had elected to be taxed as cash-basis S-corporations. The pro forma income tax benefit for the year ended December 31, 1997 includes a charge in lieu of income taxes to indicate what the tax provision would have been had Fountain View been taxed as a C-corporation for all of 1997 with a combined federal and state tax rate of 41%. See Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows.

(3) For the year ended December 31, 1997, adjusted EBITDA represents EBITDA adjusted for certain non-recurring charges shown below. Adjusted EBITDAR represents Adjusted EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased:

                                                                   YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
EBITDA......................................................         $30,120
Non-recurring charges(a)....................................           7,675
                                                                     -------
Adjusted EBITDA.............................................          37,795
Rent expense................................................           6,754
                                                                     -------
Adjusted EBITDAR............................................         $44,549
                                                                     =======

         (a) EBITDA is adjusted for the following non-recurring entries in order to present comparable EBITDA with the preceding years since these entries are only reflected in the results of operations for the year ended December 31, 1997 for Fountain View and for the six months ended December 31, 1997 for Summit. In addition, the Company does not expect to incur similar costs in the future. Non-recurring charges consist of: (1) $2,100 of Medicare reserves taken by Summit due to adjustments proposed by the Medicare intermediary during their audit of prior year cost reports. The adjustments relate to issues not proposed by the Medicare intermediary during previous audits and therefore the one time impact relating to these adjustments for prior year cost reports is all reflected in the results of operations for the year ended December 31, 1997 when the cost reports were audited and finalized with the Medicare intermediary; (2) $1,074 of retroactive workers' compensation, group and general liability costs due to the recording of tail coverage insurance expense at the time Summit converted from an occurrence based insurance policy to a claims made insurance policy; (3) $983 of incremental bad debt expense relating to 1996 and prior periods recorded in 1997 resulting from a change in management's methodology for determining the allowance for bad debt; the change in methodology was made to convert Summit's allowance methodology accounting practices to Fountain View's accounting as a result of the acquisition; (4) termination of non-compete agreements and consulting arrangements totaling $965 relating to the Fountain View Equity Transactions; (5) certain transaction expenses including discretionary employee bonuses totaling $872 paid upon completion of the Fountain View Equity Transactions; (6) severance for an executive and other costs totaling $871, the severance package was paid in connection with the acquisition of Summit by Fountain View; and (7) $810 related to an employee lawsuit settled in 1997 involving a specific type of liability for which the Company currently maintains insurance coverage (net of ongoing insurance costs).
         (b) Management believes that as a consequence of the Transactions, the Company will realize significant ongoing cost savings and revenue enhancements. However there can be no assurance that these cost savings or revenue enhancements will be realized. Management's estimate of the ongoing cost reductions relating to the Transactions includes: (i) certain reductions in facility-level operating expense items totaling $1,451; (ii) $1,355 relating to the elimination of specifically identified duplicative staff; (iii) $512 relating to reductions in corporate expenses, including the elimination of certain public company expenses; and (iv) a reduction in costs of supplies. Such amounts have not been included in adjusted EBITDA or adjusted EBITDAR.

(4) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rent expense, which management believes is representative of the interest component of rent expense. For the year ended December 31, 1997, earnings were not sufficient to cover fixed charges. The amount of the shortfall approximated $7.3 million for the proforma year ended December 31, 1997.

(5) Ratio of net debt to Adjusted EBITDA represents the ratio of total debt less cash and cash equivalents to Adjusted EBITDA.

(6) "Patient days" refers to the total number of days of patient care provided by the Company's facilities.

(7) Average occupancy rate has been adjusted to exclude three Summit facilities which were not operational prior to 1996 or were significantly renovated during 1997 such that beds were not available during the entire year. Such facilities were deemed to be in a fill-up stage and, therefore, their occupancies are not considered to be indicative of a mature facility. Actual occupancy for the year ended December 31, 1997 including these facilities was 87%. Also excludes Fountain View's ALF, which represented less than 2% of Fountain View's total revenue during fiscal 1997.

          SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--FOUNTAIN VIEW

     The summary financial data of Fountain View as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 are derived from the audited financial statements included elsewhere herein. The summary financial and other data as of December 31, 1993, 1994 and 1995, for the two years in the period ended December 31, 1994 and for the nine months ended September 30, 1997 and 1998 have been derived from Fountain View's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The information set forth below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                                       NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30
                                                ---------------------------------------------------------------------------
                                                   1993       1994       1995       1996       1997       1997        1998
                                                   ----       ----       ----       ----       ----       ----        ----
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Net revenue..................................  $ 41,061    $ 51,824    $ 55,836    $ 59,432   $ 67,905   $ 50,393     $ 155,487

Salaries and related benefits................    23,248      27,823      35,048      36,166     38,215     28,549        81,015
Other operating costs........................    10,884      14,886      13,454      14,614     17,990     13,733        48,440
Depreciation and amortization................       110         149         416         600      1,198        655         7,518
Rent expense.................................     4,002       4,017       3,946       3,896      3,775      2,832         4,389
Interest net.................................       307         355         332         278      1,164        497        12,089
                                               ---------   --------     -------    --------     ------     ------     ---------
                                                 38,551      47,230      53,196      55,554     62,342     46,266       153,451
                                               ---------   --------     -------    --------     ------     ------     ---------
Income before provision for income
   taxes and extraordinary item..............     2,510       4,594       2,640       3,878      5,563      4,127         2,036
Income tax benefit (provision)...............       (81)         43         (54)        (78)      (361)      (423)         (813)
Extraordinary item, net of tax...............        --          --          --          --         --         --          (517)
                                               --------    --------     -------    --------     ------     ------     ---------
Net income...................................     2,429       4,637       2,586       3,800      5,202      3,704           706
Preferred stock dividends....................        --          --          --          --         --         --          (805)
                                               --------    --------     -------    --------    -------     ------     ---------
Net income (loss) available to common
   shareholders..............................  $  2,429    $  4,637    $  2,586    $  3,800    $ 5,202    $ 3,704     $     (99)
                                               ========    ========   =========    ========    =======   ========     =========
Basic and diluted earnings per share
   available to common shareholders
   before extraordinary item(5)..............  $  12.15    $  23.19    $  12.93    $  19.00    $ 26.01    $ 18.52     $    0.50
Basic and diluted loss per share available
to common shareholders extraordinary item....        --          --          --          --         --         --          (.62)
                                               --------   ---------   ---------    --------     -------   --------    ---------
Basic and diluted earnings per share
available to common shareholders - net
 income (loss)...............................  $  12.15    $  23.19    $  12.93    $  19.00    $ 26.01   $  18.52     $   (0.12)
                                               ========   =========   =========   =========  =========   ========     =========

OTHER FINANCIAL DATA
EBITDA(1)....................................  $  2,927    $  5,098    $  3,388    $  4,756    $ 7,925   $  5,279     $  21,643
EBITDA margin................................       7.1%        9.8%        6.1%        8.0%      11.7%      10.5%         13.9%
EBITDAR(1)...................................  $  6,929    $  9,115    $  7,334    $  8,652    $11,700   $  8,111     $  26,032
EBITDAR margin...............................      16.9%       17.6%       13.1%       14.6%      17.2%      16.1%         16.7%
Capital expenditures.........................  $      8    $    537    $    665    $  1,816    $ 2,570   $  1,983     $   5,695
Ratio of earnings to fixed charges(2)........       2.5x        3.7x        2.6x        3.5x       3.3x       3.9x          1.2x
Net cash provided by (used in) operating
   activities................................  $ (1,804)   $    908    $  5,832    $  1,059    $12,739   $ 10,554     $   4,137

OTHER DATA
Number of facilities (end of period).........         9           9           9           9          9          9            50
Average licensed beds(3).....................     1,061       1,061       1,061       1,061      1,061      1,061         5,937
Total beds (end of period)...................     1,227       1,227       1,227       1,227      1,227      1,227         6,578
Patient days (in thousands)..................       337         345         341         344        346        264         1,099
Average occupancy rate(4)....................      87.0%       89.1%       88.1%       88.8%      89.3%      84.3%         86.5%
Percentage of revenues from:
   Managed care, private pay and.............      58.4%       65.1%       67.2%       69.7%      72.9%      71.8%         64.3%
   medicare
   Medicaid..................................      41.6        34.9        32.8        30.3       27.1       28.2          35.7

BALANCE SHEET DATA (END OF PERIOD)
Cash and cash equivalents....................  $    465    $    629    $  2,355    $  1,161    $ 2,551         --     $   3,765
Working capital..............................     8,266      11,140      10,334      13,566     10,021         --        31,662
Total assets.................................    14,408      18,433      24,693      24,122     25,941         --       407,277
Total debt, including current maturities
and excluding redeemable, preferred stock....     6,758       7,359       6,764         666     30,076         --       245,626
Stockholders' equity (deficit)...............     5,570       9,399       9,957      16,601    (12,236)        --        70,470

_____________________
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of our historical operating results, nor is it meant to predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased.

(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

(3)      Excludes ALF beds.

(4) Excludes Fountain View's ALF through March 26, 1998, which represents less than 2% of total revenue.

(5) Weighted average shares outstanding for the five years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 has been computed based on the 200,000 shares of Common Stock issued and outstanding in connection with the Fountain View Equity Transaction. See note 2 to the consolidated financial statements of Fountain View included elsewhere herein.

              SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--SUMMIT

         The summary financial data of Summit as of and for each of the five years in the period ended June 30, 1997 are derived from Summit's audited financial statements. The financial and other data for the six months ended December 31, 1996 and 1997 have been derived from Summit's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The information set forth below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                                               SIX MONTHS ENDED
                                                                     YEAR ENDED JUNE 30,                          DECEMBER 31,
                                                  -----------------------------------------------------       ------------------
                                                   1993         1994        1995        1996       1997        1996        1997
                                                   ----         ----        ----        ----       ----        ----        ----
                                                                              (DOLLARS IN THOUSANDS)
                                                                              ----------------------
STATEMENT OF OPERATIONS DATA
Net revenue..................................     $ 83,992    $ 97,599    $137,026    $176,062   $197,927    $ 95,088    $108,507

Salaries and related benefits................       40,044      45,962      63,171      78,233     89,577      43,386      47,742
Other operating costs........................       29,998      34,655      49,206      70,696     89,932      41,750      45,736
Depreciation and amortization................        2,308       2,949       5,249       6,142      7,393       3,632       4,235
Rent expense.................................        2,315       1,613       2,141       2,656      2,864       1,410       1,525
Interest, net................................        1,080       2,243       4,761       6,574      7,973       4,057       4,588
                                                  --------    --------    --------    --------   --------    --------    --------
                                                    75,745      87,422     124,528     164,301    197,739      94,235     103,826
                                                  ========    ========    ========    ========   ========    ========    ========
Income before provision for income taxes.....        8,247      10,177      12,498      11,761        188         853       4,681
Income tax provision.........................       (3,224)     (4,010)     (4,987)     (4,452)      (119)       (337)     (1,849)
                                                  --------    --------    --------    --------   --------    --------    --------
Net income...................................     $  5,023    $  6,167    $  7,511    $  7,309   $     69    $    516    $  2,832
                                                  ========    ========    ========    ========   ========    ========    ========
OTHER FINANCIAL DATA
EBITDA(1)....................................     $ 11,635    $ 15,369    $ 22,508    $ 24,477   $ 15,554    $  8,542    $ 13,504
EBITDA margin................................         13.9%       15.7%       16.4%       13.9%       7.9%        9.0%       12.4%
EBITDAR(1)...................................     $ 13,950    $ 16,982    $ 24,649    $ 27,133   $ 18,418    $  9,952    $ 15,029
EBITDAR margin...............................         16.6%       17.4%       18.0%       15.4%       9.3%       10.5%       13.9%
Capital expenditures.........................     $ 29,901    $ 15,505    $  9,004    $ 26,558   $ 24,075    $ 12,049    $  6,706
Ratio of earnings to fixed charges(2)........          5.5x        4.7x        3.3x        2.6x       1.0x        1.2x        1.9x
Net cash provided by operating activities....     $  4,186    $  7,512    $  7,014    $  6,866   $ 18,015    $  3,563    $  7,793

OTHER DATA
Number of facilities (end of period).........           21          23          37          38         39          39          41
Average licensed beds........................        2,696       2,876       4,197       4,816      5,078       5,065       5,154
Total beds (end of period)...................        2,696       3,002       4,762       4,940      5,040        ----       5,347
Patient days (in thousands)..................          858         908       1,316       1,514      1,573         783         827
Average occupancy rate.......................         87.2%       86.5%       85.9%       85.9%      84.8%       84.0%       87.2%
Percentage of revenues from:
   Managed care and private pay..............         36.5%       34.0%       33.8%       31.9%      29.9%       30.5%       31.6%
   Medicare..................................         28.3        30.3        29.5        34.7       39.7        39.1        36.7
   Medicaid..................................         35.2        35.7        36.7        33.4       30.4        30.4        31.7

BALANCE SHEET DATA (END OF PERIOD)
Cash and cash equivalents....................     $  6,301    $ 21,613    $  3,101    $  2,658   $  3,994        ----    $  1,702
Working capital..............................        7,151      24,880      10,161      13,906     12,648        ----      11,384
Total assets.................................       73,369     114,915     184,480     223,052    250,516        ----     267,420
Total debt and capital leases, including
   current maturities........................       30,331      32,025      89,788     110,374    121,452        ----     129,754
Shareholders' equity.........................       31,337      66,361      73,813      81,286     81,412        ----     84, 721

    (1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of our historical operating results, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Summit's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Summit may have incurred as if the nursing homes were owned as opposed to leased.

    (2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

                                 RISK FACTORS

SUBSTANTIAL LEVERAGE

         We have incurred substantial indebtedness in connection with the Transactions. At September 30, 1998, we had $245.6 million of total funded indebtedness, excluding mandatory redeemable preferred stock. See "Capitalization" and "Selected Consolidated Historical Financial Information." Accordingly, we have significant debt service obligations. Our ratio of earnings to fixed charges was 1.2x for the nine months ended September 30, 1998. In addition, we are likely to incur additional indebtedness in the future, subject to certain limitations contained in the instruments and documents governing our indebtedness. See "Description of Certain Indebtedness" and "Description of Notes".

         The degree to which we are leveraged has important consequences. For example:

         - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes may be impaired;

         - a substantial portion of our cash flow from operations will be required to pay interest expense and principal repayment obligations and will not be available for general corporate needs;

         - our flexibility to adjust to changing market conditions may be limited, and our ability to compete against our less highly leveraged competitors may be reduced;

         - we may be more vulnerable in the event of a downturn in our business or in the economy generally; and

         - to the extent that we incur borrowings under the New Credit Facility, which borrowings will be at variable rates, we will be vulnerable to increases in interest rates.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

SUBORDINATION OF THE NOTES TO SENIOR INDEBTEDNESS; GUARANTEES

         The notes and the guarantees will be subordinate to all our senior indebtedness. In addition, the notes effectively will rank junior to all liabilities of our subsidiaries. As of September 30, 1998, approximately $125.6 million of senior debt was outstanding and our subsidiaries had approximately $44.2 million of trade payables and other liabilities and $15.0 million of mandatory redeemable preferred stock. We also may incur additional senior indebtedness consistent with the terms of our debt agreements. For example, as of September 30, 1998, we had an additional $9.9 million available under our bank credit facilities which, if borrowed, would be senior indebtedness.

         In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the notes only after all payments had been made on our senior indebtedness. We cannot assure you that sufficient assets will remain to make any payments on the notes. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the notes. The term "senior indebtedness" is defined in the "Description of Notes--Subordination" section of this Prospectus.

NOTES ARE UNSECURED

         In addition to being subordinate to all of our senior indebtedness, the notes will not be secured by any of our assets. Our obligations under our bank credit facilities are secured by substantially all of our assets. If we became insolvent or are liquidated, or if payment under our bank credit facilities is accelerated, the lenders under our bank credit facilities would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, our bank lenders will have a claim on such assets before the holders of these notes. See "Description of Certain Indebtedness".

ABILITY TO SERVICE DEBT

         The successful implementation of our business strategy is necessary for us to meet our anticipated debt service requirements. In addition, our ability to meet our debt service requirements (including our obligations with respect to the notes and the New Credit Facility) will depend on our future performance, which is subject to a number of factors, most of which are outside our control. We can give no assurance that we will generate sufficient cash flow from operating activities to meet our debt service and working capital requirements. The New Credit Facility currently requires cash interest payments. See "Description of Certain Indebtedness--New Credit Facility". All or a portion of such indebtedness may need to be refinanced at or prior to maturity. There can be no assurance that any refinancing will be possible at that time or that any possible refinancing will be on terms that are acceptable to us. In the absence of such refinancing, we could be forced to dispose of assets in order to make up for any shortfall in the payments due on our indebtedness under circumstances that might not be favorable to realizing the highest price for such assets, and there can be no assurance that our assets could be sold quickly enough, or for sufficient amounts, to enable us to meet our obligations, including our obligations with respect to the notes.

RESTRICTIVE COVENANTS

         The instruments and documents governing our indebtedness contain, and any additional financing agreements are likely to contain, certain restrictive covenants. These covenants affect, and in some cases will significantly limit or prohibit, among other things, our ability to:

         -  incur indebtedness;

         -  make prepayments of certain indebtedness;

         -  pay dividends;

         -  make acquisitions and other investments;

         -  engage in transactions with stockholders and affiliates;

         -  issue capital stock;

         -  create liens;

         -  sell assets; and

         -  engage in mergers and consolidations.

         In addition to the restrictive covenants described above, the New Credit Facility requires us to maintain a number of financial ratios. Our failure to maintain such ratios would constitute events of default under the New Credit Facility, even though we may still be able to meet our debt service obligations (including our obligations with respect to the notes). In the event we fail to comply with the various covenants contained in the instruments and documents governing our indebtedness, we would be in default thereunder and the maturity of substantially all of our long-term indebtedness could be accelerated. A default under the indenture under which the notes have been issued would also constitute an event of default under the New Credit Facility. The New Credit Facility prohibits the repayment, purchase, redemption, defeasance or other payment of any of the principal of the notes at any time prior to their stated maturity. See "Description of Certain Indebtedness--New Credit Facility".

ENCUMBRANCES ON ASSETS SECURING NEW CREDIT FACILITY

         Our obligations under the New Credit Facility are secured by a first priority pledge of, or a first priority security interest in, as the case may be, substantially all the assets of our subsidiaries, and by 100% of the common stock of our subsidiaries. If we become insolvent or are liquidated, or if payment under the New Credit Facility or in respect of any other secured senior indebtedness is accelerated, the senior lenders or holders of such other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the New Credit Facility or such other senior indebtedness) and will have a prior claim with respect to the assets securing such indebtedness. See "Description of Certain Indebtedness--New Credit Facility".

ABILITY TO OBTAIN FUNDS FROM SUBSIDIARIES

         Fountain View is a holding company whose only material asset is the capital stock of its subsidiaries. The notes are obligations of Fountain View, and the holders of the notes have no direct recourse to our subsidiaries or their assets. We conduct no business (other than in connection with our ownership of the capital stock of our subsidiaries, the performance of our obligations with respect to the notes and certain other administrative obligations), and depend on distributions from our subsidiaries to meet our obligations, including obligations with respect to the notes. Because of our substantial leverage and our dependence on the operating performance of our subsidiaries to generate distributions to us, we cannot assure you that any such distributions will be adequate to fund our obligations when due. In addition, the New Credit Facility, the indenture under which the notes have been issued and applicable Federal and state law impose restrictions on the payment of dividends and the making of loans by our subsidiaries to us. As a result of the foregoing restrictions, we may be unable to gain access to the cash flow or assets of our subsidiaries in amounts sufficient to pay cash interest on the notes and principal of the notes when due or upon a change of control or the occurrence of any other event requiring the repayment of principal. In such event, we may be required to:

         -   refinance the notes;

         -   seek additional debt or equity financing;

         - cause our subsidiaries to refinance all or a portion of their indebtedness with indebtedness containing covenants to gain access to their cash flow or assets;

         - cause our subsidiaries to obtain modifications of the covenants restricting our access to their cash flow or assets contained in their financing documents

             (including, without limitation, the New Credit Facility and the indenture under which the notes have been issued);

         - merge our subsidiaries into us, which merger would be subject to compliance with applicable debt covenants and the consents of certain lenders; or

         -   pursue a combination of the foregoing actions.

         The measures which we may undertake to gain access to sufficient cash flow to meet our future debt service requirements will depend on general economic and financial market conditions, as well as our financial condition and the financial conditions of our subsidiaries and other relevant factors existing at the time. We can give no assurance that any of the foregoing measures can be accomplished.

FAILURE TO INTEGRATE BUSINESSES

         We have been operating as a combined entity for only a short period of time and our operations have not previously been managed on a combined basis. Prior to the Transactions, Fountain View and Summit had been operated as separate entities. Our future operations and earnings will be largely dependent upon management's ability to successfully execute our strategy. This will require substantial attention from our management team which, to date, has operated on a combined basis for only a short period. In addition, management will be required to apply its business strategy to an entity which is significantly larger than the entities it previously managed. Additionally, the need to focus management's attention on integration of the businesses and implementation of our post-combination strategy may limit our ability to successfully pursue other opportunities related to our business for the foreseeable future. The historical financial statements and pro forma financial statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had we operated on a combined basis.

FAILURE TO COMPLY WITH GOVERNMENT REGULATIONS

REGULATIONS GOVERNING HEALTHCARE FACILITIES

         The federal government and the states in which we operate regulate various aspects of the SNF, ALF, sub-acute and specialty medical care, therapy, pharmacy and DME businesses. In particular, the operation of long-term care facilities and the provision of specialty medical services are subject to federal, state and local laws relating to the adequacy of medical care, resident rights, equipment, personnel, operating policies, fire prevention, rate-setting and compliance with building codes and environmental and other laws. Facilities which are not in substantial compliance with such laws and do not correct deficiencies within a certain time frame may be assessed civil money penalties and/or be terminated from the Medicare and/or Medicaid programs. While we endeavor to comply with all applicable regulatory requirements, from time to time certain of our SNFs have been subject to various sanctions and penalties as a result of deficiencies alleged by the Health Care Financing Administration or state survey agencies. While in certain instances denial of certification or licensure revocation actions have been threatened, no such denials or revocations have been implemented. There can be no assurance, however, that we will not be subject to sanctions and penalties in the future as a result of such actions.

REGULATIONS GOVERNING FINANCIAL ARRANGEMENTS BETWEEN HEALTHCARE PROVIDERS

         We are also subject to federal and state laws that govern financial and other arrangements between healthcare providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Such laws include the anti-kickback provisions of the federal Medicare and Medicaid Patient and Program Protection Act of 1987, commonly referred to as the "Anti-Kickback Statute", and the physician self-referral ban contained in the Omnibus Budget Reconciliation Act as expanded in 1993, commonly referred to as "Stark II". The Anti-Kickback Statute provisions prohibit, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. Stark II prohibits, in part, physicians from making any Medicare or Medicaid referrals for certain "designated health services" to any entity with which the physician has a "financial relationship".

         In addition to these anti-kickback and self-referral prohibitions, there are various federal and state laws prohibiting other types of fraud by healthcare providers, including criminal provisions which prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violation of the Anti-Kickback Statute or the criminal false claims statute is a felony punishable by up to five years imprisonment and/or $25,000 fines, while violation of Stark II may result in the imposition of civil monetary penalties of up to $15,000 for each prohibited service provided as well as restitution of payments for such services. Civil provisions prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment. The penalties for such a violation are fines of not less than $5,000 nor more than $10,000, plus treble damages, for each claim filed.

         In addition, some states restrict certain business relationships between physicians and other providers of healthcare services. Many states, including California, Texas and Arizona, states in which we operate, prohibit business corporations from providing, or holding themselves out as providers of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs (including Medicare and Medicaid), asset forfeitures and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. We believe that we are in substantial compliance with the these statutes and regulations. However, there can be no assurance that government officials responsible for enforcing these statutes will not assert that we or certain transactions in which we are involved are in violation of these statutes, possibly resulting in the imposition of fines or penalties that may adversely affect our business, financial condition and results of operations.

ANTI-FRAUD INITIATIVES GOVERNING HEALTHCARE PROVIDERS

         State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996 and the Balanced Budget Act of 1997 expand the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs. Further, under Operation Restore Trust, a major anti-fraud demonstration project, the Office of the Inspector General of the U.S. Department of Health and Human Services, in cooperation with other federal and state agencies, has focused on the activities of SNFs, home health agencies, hospices, and DME suppliers in certain states, including California and Texas, in which we currently operate. Due to the success of Operation Restore Trust, the project has been expanded to numerous other states and to additional healthcare providers including providers of ancillary nursing home services. While we believe that our billing practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to interpretation. There can be no assurance that aggressive anti-fraud enforcement actions will not adversely affect our business.

         The federal government has indicated that the implementation of an effective compliance program is recommended for healthcare providers in order to maximize a provider's ability to detect and prevent potential infractions of applicable law and to address any infractions that may occur. Further, the existence of an effective compliance program may be taken into account by the government to reduce any fines or penalties which we may incur for infractions or violations of applicable law. Although we do not currently have a compliance program in place, we are in the process of developing and implementing a compliance program. See "Business--Compliance Program".

DEPENDENCE ON REIMBURSEMENT BY THIRD PARTY PAYORS

COST CONTAINMENT MEASURES IMPOSED BY THIRD PARTY PAYORS

         On a pro forma basis, after giving effect to the Transactions we derived approximately 36% and 31% for the twelve months ended December 31, 1997 of our net patient revenues from Medicare and Medicaid, respectively. We expect to continue to derive a significant portion of our revenue from such federal and state reimbursement programs. We cannot be certain that we will achieve or improve this payor mix in the future. Both governmental and private payor sources have instituted cost containment measures designed to limit payments made to healthcare providers. Most recently, the Balanced Budget Act requires the establishment of a prospective payment system, or "PPS", for Medicare SNFs under which facilities will be paid a federal per diem rate for virtually all covered SNF services in place of the current cost-based reimbursement rate. The cost-based system reimburses providers for reasonable direct and indirect allowable costs incurred in providing "routine costs" (as defined by the Medicare program) as well as capital costs and ancillary costs. We believe that the transition to PPS will reward efficient providers and penalize those that are inefficient. The law contains numerous other changes that will adversely affect payments to Medicare and Medicaid providers. We cannot assure you that the implementation of PPS for SNFs or other changes in the administration or interpretation of government healthcare programs will not have any adverse effect on us or that payments under government programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement under such programs.

POSSIBLE CURTAILING OF MEDICAID PAYMENTS AND OTHER REIMBURSEMENT PROGRAMS DUE TO BUDGET CONSTRAINTS

         In addition, prior to the enactment of the Balanced Budget Act, federal law required state Medicaid programs to reimburse SNFs for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. The Balanced Budget Act repealed this payment standard, effective for services provided on or after October 1, 1997, thereby granting states greater flexibility in establishing payment rates. We cannot assure you that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to SNFs or that payments to SNFs will be made on a timely basis. Any such efforts to reduce Medicaid payment rates or failure of states to meet their Medicaid obligations on a timely basis would have a material adverse effect on us.

         Further, government reimbursement programs are subject to additional statutory and regulatory changes, retroactive rate adjustments, administrative ceilings and government funding restrictions, all of which could materially decrease the rates paid to us for future services or the services for which we will be able to seek reimbursement. We cannot predict whether any of these additional proposals will be adopted or, if adopted and implemented, what effect such proposals would have on us. We cannot assure you that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs, particularly with respect to individual state-administered Medicaid programs. These programs generally provide lower reimbursement rates than the Medicare program. In addition, we cannot assure you that the facilities we operate and the services and supplies we provide will meet or continue to meet the requirements for participation in such programs.

DELAYS IN RECEIVING REIMBURSEMENT

         The revenue reimbursement process may also affect our financial condition and results of operations. The revenue reimbursement process in the industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled. Our results of operations would be materially and adversely affected if the amount actually received from third-party payors in any reporting period differed materially from the amounts accrued in prior periods. The timing of reimbursement payments and rate adjustments from third-party payors may also affect our financial condition and results of operations. See "Business--Government Regulations".

MEDICARE AND MEDICAID AUDITS AND REFORM

         We are subject to periodic audits by the Medicare and Medicaid programs. The payment agencies for these programs would have various rights and remedies against us if they assert that we have failed to comply with program requirements. In 1997, one of Summit's facilities was the subject of a Medicare billing audit by such a payment agency, resulting in a finding that approximately $1,500,000 of charges (after cost report settlement and subject to downward adjustment) for SNF services lacked a timely certification of medical necessity by a physician. Summit has repaid such charges against reimbursement of current claims. Government agencies could seek to require us to repay any other overcharges or amounts billed in violation of program requirements, or could make deductions from future amounts due to us. Such agencies could also impose fines, criminal penalties or program exclusions. See "Business-- Government Regulations".

         In addition, several states are considering various healthcare reforms, including Medicaid managed care demonstration projects. Several states in which we operate have applied for, or received, approval from the U.S. Department of Health and Human Services for waivers from certain Medicaid requirements that managed care projects have generally required. Although these demonstration projects generally exempt institutional care, including long-term care facilities, we cannot assure you that these waiver projects ultimately will not change the reimbursement system for long-term care from fee for service to managed care negotiated or capitated rates. Furthermore, the Balanced Budget Act now allows states to mandate enrollment in managed care systems without going through the federal waiver process provided certain standards are met. Although we believe we will be well-positioned to operate in a managed care environment, we cannot predict which reforms of state healthcare systems will be adopted and the effect, if any, that the reforms will have on our business. See "Business-- Government Regulations".

         Current Medicare regulations applicable to transactions between related parties, such as our subsidiaries, are relevant to the amount of Medicare reimbursement that we are entitled to receive for goods and services that are charged to the Medicare program. We believe that we satisfy the requirements for exception to the related party rules in transactions between our long-term care facilities and our therapy, pharmacy and DME subsidiaries. If, however, we failed, or in the future fail, to satisfy regulations for the related party exception with respect to inter-corporate transactions, the Medicare reimbursement that we received or will receive could be reduced, and as a result, our financial condition could be materially and adversely affected. See "Business--Government Regulations".

UNCERTAINTY OF HEALTHCARE LEGISLATION

         In addition to extensive government healthcare regulations, there are numerous initiatives on federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Changes in the law, new interpretations of existing laws, or changes in payment methodology may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by the government. In addition, we cannot assure you that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on us. See "Business--Government Regulations".

DEVELOPMENT OF MANAGED CARE CONTRACTS IN RESPONSE TO PRICING PRESSURES

         The healthcare services industry is currently experiencing market-driven reforms from forces within and outside the industry that are exerting pressure on healthcare and related companies to reduce healthcare costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on healthcare service providers' margins, as larger buyer and supplier groups exert pricing pressure on healthcare providers. Given the increasing importance of managed care in the healthcare industry and the continued cost containment pressures for Medicare and Medicaid, we are focusing on developing managed care contracts. Additionally, we are establishing a network of services to meet the needs of managed care organizations. The success of our managed care strategy will depend in large part on our ability to increase demand for sub-acute services among managed care organizations, to obtain favorable agreements with managed care organizations and to manage effectively our operations and healthcare delivery costs through various methods, including utilization management and competitive pricing for purchased services.

HEALTHCARE INDUSTRY EXTREMELY COMPETITIVE

         We operate in a highly competitive industry. Our SNFs and ALFs are located in communities that also are served by similar facilities operated by others. Some competing facilities provide services we do not offer and some are operated by entities having greater financial and other resources than we have. In addition, some are operated by non-profit organizations or government agencies which are exempt from federal, state and/or local taxes and are supported by endowments, charitable contributions, tax revenues and other sources not available to us. Furthermore, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of acute care hospitals have converted portions of their facilities to other purposes, including specialty and sub-acute units. In California, Texas and Arizona, states in which we operate, a certificate of need is no longer required in order to build or expand a SNF, which is another factor increasing competition. However, in Texas, competition is limited by restrictions on the number of beds that can be enrolled in the Medicaid program. We also may encounter competition in acquiring or developing new facilities.

         Our pharmacies and DME business also operate in highly competitive environments and compete with regional and local pharmacies, medical supply companies and pharmacies operated by other long-term care chains or by other companies ranging from small local operators to companies which are national in scope and distribution capability. We also may encounter competition in connection with the provision of other ancillary services, including physical, occupational and speech therapy.

GEOGRAPHIC CONCENTRATION; DEPENDENCE ON CERTAIN STATE MEDICAID PROGRAMS

         Approximately 54% of our properties are located in California and approximately 44% are located in Texas. We are and will be dependent on the economies of California and Texas, the supply and demand in these states for the services we provide, the regulatory environment in these states and, to a certain extent, on the continued funding of and reimbursement rates paid under those states' Medicaid programs. During both 1996 and 1997, payments received from state Medicaid agencies accounted for approximately 31% of our revenue. We expect that the California and Texas Medicaid reimbursement programs will continue to constitute a significant source of our revenue. Adverse changes in general economic factors affecting these states' healthcare industries or in these states' laws and regulatory environment, including Medicaid reimbursement rates, could have a material adverse effect on our business, financial condition and results of operations.

LIABILITY, INSURANCE AND LEGAL PROCEEDINGS

         Providing healthcare services entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. We currently maintain liability insurance intended to cover such claims. We believe that our insurance is in keeping with industry standards. We cannot assure you, however, that claims in excess of our insurance coverage or claims not covered by our insurance coverage (for example, claims for punitive damages) will not arise. A successful claim against us not covered by, or in excess of, our insurance coverage could have a material adverse effect upon our financial condition and results of operations. Claims against us, regardless of their merit or actual outcome, may also adversely effect our ability to attract patients or expand our business. In addition management would have to devote time to matters unrelated to the operation of our business. In addition, our insurance policies must be renewed annually. We cannot assure that we will be able to obtain liability insurance coverage in the future or that, if such coverage is available, it will be available on acceptable terms.

DEPENDENCE ON KEY PERSONNEL

         Our success depends to a significant degree upon the continued contributions of management, some of whom would be difficult to replace. The loss of the services of certain members of senior management could have a material adverse effect on us. Although Mr. Snukal and certain other members of senior management are stockholders and have employment contracts with us, we cannot assure you that the services of such personnel will continue to be available to us. See "Management" and "Principal Stockholders".

CONTROLLING STOCKHOLDERS

         Heritage and certain members of our senior management own approximately 68.6% of our outstanding common stock. By virtue of such ownership, these stockholders control our company, and have the power to elect a majority of directors, appoint new management and approve any action requiring the approval of our stockholders, including the adoption of most amendments to our Certificate of Incorporation, the approval of mergers or sales of substantially all of our assets and the creation of new classes or series of capital stock. The directors elected by these stockholders have the authority to make decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. See "Principal Stockholders".

CONFLICTS OF INTEREST

         Circumstances may occur in which the interests of the controlling stockholders conflict with the interests of the holders of the notes. For example, if we encounter financial difficulties or are unable to pay certain of our debts as they mature, the interests of such controlling persons might conflict with those of holders of our indebtedness, including the notes. In addition, these stockholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, enhance their equity investment, even though such transactions might involve risks to the holders of the notes. See "Principal Stockholders", "Management" and "Certain Relationships and Related Transactions".

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

         Upon the occurrence of a change of control, we will be required to make an offer to repurchase all of the outstanding notes. See "Description of Notes-- Change of Control." We can give no assurance that we will have the funds necessary to effect such a repurchase if such an event were to occur. In addition, the New Credit Facility prohibits us from repurchasing any notes and also provides that certain changes of control will constitute a default. Any future credit agreements or other agreements relating to senior indebtedness to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to repurchase the securities or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from repurchasing the notes. In such case, our failure to repurchase tendered notes would constitute an event of default under the indenture under which such securities were issued, which would cause a default under the New Credit Facility.

FRAUDULENT TRANSFER CONSIDERATIONS

         Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if, at the time we issued the notes, we (1) incurred such indebtedness with intent to hinder, delay or defraud creditors, or (2) received less than reasonably equivalent value or fair consideration therefor and:

         -   were insolvent at the time of the incurrence;

         - were rendered insolvent by reason of such incurrence (and the application of the proceeds thereof);

         - were engaged or were about to engage in a business or transaction for which the assets remaining with us constituted unreasonably small capital to carry on our business; or

         - intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature,

then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the notes and order that all or part of any payments on the notes be returned to us or to a fund for the benefit of creditors or, in the alternative, such court could subordinate the notes to our existing and future indebtedness.

         A portion of the proceeds of the borrowings under the New Credit Facility and the offering of the notes was used by us to finance, in part, the tender offer. See "The Transactions" and "Use of Proceeds." In addition, we will rely on dividends, loans and other advances from our subsidiaries as a source of payment on the notes. Dividend payments, however, are generally considered to have been made for less than a reasonably equivalent value as the payor receives no value in return. As a result, such dividend payments may be attacked by an unpaid creditor of our subsidiaries or a representative of such creditors pursuant to the same fraudulent transfer theory set forth above. If such an attack were successful, our subsidiaries could be prevented from paying dividends to us, or we could be obliged to repay dividends received if such dividends were successfully avoided as fraudulent transfers. In such case, our ability to make payments on the Notes would be materially impaired.

         The measure of insolvency for purposes of all of the foregoing varies based upon the law of the jurisdiction applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent liabilities) is greater than all of its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liabilities on its existing debts (including contingent liabilities), as they become absolute and matured. In addition, an entity may be presumed insolvent under some fraudulent transfer laws if it is not generally paying its debts as they become due. We believe, based upon valuations and forecasts, that we will continue to be at all times that payments on the notes are made, solvent, will have sufficient capital to carry on our business and will continue to be able to pay our debts as they mature. Similarly, we believe that, based on such information, we and each of our subsidiaries will continue to be at the times it is projected to pay dividends to its corporate parent, solvent, will have sufficient capital to carry on our business and will continue to be able to pay our debts as they mature. Accordingly, we believe that in a bankruptcy case or a lawsuit by our creditors, none of the notes should be held to have been issued, nor payments on the notes held to have been made, in violation of applicable Federal bankruptcy law or state fraudulent transfer laws, and that in a suit by our creditors, none of the dividends made by our subsidiaries should be held to have been made in violation of applicable Federal bankruptcy law or state fraudulent transfer laws. We can give no assurance, however, as to what standard a court would apply to determine whether we and our subsidiaries were "insolvent" as of the date the notes were issued; or that, regardless of the method of valuation, a court would not determine that we or our subsidiaries were insolvent on such other relevant dates. Nor can we give any assurance that a court would not determine, regardless of whether we were solvent on the date the notes were issued, that the payments constituted fraudulent transfers on another of the grounds set forth above.

CONSEQUENCES OF FAILURE TO EXCHANGE THE OUTSTANDING NOTES

         Untendered outstanding notes that are not exchanged for the exchange notes pursuant to the Exchange Offer will remain restricted securities. Outstanding notes will continue to be subject to the following restrictions on transfer:

         - outstanding notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law;

         - outstanding notes shall bear a legend restricting transfer in the absence of registration or an exemption therefrom; and

         - a holder of outstanding notes who desires to sell or otherwise dispose of all or any part of its outstanding notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

         We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. In connection with the prior exchange offer, the Initial Purchasers advised us that they intended to make a market in the notes, subject to the limits imposed by the Securities Act and the Exchange Act and subject to any limits imposed during the pendency of any registration statement or shelf registration statement filed under the Securities Act; however, the Initial Purchasers are not obligated to continue to do so, and may discontinue such market-making at any time without notice. Therefore, we can give no assurance as to the liquidity of any trading market for the notes or that an active market for the notes will develop. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

         Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. We can give no assurance that the market for the notes will not be subject to similar disruptions. Any such disruptions could have an adverse effect on the notes.

STATE LAWS REGARDING THE PROHIBITION OF CORPORATE PRACTICE OF MEDICINE

         We are organized as a general business corporation. Corporations are not permitted under certain state laws to practice medicine or exercise control over the medical judgments or decisions of practitioners. Corporate practice of medicine laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. We believe that we perform only non-medical services, do not represent to the public or our clients that we offer medical services and do not exercise influence or control over the practice of medicine by the practitioners with whom we deal. Although we believe our operations as currently conducted are in material compliance with existing applicable laws, we cannot assure you that our structure will not be challenged as constituting the unlicensed practice of medicine or that the enforceability of the agreements underlying this structure will not be limited. If such a challenge were made successfully in any state, we could be subject to civil and criminal penalties under such state's law. Such results could have a material adverse effect upon our business.

IMPACT OF YEAR 2000

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send billings, or engage in similar normal business activities.

         We are in the process of assessing our Year 2000 issues. This assessment will address information technology and non-information technology systems, as well as Year 2000 issues relating to third parties. This assessment will include estimated costs, an evaluation of associated risks and contingency plans, as necessary, to ensure we are Year 2000 compliant. Our plan with regard to the Year 2000 issue for each of these items involves the following phases:

         - assessment of systems to determine the extent to which we may be vulnerable to the Year 2000 issue, both internally and with respect to third parties;

         - the development of remedies to address problems discovered in the assessment phase;

         -   the testing and implementation of such remedies; and

         - the preparation of contingency plans to address potential worst case scenarios should the remedies not be successful.

         We expect to complete our assessment in the first quarter of 1999. We cannot assure you, however, that we will complete such assessment in a timely manner nor that such assessment will identify all potential Year 2000 issues. Failure to timely complete an assessment of Year 2000 issues which may affect us, the failure of such assessment to identify all potential Year 2000 issues, or our failure to timely develop and test remedies to any such issues, could result in delays in implementing any required modifications, conversions and updates to our computer systems, as well as the implementation of any contingency plans. If such modifications, conversions and updates are not made or not completed in a timely manner, the Year 2000 issue could have a material adverse impact on our operations.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds of the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Outstanding Notes in like principal amount. The issuance of the Exchange Notes in exchange for the surrender of the Outstanding Notes will not result in any increase in the indebtedness of the Company.

         The net proceeds of the original sale of all the Outstanding Notes were approximately $114 million, after deducting discounts and commissions and expenses related to the sale of the Outstanding Notes. The Company used the net proceeds of the sale of the Outstanding Notes to consummate the Transactions, repay certain existing indebtedness, pay certain fees and expenses in connection with the Transactions and for general corporate purposes (see "Prospectus Summary--The Financings").

                                CAPITALIZATION

         The following table sets forth cash and cash equivalents and the capitalization of Fountain View as of September 30, 1998, and of the Company as of such date. The Summit acquisition and financing transactions were finalized as of September 30, 1998. Accordingly, the September 30, 1998 balance sheet gives effect to those transactions. This table should be read in conjunction with "Unaudited Pro Forma Financial Data", "Selected Historical Financial and Other Data-- Fountain View", "Selected Historical Financial and Other Data-- Summit", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                                                AT SEPTEMBER 30, 1998
                                                                                                ---------------------
                                                                                                        ACTUAL
                                                                                                ---------------------
                                                                                                    (IN THOUSANDS)
Cash and cash equivalents......................................................................       $  3,765
                                                                                                      ========
New Credit Facility(1).........................................................................        105,161
Outstanding Notes..............................................................................        120,000
Mortgages, capital leases and other debt assumed...............................................         20,465
                                                                                                      --------
         Total debt............................................................................        245,626
Mandatory redeemable preferred stock...........................................................         15,000
Shareholders' equity...........................................................................         70,470
                                                                                                      --------
         Total capitalization..................................................................       $331,096
                                                                                                      ========

______________________
(1) The New Credit Facility provides for up to $30.0 million of revolving credit borrowings (with a $4.0 million sublimit for letters of credit) and up to $85.0 million of term loans and matures in 2004. As of September 30, 1998, revolving credit loans in the aggregate amount of approximately $20.1 million and term loans in the aggregate amount of approximately $85 million were outstanding under the New Credit Facility, and $9.9 million of revolving credit borrowings were available to the Company.

                      UNAUDITED PRO FORMA FINANCIAL DATA

         The following unaudited pro forma financial data for the nine months ended September 30, 1998 and for the year ended December 31, 1997 have been derived by the application of pro forma adjustments to the financial statements of Fountain View and Summit included elsewhere in this Prospectus. The Summit acquisition and financing transactions were finalized as of June 30, 1998. Accordingly, the September 30, 1998 balance sheet presented on pages F-16 and F-17 gives effect to these transactions and therefore a pro forma balance sheet is not presented. The pro forma statement of operations data for the nine months ended September 30, 1998 give effect to the transactions as if they had occurred on January 1, 1998. The pro forma statement of operations data for the year ended December 31, 1997 give effect to (1) the Transactions and (2) the acquisition of Briarcliff, a SNF acquired by Summit on December 1, 1997, as if each had occurred as of January 1, 1997. The adjustments are described in the accompanying notes.

         The pro forma adjustments are based on available data and certain assumptions that management believes are reasonable. The unaudited pro forma financial data do not purport to represent what the Company's results of operations actually would have been if the transactions described above had been consummated as of the dates or for the periods indicated above, or what such results will be for any future date or future period. The unaudited pro forma data should be read in conjunction with "Selected Historical Financial and Other Data--Fountain View", "Selected Historical Financial and Other Data--Summit", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this Prospectus.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                                                              BRIARCLIFF
                                                                  11
                                                  SUMMIT        MONTHS
                                    FOUNTAIN        CARE         ENDED                   PRO FORMA
                                   VIEW, INC.    CORPORATION    11/30/97     TOTAL      ADJUSTMENTS     PRO FORMA
                                   ----------    -----------    --------     -----      -----------     ---------
Net Revenue........................  $67,905       $211,346      $7,893    $287,144      $     --       $287,144
                                                                                               --
Expenses:
   Salaries and related benefits...   38,215         93,933       3,100     135,248            --        135,248
   Supplies........................    8,293         20,040         644      28,977            --         28,977
   Purchased services..............    4,256         53,587          70      57,913            --         57,913
   Provision for doubtful accounts.      395          3,343         858       4,596            --          4,596
   Other expenses..................    5,046         16,948       1,542      23,536            --         23,536
   Depreciation and amortization...    1,198          7,996         688       9,882         4,190 (1)     14,072
   Rent expense....................    2,004          2,979          --       4,983            --          4,983
   Rent expense to related parties.    1,771             --          --       1,771            --          1,771
   Interest, net...................    1,164          8,504          11       9,679        13,645 (2)     23,324
                                     -------        -------      ------    --------      --------       --------
                                      62,342        207,330       6,913     276,585        17,835        294,420
                                     -------        -------      ------    --------      --------       --------

Income (loss) before provision
for income taxes...................    5,563          4,016         980      10,559       (17,835)        (7,276)
Income tax benefit (provision).....   (1,951)        (1,631)       (402)     (3,984)        6,838 (3)      2,854
                                     -------        -------      ------    --------      --------       --------
Net income (loss)..................    3,612          2,385         578       6,575       (10,997)        (4,422)
Preferred stock dividends..........      ---            ---         ---         ---        (1,800)(4)     (1,800)
                                     -------        -------      ------    --------      --------       --------
Net income (loss) available to
  common shareholders.............   $ 3,612        $ 2,385      $  578    $  6,575      $(12,797)      $ (6,222)
                                     =======        =======      ======    ========      ========       ========
Basic and diluted earnings per share
  available to common shareholders.. $ 18.06                                                            $ (31.11)
                                     =======                                                            ========



OTHER DATA:
EBITDA (as defined) (5)............                                                                     $ 30,120
Adjusted EBITDA (6)................                                                                       37,795
Adjusted EBITDA margin.............                                                                         13.2%
Adjusted EBITDAR (6)...............                                                                     $ 44,549
Adjusted EBITDAR margin............                                                                         15.5%
Ratio of earnings to fixed.........                                                                           --
charges (7)
Ratio of Adjusted EBITDA to net
     interest expense.............                                                                           1.6x
Ratio of net debt to Adjusted
     EBITDA (8)...................                                                                           6.3


           See Notes to Unaudited Pro Forma Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1998
                            (DOLLARS IN THOUSANDS)

                                                       SUMMIT CARE
                                                       CORPORATION
                                                       PERIOD FROM
                                      FOUNTAIN         JANUARY 1 TO                         PRO FORMA
                                     VIEW, INC.       MARCH 26, 1998         TOTAL         ADJUSTMENTS             PRO FORMA
                                     ----------       --------------         -----         -----------             ---------
Net Revenue.........................   $155,487             $53,918         $209,405          $    --              $209,405

Expenses:
   Salaries and benefits............     81,015              23,632          104,647               --               104,647
   Supplies.........................     17,682               5,165           22,847               --                22,847
   Purchased services...............     19,786              13,743           33,529               --                33,529
   Provision for doubtful accounts..      1,448                 624            2,072               --                 2,072
   Other expenses...................      9,524               3,851           13,375               --                13,375
   Rental...........................      4,389                 723            5,112               --                 5,112
   Depreciation and amortization....      7,518               2,119            9,637            1,099  (1)           10,736
   Interest, net of Interest Income.     12,089               2,604           14,693            2,376  (2)           17,069
                                       --------             -------         --------          -------               -------
                                        153,451              52,461          205,912            3,475               209,387
                                       --------             -------         --------          -------               -------

Income before provision for
income taxes........................      2,036               1,457            3,493           (3,475)                   18
Income tax benefit (provision)......       (813)               (575)          (1,388)           1,306  (3)              (82)
Extraordinary item, net of tax......       (517)                 --             (517)              --                  (517)
                                       --------             -------         --------          -------               -------
Net income (loss)...................        706                 882            1,588           (2,169)                 (581)
Preferred stock dividends...........       (805)                 --             (805)            (545) (4)           (1,350)
                                       --------             -------         --------          -------               -------
Net income (loss) available
   to common shareholders...........   $    (99)            $   882         $    783          $(2,714)             $ (1,931)
                                       ========             =======         ========          =======               =======
Basic and diluted earnings
   per share available to common
   shareholders before
   extraordinary item...............   $   0.50                                                                    $  (1.70)
Basic and diluted loss per
   share available to common
   shareholders -- extraordinary item     (0.62)                                                                      (0.62)
                                       --------                                                                     -------
Basic and diluted earnings
   per share available to common
   shareholders -- net income (loss)   $  (0.12)                                                                   $  (2.32)
                                       ========                                                                     =======

OTHER DATA:
EBITDA (as defined (5)..............                                                                               $ 27,823
Adjusted EBITDA.....................                                                                                 27,823
Adjusted EBITDA margin (6)..........                                                                                   13.3%
Adjusted EBITDAR (6)................                                                                               $ 32,935
Adjusted EBITDAR margin.............                                                                                   15.7%
Ratio of earnings to fixed
    charges (7).....................                                                                                    1.0x
Ratio of Adjusted EBITDA to
net interest expense................                                                                                    1.6
Ratio of net debt to Adjusted
EBITDA (8)..........................                                                                                    6.5

           See Notes to Unaudited Pro Forma Statement of Operations

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(1) Pro forma adjustments to reflect the step-up in basis of property, plant and equipment and intangible assets, in connection with the Summit Care Corporation acquisition:

                                                                            YEAR ENDED     THREE MONTHS
                                                           AMORTIZATION      DECEMBER 31,          ENDED
                                                              PERIOD           1997          MARCH 31, 1998(A)
                                                           ------------     ------------     -----------------
     Increase in amortization of deferred financing
        costs..........................................       10 years         $1,414              $  353
     Increase in amortization of goodwill..............       35 years          1,157                 289
     Increase in depreciation of buildings,
        leaseholds and equipment ......................     5-35 years          1,619                 457
                                                                               ------              ------
                                                                               $4,190              $1,099
                                                                               ======              ======

  (a) Represents the period prior to the completion of the Summit Care Corporation acquisition.

(2) Reflects additional interest on debt as follows:

                                                             YEAR ENDED           THREE MONTHS
                                                            DECEMBER 31,              ENDED
                                                                1997            MARCH 31, 1998(A)
                                                            ------------        -----------------
     Interest on the New Credit Facility --
        Term Loan (8.44%)(b) ............................       $  7,171               $ 1,792
     Interest on New Credit Facility --
        Revolver (8.44%) ................................          1,265                   316
     Interest on Notes offered hereby (11.25%) ..........         13,500                 3,375
     Interest on capital leases and other existing
            debt (various rates) ........................          2,038                   509
                                                                --------               -------
     Total interest expense .............................         23,974                 5,992
     Net historical interest (gross of interest
             expense) ...................................        (10,329)               (3,616)
                                                                --------               -------
     Incremental interest ...............................       $ 13,645               $ 2,376
                                                                ========               =======

      (a) Represents the period prior to the completion of the financing.

      (b) Interest with respect to the New Credit Facility, for both the Term Loan and the Revolver, is computed on a floating rate based on LIBOR plus 2.75%. A 0.125% increase in the interest rate on the New Credit Facility would result in additional interest expense of $125 and would reduce net income by $74 for the year ended December 31, 1997.

(3) Represents incremental income tax benefit relating to amortization of deferred financing costs, depreciation and interest expense at an incremental rate of 41%.

(4) Represents the preferred stock dividend of 12% computed on the $15 million of mandatory redeemable preferred stock.

(5) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows.

(6) For the year ended December 31, 1997, Adjusted EBITDA represents EBITDA adjusted for certain non-recurring charges shown below. Adjusted EBITDAR represents Adjusted EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased:

                                                               YEAR ENDED
                                                            DECEMBER 31, 1997
                                                            -----------------
      EBITDA .............................................          $30,120
      Non-recurring charges(a) ...........................            7,675
                                                                    -------
      Adjusted EBITDA(b) .................................           37,795
      Rent expense .......................................            6,754
                                                                    -------
      Adjusted EBITDAR(b) ................................          $44,549
                                                                    =======

    (a) EBITDA is adjusted for the non-recurring entries in order to present comparable EBITDA with the preceding years since these entries are only reflected in the results of operations for the year ended December 31, 1997 for Fountain View and for the six months ended December 31, 1997 for Summit. In addition, the Company does not expect to incur similar costs in the future. Non-recurring charges consist of: (1) $2,100 of Medicare reserves taken by Summit due to adjustments proposed by the Medicare intermediary during their audit of prior year cost reports. The adjustments relate to issues not proposed by the Medicare intermediary during previous audits and therefore the one time impact relating to these adjustments for prior year cost reports is all reflected in the results of operations for the year ended December 31, 1997 when the cost reports were audited and finalized with the Medicare intermediary; (2) $1,074 of retroactive workers' compensation, group and general liability costs due to the recording of tail coverage insurance expense at the time Summit converted from an occurrence based insurance policy to a claims made insurance policy; (3) $983 of incremental bad debt expense relating to 1996 and prior periods recorded in 1997 resulting from a change in management's methodology for determining the allowance for bad debts; the change in methodology was made to convert Summit's allowance methodology accounting practices to Fountain View's accounting as a result of the acquisition; (4) termination of non-compete agreements and consulting arrangements totaling $965 relating to Fountain View Equity Transactions; (5) certain transaction expenses including discretionary employee bonuses totaling $872 paid upon completion of Fountain View Equity Transactions; (6) severance for an executive and other costs totaling $871, the severance package was paid in connection with the acquisition of Summit by Fountain View; and (7) $810 related to an employee lawsuit settled in 1997 involving a specific type of liability for which the Company currently maintains insurance coverage (net of ongoing insurance costs).

    (b) Management believes that as a consequence of the Transactions, the Company will realize significant ongoing cost savings and revenue enhancements. However there can be no assurance that these cost savings or revenue enhancements will be realized. Management's estimate of the ongoing cost reductions relating to the Transactions includes: (i) certain reductions in facility-level operating expense items totaling $1,451; (ii) $1,355 relating to the elimination of specifically identified duplicative staff; (iii) $512 relating to reductions in corporate expenses, including the elimination of certain public company expenses; and (iv) a reduction in costs of supplies. Such amounts have not been included in adjusted EBITDA or adjusted EBITDAR.

(7) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense. Earnings were not sufficient to cover fixed charges. The amount of the shortfall approximated $7.3 million for the pro forma year ended December 31, 1997.

(8) Ratio of net debt to Adjusted EBITDA represents the ratio of total debt, exclusive of mandatory redeemable preferred stock, less cash and cash equivalents to Adjusted EBITDA.

          SELECTED HISTORICAL FINANCIAL AND OTHER DATA--FOUNTAIN VIEW

     Set forth below are selected historical financial data of Fountain View as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which are derived from the audited financial statements included elsewhere herein. The selected historical financial data as of December 31, 1993, 1994 and 1995, for the two years in the period ended December 31, 1994 and for the nine months ended September 30, 1997 and 1998 have been derived from Fountain View's unaudited financial statements included elsewhere herein, and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The selected historical financial data below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                                      NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                  SEPTEMBER 30
                                                  ------------------------------------------------   ------------------
                                                    1993      1994      1995      1996      1997       1997      1998
                                                  --------  --------  --------  --------  ---------  --------  --------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Net revenue.....................................  $41,061   $51,824   $55,836   $59,432   $ 67,905   $50,393   $155,487

Salaries and related benefits...................   23,248    27,823    35,048    36,166     38,215    28,549     81,015
Other operating costs...........................   10,884    14,886    13,454    14,614     17,990    13,733     48,440
Depreciation and amortization...................      110       149       416       600      1,198       655      7,518
Rent expense....................................    4,002     4,017     3,946     3,896      3,775     2,832      4,389
Interest, net...................................      307       355       332       278      1,164       497     12,089
                                                  -------   -------   -------   -------   --------   -------   --------
                                                   38,551    47,230    53,196    55,554     62,342    46,266    153,451
                                                  -------   -------   -------   -------   --------   -------   --------
Income before provision for income
   taxes and extraordinary item.................    2,510     4,594     2,640     3,878      5,563     4,127      2,036
Income tax benefit (provision)..................      (81)       43       (54)      (78)      (361)     (423)      (813)
Extraordinary item, net of tax..................     ----      ----      ----      ----       ----      ----       (517)
                                                  -------   -------   -------   -------   --------   -------   --------
Net income......................................    2,429     4,637     2,586     3,800      5,202     3,704        706
Preferred stock dividends.......................     ----      ----      ----      ----       ----      ----       (805)
                                                  -------   -------   -------   -------   --------   -------   --------
Net income (loss) available to common
   shareholders.................................  $ 2,429   $ 4,637   $ 2,586   $ 3,800   $  5,202   $ 3,704   $    (99)
                                                  =======   =======   =======   =======   ========   =======   ========
Basic and diluted earnings per share
   available to common shareholders
   before extraordinary item(5).................  $ 12.15   $ 23.19   $ 12.93   $ 19.00   $  26.01   $ 18.52   $   0.50
Basic and diluted loss per share available to
   common shareholders extraordinary item.......     ----      ----      ----      ----       ----      ----       (.62)
                                                  -------   -------   -------   -------   --------   -------   --------
Basic and diluted earnings per share available
   to common shareholders - net income..........  $ 12.15   $ 23.19   $ 12.93   $ 19.00   $  26.01   $ 18.52   $  (0.12)
                                                  =======   =======   =======   =======   ========   =======   ========

OTHER FINANCIAL DATA
EBITDA(1).......................................  $ 2,927   $ 5,098   $ 3,388   $ 4,756   $  7,925   $ 5,279   $ 21,643
EBITDA margin...................................      7.1%      9.8%      6.1%      8.0%      11.7%     10.5%      13.9%
EBITDAR(1)......................................  $ 6,929   $ 9,115   $ 7,334   $ 8,652   $ 11,700   $ 8,111   $ 26,032
EBITDAR margin..................................     16.9%     17.6%     13.1%     14.6%      17.2%     16.1%      16.7%
Capital expenditures............................  $     8   $   537   $   665   $ 1,816   $  2,570   $ 1,983   $  5,695
Ratio of earnings to fixed charges(2)...........      2.5x      3.7x      2.6x      3.5x       3.3x      3.9x       1.2x
Net cash provided by (used in) operating
   activities...................................  $(1,804)  $   908   $ 5,832   $ 1,059   $ 12,739   $10,554   $  4,137

OTHER DATA
Number of facilities (end of period)............        9         9         9         9          9         9         50
Average licensed beds(3)........................    1,061     1,061     1,061     1,061      1,061     1,061      5,937
Total beds (end of period)......................    1,227     1,227     1,227     1,227      1,227     1,227      6,578
Patient days (in thousands).....................      337       345       341       344        346       264      1,098
Average occupancy rate(4).......................     87.0%     89.1%     88.1%     88.8%      89.3%     84.3%      86.5%
Percentage of revenues from:
       Managed care, private pay and medicare...     58.4%     65.1%     67.2%     69.7%      72.9%     71.8%      64.3%
       Medicaid.................................     41.6      34.9      32.8      30.3       27.1      29.2       38.7

BALANCE SHEET DATA (END OF PERIOD)
Cash and cash equivalents.......................  $   465   $   629   $ 2,355   $ 1,161   $  2,551      ----   $  3,765
Working capital.................................    8,266    11,140    10,334    13,566     10,021      ----     31,662
Total assets....................................   14,408    18,433    24,693    24,122     25,941      ----    407,277
Total debt, including current maturities and
    excluding redeemable, preferred stock.......    6,758     7,359     6,764       666     30,076      ----    245,626
Stockholders' equity (deficit)..................    5,570     9,399     9,957    16,601    (12,236)     ----     70,470

__________________________
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased.

(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

(3)  Excludes ALF beds.

(4) Excludes Fountain View's ALF through March 26, 1998, which represents less than 2% of total revenue.

(5) Weighted average shares outstanding for the five years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 has been computed based on the 200,000 shares of Common Stock issued and outstanding in connection with the Fountain View Equity Transactions. See note 2 to the consolidated financial statements of Fountain View included elsewhere herein.

             SELECTED HISTORICAL FINANCIAL AND OTHER DATA--SUMMIT

     Set forth below are selected historical financial data of Summit as of and for each of the five years in the period ended June 30, 1997, which are derived from Summit's audited financial statements. The selected historical financial data for the six months ended December 31, 1996 and 1997 have been derived from Summit's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The selected historical financial data below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                                    SIX MONTHS ENDED
                                                             YEAR ENDED JUNE 30,                       DECEMBER 31,
                                             ----------------------------------------------------  ------------------
                                               1993      1994       1995       1996       1997       1996      1997
                                             --------  ---------  ---------  ---------  ---------  --------  --------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Net revenue................................  $83,992   $ 97,599   $137,026   $176,062   $197,927   $95,088   $108,507

Salaries and related benefits..............   40,044     45,962     63,171     78,233     89,577    43,386     47,742
Other operating costs......................   29,998     34,655     49,206     70,696     89,932    41,750     45,736
Depreciation and amortization..............    2,308      2,949      5,249      6,142      7,393     3,632      4,235
Rent expense...............................    2,315      1,613      2,141      2,656      2,864     1,410      1,525
Interest, net..............................    1,080      2,243      4,761      6,574      7,973     4,057      4,588
                                             -------   --------   --------   --------   --------   -------   --------
                                              75,745     87,422    124,528    164,301    197,739    94,235    103,826
                                             -------   --------   --------   --------   --------   -------   --------
Income before provision for income taxes...    8,247     10,177     12,498     11,761        188       853      4,681
Income tax provision.......................   (3,224)    (4,010)    (4,987)    (4,452)      (119)     (337)    (1,849)
                                             -------   --------   --------   --------   --------   -------   --------
Net income.................................  $ 5,023   $  6,167   $  7,511   $  7,309   $     69   $   516   $  2,832
                                             =======   ========   ========   ========   ========   =======   ========

OTHER FINANCIAL DATA
EBITDA(1)..................................  $11,635   $ 15,369   $ 22,508   $ 24,477   $ 15,554   $ 8,542   $ 13,504
EBITDA margin..............................     13.9%      15.7%      16.4%      13.9%       7.9%      9.0%      12.4%
EBITDAR(1).................................  $13,950   $ 16,982   $ 24,649   $ 27,133   $ 18,418   $ 9,952   $ 15,029
EBITDAR margin.............................     16.6%      17.4%      18.0%      15.4%       9.3%     10.5%      13.9%
Capital expenditures.......................  $29,901   $ 15,505   $  9,004   $ 26,558   $ 24,075   $12,049   $  6,706
Ratio of earnings to fixed charges(2)......      5.5x       4.7x       3.3x       2.6x       1.0x      1.2x       1.9x
Net cash provided by operating activities..  $ 4,186   $  7,512   $  7,014   $  6,866   $ 18,015   $ 3,563   $  7,793

OTHER DATA
Number of facilities (end of period).......       21         23         37         38         39        39         41
Average licensed beds......................    2,696      2,876      4,197      4,816      5,078     5,065      5,154
Total beds (end of period).................    2,696      3,002      4,762      4,940      5,040      ----      5,347
Patient days (in thousands)................      858        908      1,316      1,514      1,573       783        827
Average occupancy rate.....................     87.2%      86.5%      85.9%      85.9%      84.8%     84.0%      87.2%
Percentage of revenues from:
         Managed care and private pay......     36.5%      34.0%      33.8%      31.9%      29.9%     30.5%      31.6%
         Medicare..........................     28.3       30.3       29.5       34.7       39.7      39.1       36.7
         Medicaid..........................     35.2       35.7       36.7       33.4       30.4      30.4       31.7

BALANCE SHEET DATA (END OF PERIOD)
Cash and cash equivalents..................  $ 6,301   $ 21,613   $  3,101   $  2,658   $  3,994      ----   $  1,702
Working capital............................    7,151     24,880     10,161     13,906     12,648      ----     11,384
Total assets...............................   73,369    114,915    184,480    223,052    250,516      ----    267,420
Total debt and capital leases, including
   current maturities......................   30,331     32,025     89,788    110,374    121,452      ----    129,754
Shareholders' equity.......................   31,337     66,361     73,813     81,286     81,412      ----    84, 721

_________________________
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Summit's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Summit may have incurred as if the nursing homes were owned as opposed to leased.

(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW--THE COMPANY

     The Company's business consists of the combined operations of Fountain View and Summit. At September 30, 1998, the Company operated 50 facilities in California, Texas and Arizona with approximately 6,600 skilled nursing and assisted living beds, three institutional pharmacies (one of which is a joint venture), a contract therapy company, an outpatient therapy clinic and a DME company.

     The Company generates revenues by providing basic healthcare services and specialty medical care. Basic healthcare services refer to (i) skilled nursing care which consists of room and board, special nutritional programs, social services, recreational activities and related medical services, and (ii) assisted living services which consist of room and board, social activities and assistance with activities of daily living such as dressing and bathing. Specialty medical care includes services other than routine skilled nursing care and are provided to patients who generally require more intensive treatment and a higher level of acute care. Specialty medical care also includes sub-acute services such as therapy, pharmacy and durable medical equipment, which the Company provides to both affiliated and unaffiliated facilities. Since the services comprising specialty medical care are reimbursed at higher rates as compared to basic healthcare services, specialty medical care generally represents the most profitable type of services offered by the Company. On a pro forma basis for the twelve months ended December 31, 1997, specialty medical revenues represented 55% of total revenues.

     The Company provides services to Medicare, Medicaid, managed care and private pay patients. Government payors, such as state-administered Medicaid programs, generally provide more restricted coverage and lower reimbursement rates than private pay and managed care payors. On a pro forma basis for the twelve months ended December 31, 1997, revenues from Medicare and Medicaid payors represented 36% and 31% of total revenues, respectively. Management believes the Company is well-positioned to benefit from the trend toward increased enrollment in managed care organizations by providing sub-acute specialty medical care on a cost-effective basis, offering managed care organizations an attractive alternative to acute hospital care.

     On a prospective basis, the Company will operate on a December 31 fiscal year end. Summit's historical results of operations, which were based on a June 30 fiscal year end, have not been restated for the purpose of any pro forma financial presentation of the Company's historical operations.

     In July 1997, Fountain View's predecessor, which was comprised of all of Fountain View's operating units owned individually by certain controlling stockholders, was merged with and into several companies formed by Fountain View in connection with the Fountain View Equity Transactions. The Fountain View Equity Transactions are described in more detail in Note 3 to the audited financial statements of Fountain View contained elsewhere in this Prospectus.

RESULTS OF OPERATIONS--FOUNTAIN VIEW

     The following table presents Fountain View's results of operations for the nine months ended September 30, 1997 and 1998 and the three years ended December 31, 1997:

                                                   AMOUNT                                     PERCENTAGE
                                   ---------------------------------------------    ---------------------------------------
                                          DECEMBER 31,           SEPTEMBER 30,           DECEMBER  31,        SEPTEMBER 30,
                                   -------------------------   -----------------    ----------------------   --------------
                                     1995     1996     1997      1997     1998       1995    1996    1997     1997    1998
                                   -------  -------  -------   -------  --------    ------  ------  ------   ------  ------
                                              (DOLLARS IN THOUSANDS)
Net revenue.....................   $55,836  $59,432  $67,905   $50,313  $155,487    100.0%  100.0%  100.0%   100.0%  100.0%
Salaries and related
benefits........................    35,048   36,166   38,215    28,549    81,015     62.8    60.9    56.3     56.7    52.1
Other operating costs...........    13,454   14,614   17,990    13,733    48,440     24.1    24.5    26.5     27.3    31.2
Rent expense....................     3,946    3,896    3,775     2,832     4,389      7.1     6.6     5.5      5.6     2.8
Depreciation and
amortization....................       416      600    1,198       655     7,518      0.7     1.0     1.8      1.3     4.8
Interest, net...................       332      278    1,164       497    12,089      0.6     0.5     1.7      1.0     7.8
                                   -------  -------  -------   -------  --------    -----   -----   -----    -----   -----
                                   $53,196  $55,554  $62,342   $46,266  $153,451     95.3%   93.5%   91.8%    91.9%   98.7%
                                   -------  -------  -------   -------  --------    -----   -----   -----    -----   -----
Income before provision
for income taxes and
extraordinary item..............     2,640    3,878    5,563     4,047     2,036      4.7     6.5     8.2      8.1     1.3
Income tax provision............    (1,079)  (1,571)  (1,951)     (423)     (813)    (1.9)   (2.6)   (2.9)    (0.8)   (0.5)
Extraordinary Item..............        --       --       --        --      (517)      --      --      --       --    (0.3)
                                   -------  -------  -------   -------  --------    -----   -----   -----    -----   -----
Net income......................   $ 1,561  $ 2,307  $ 3,612   $ 3,704  $    706      2.8%    3.9%    5.3%     7.3%    0.5%
                                   =======  =======  =======   =======  ========    =====   =====   =====    =====   =====

OCCUPANCY:
Average Licensed Beds............................................................   1,061   1,061   1,061    1,061   5,937
Patient Days (in thousands)......................................................     341     344     346      246   1,099
Average Occupancy................................................................    88.1%   88.8%   89.3%    84.3%   86.5%

QUARTER ENDED SEPTEMBER 30, 1998 COMPARED TO QUARTER ENDED SEPTEMBER 30, 1997 (DOLLARS IN THOUSANDS)

     Net revenues increased $50,148 or 295.5% from $16,970 for the quarter ended September 30, 1997 to $67,118 for the quarter ended September 30, 1998. Substantially all of the increase was due to the acquisition of Summit Care.

     Average occupancy was 86.5% in the quarter ended September 30, 1998 and 83.7% in the quarter ended September 30, 1997. The Company's quality mix (total net revenues less Medicaid net revenues) was 62.8% in the quarter ended September 30, 1998 and 72.9% in the quarter ended September 30, 1997.

     Expenses, consisting of salaries and benefits, provision for doubtful accounts, supplies, purchased services and other expenses as a percent of net revenues decreased from 89.1% of net revenues in the quarter ended September 30, 1997 to 82.4% in the quarter ended September 30, 1998. This decrease was substantially due to certain charges (related to the Fountain View Equity Transactions, as described in Note 3) which were recorded in the quarter ended September 30, 1997. Expenses increased $40,155 or 265.6% from $15,119 in the quarter ended September 30, 1997 to $55,274 in the quarter ended September 30, 1998. Substantially all of the increase was due to the acquisition of Summit Care.

     Income before rent, rent to related parties, depreciation and amortization and interest expense increased $9,993 or 539.9% from $1,851 in the quarter ended September 30, 1997 to $11,844 in the quarter ended September 30, 1998 and was 17.6% of net revenues in the quarter ended September 30, 1998 compared to 10.9% in the quarter ended September 30, 1997.

     Rent, rent to related parties, depreciation and amortization and interest expense increased $9,453 or 553.1% from $1,709 in the quarter ended September 30, 1997 to $11,162 in the quarter ended September 30, 1998. Substantially all of this increase was due to higher depreciation and amortization costs related to the acquisition of Summit Care's tangible and intangible assets and an increase in amortization costs and interest expense as a result of the debt refinancing.

     The Company's effective tax rate was 39.9% of income in the quarter ended September 30, 1998. The Company was organized as a Subchapter S Corporation for tax purposes until July 31, 1997 and only recorded state income taxes. On a proforma basis, for the quarter ended September 30, 1997, the Company has recorded a charge in lieu of income taxes to arrive at a combined proforma effective tax rate of 39.4%. Net income after the proforma charge in lieu of income taxes, increased $324 from $86 in the quarter ended September 30, 1997 to $410 in the quarter ended September 30, 1998.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Net revenues increased $105,094 or 208.5% from $50,393 in the nine months ended September 30, 1997 to $155,487 in the nine months ended September 30, 1998. Substantially all of the increase was due to the acquisition of Summit Care.

     Average occupancy was 86.5% in the nine months ended September 30, 1998 and 84.3% in the nine months ended September 30, 1997. The Company's quality mix (total net revenues, less Medicaid net revenues) was 64.3% in the nine months ended September 30, 1998 and 71.8% in the nine months ended September 30, 1997.

     Expenses consisting of salaries and benefits, provision for doubtful accounts, supplies, purchased services and other expenses as a percent of net revenues, decreased from 83.9% of net revenues in the nine months ended September 30, 1997 to 83.3% in the nine months ended September 30, 1998. Expenses increased $87,173 or 206.2% from $42,282 in the nine months ended September 30, 1997 to $129,455 in the nine months ended September 30, 1998. Substantially all of the increase was due to the acquisition of Summit Care.

     Income before rent, rent to related parties, depreciation and amortization and interest expense increased $17,921 or 220.9% from $8,111 in the nine months ended September 30, 1997 to $26,032 in the nine months ended September 30, 1998 and was 16.7% of net revenues in the nine months ended September 30, 1998 compared to 16.1% in the nine months ended September 30, 1997.

     Rent, rent to related parties, depreciation and amortization and interest expense increased by $20,012 or 502.3% from $3,984 in the nine months ended September 30, 1997 to $23,996 in the nine months ended September 30, 1998. Substantially all of this increase was due to higher depreciation and amortization costs related to the acquisition of Summit Care's tangible and intangible assets and an increase in amortization costs and interest expense as a result of the debt refinancing.

     The Company's effective tax rate was 39.9% of income in the nine months ended September 30, 1998. The Company was organized as a Subchapter S Corporation for tax purposes until July 31, 1997 and only recorded state income taxes. On a proforma basis, for the nine months ended September 30, 1997, the Company has recorded a charge in lieu of income taxes to arrive at a combined proforma effective tax rate of 39.9%. Net income after the proforma charge in lieu of income taxes, decreased $1,774 from $2,480 in the nine months ended September 30, 1997 to $706 in the nine months ended September 30, 1998.

Selected statistics are shown below:

                                                                                 INCREASE
                                                             1998      1997     (DECREASE)
                                                             ----      ----     ----------
Facilities in operation at:
   March 31..............................................      50         9             41
   June 30...............................................      50         9             41
   September 30..........................................      50         9             41
Nursing center beds at:
   March 31..............................................   5,937     1,061          4,876
   June 30...............................................   5,937     1,061          4,876
   September 30..........................................   5,937     1,061          4,876
Assisted living beds at:
   March 31..............................................     641       166            475
   June 30...............................................     641       166            475
   September 30..........................................     641       166            475
Total beds at:
   March 31..............................................   6,578     1,227          5,351
   June 30...............................................   6,578     1,227          5,351
   September 30..........................................   6,578     1,227          5,351
Total occupancy:
   First quarter.........................................   86.6%     84.9%           1.7%
   Second quarter........................................   86.4%     84.4%           2.0%
   Third quarter.........................................   86.5%     83.7%           2.8%
Nursing center occupancy:
   First quarter.........................................   89.4%     89.8%          (0.4%)
   Second quarter........................................   87.5%     89.3%          (1.8%)
   Third quarter.........................................   87.6%     88.8%          (1.2%)
Assisted living center occupancy:
   First quarter.........................................   67.4%     53.7%          13.7%
   Second quarter........................................   76.1%     52.8%          23.3%
   Third quarter.........................................   76.9%     50.5%          26.4%
Percentage of revenues from private, managed care
   and Medicare (quality mix):
   First quarter.........................................   72.0%     72.8%          (0.8%)
   Second quarter........................................   63.5%     69.8%          (6.3%)
   Third quarter.........................................   62.8%     72.9%         (10.1%)
Percentage of revenues from Medicaid:
   First quarter.........................................   28.0%     27.2%           0.8%
   Second quarter........................................   36.5%     30.2%           6.3%
   Third quarter.........................................   37.2%     27.1%          10.1%

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1998, the Company had $3,765 in cash and cash equivalents and working capital of $31,662. During the nine months ended September 30, 1998, the Company's cash and cash equivalents increased by $1,214.

     Net cash provided by operating activities decreased $6,417 from $10,554 in the first nine months of 1997 to $4,137 in the first nine months of 1998. This decrease was primarily due to an increase in accounts receivable.

     Long-term debt totaling $242,136 at September 30, 1998, consisted of mortgage and capital lease obligations of $19,475, a term-loan credit facility of $82,500, borrowings on the Company's bank line of credit of $20,161 and $120,000 in senior subordinated notes.

     The Company had $9,839 in available borrowings on its bank line of credit at September 30, 1998. The Company believes that it has sufficient cash flow from its existing operations and from its bank line of credit to service long-term debt due within one year of $3,490, to make normal recurring capital replacements, additions and improvements of approximately $6,000 planned for the next 12 months and to meet other long-term working capital needs and obligations. The Company expects, on a selective basis, to pursue expansion of its existing centers and the acquisition or development of additional centers in markets where demographics and competitive factors are favorable.

Recent Accounting Pronouncements

     See Note 8 to the Unaudited Consolidated Financial Statements for the Three and Nine Months Ended September 30, 1998 and 1997.

Impact of Inflation

     The health care industry is labor intensive. Wages and other expenses increase more rapidly during periods of inflation and when shortages in the labor market occur. In addition, suppliers pass along rising costs in the form of higher prices. Increases in reimbursement rates under Medicaid generally lag behind actual cost increases, so that the Company may have difficulty covering these cost increases in a timely fashion. In addition, as described in Note 6 to the Unaudited Consolidated Financial Statements for the Three and Nine Months Ended September 30, 1998 and 1997, Medicare SNFs are now paid a federal per diem rate under PPS, in lieu of the former cost-based reimbursement rate. Increases in the federal portion of the per diem rates may also lag behind actual cost increases.

Impact of Year 2000

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send billings, or engage in similar normal business activities.

     The Company is in the process of assessing its Year 2000 issues. This assessment will address information technology and non-information technology systems, as well as, Year 2000 issues relating to third parties. This assessment will include estimated costs, an evaluation of associated risks and contingency plans, as necessary, to ensure the Company is Year 2000 compliant. The Company's plan with regard to the Year 2000 issue for each of these items involves the following phases: (i) assessment of systems to determine the extent to which the Company may be vulnerable to the Year 2000 issue, both internally and with respect to third parties; (ii) the development of remedies to address problems discovered in the assessment phase; (iii) the testing and implementation of such remedies; and (iv) the preparation of contingency plans to address potential worst case scenarios should the remedies not be successful.

     The Company expects to complete its assessment in the first quarter of 1999. There can be no assurance, however, that the Company will complete such assessment in a timely manner nor that such assessment, when completed will identify all potential Year 2000 issues. Failure to timely complete an assessment of Year 2000 issues which may affect the Company, the failure of such assessment to identify all potential Year 2000 issues, or the failure of the Company to timely develop and test remedies to any such issues, could result in delays in implementing any required modifications, conversions and updates to the Company's computer systems, as well as the implementation of any contingency plans. If such modifications, conversions and updates are not made or not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the operations of the Company.

1997 COMPARED TO 1996 (DOLLARS IN THOUSANDS)

     Net revenue increased from $59,432 in 1996 to $67,905 in 1997, an increase of $8,473 or 14.3%. The increase in net revenue is due in part to growth in the skilled nursing business, driven by occupancy, improving quality mix, and the increase in provision of services by Medi-Cal sub-acute units in two facilities. During 1997, Medi-Cal sub-acute per diem reimbursement rates were approximately three times higher than Medi-Cal SNF per diem reimbursement rates. Fountain View's quality mix (percentage of revenues from Medicare, Medi-Cal sub-acute, managed care, private pay patients and therapy) as a percentage of total revenues increased from 69.7% in 1996 to 72.9% in 1997. The increase in net revenue was also attributable to increased revenues generated by Fountain View's Locomotion Therapy subsidiary.

     Expenses consisting of salaries, benefits, supplies, purchased services, provision for doubtful accounts and other operating costs increased from $50,780 in 1996 to $56,205 in 1997, an increase of $5,425 or 10.7%, and as a percentage of net revenue, decreased from 85.4% in 1996 to 82.8% in 1997. Salary and related benefit expenses increased primarily as the result of four separate increases in federal and state minimum wage levels between October 1, 1996 and December 31, 1997 as well as discretionary employee bonuses paid during 1997. However, salary and related benefit expenses decreased as a percentage of net revenue from 60.9% in 1996 to 56.3% in 1997, reflecting the revenue benefit of improvement in Fountain View's quality mix relative to the level of increased salary expenses associated therewith. Other operating costs increased as the result of the termination of non-compete agreements and consulting agreements relating to the Fountain View Equity Transactions totaling $965, $810 (net of ongoing insurance costs) of settlement costs associated with an employee lawsuit involving a specific type of liability for which the Company currently maintains insurance coverage, and $415 of other charges related to the Fountain View Equity Transactions.

     Rent expense, depreciation and amortization and interest expense, net of interest income, was $6,137 in 1997 compared to $4,774 in 1996, an increase of $1,363 or 28.6%. The increase was primarily due to increased depreciation costs related to renovation expenditures during 1996 and 1997 and an increase in interest expense as a result of the Fountain View Equity Transactions.

     Fountain View's pro forma effective tax rate was 40% in both 1996 and 1997. Prior to the Fountain View Equity Transactions, the entities comprising Fountain View were owned individually by certain controlling stockholders, and were primarily formed as S-corporations. The pro forma effective tax rate represents the estimated taxes had such companies been taxed as C-corporations.

1996 COMPARED TO 1995 (DOLLARS IN THOUSANDS)

     Net revenue increased from $55,836 in 1995 to $59,432 in 1996, an increase of $3,596 or 6.4%. The increase in net revenue relates primarily to revenues generated by Medi-Cal sub-acute units established in two facilities and a transitional care unit opened in one facility during 1996. Net revenue also increased as the result of higher revenues from managed care patients, which are typically reimbursed at higher rates than Fountain View's private or Medicaid patients.

     Expenses consisting of salaries, benefits, supplies, purchased services, provision for doubtful accounts and other expenses increased from $48,502 in 1995 to $50,780 in 1996, an increase of $2,278 or 4.7%. However, salary and related benefit expenses decreased from 62.8% in 1995 to 60.9% in 1996 as a percentage of net revenue, reflecting the benefit of an increase in revenues from managed care patients relative to the level of increased salary expenses associated therewith.

     Rent expense, depreciation and amortization and interest expense, net of interest income, was $4,774 in 1996 compared to $4,694 in 1995, an increase of $80 or 1.7%.

     Fountain View's pro forma effective tax rate was 40% in both 1995 and 1996. Prior to the Fountain View Equity Transactions, the entities comprising Fountain View were owned individually by certain controlling stockholders and were primarily formed as S-corporations. The pro forma effective tax rate represents the estimated taxes had such companies been taxed as C- corporations.

HISTORIC LIQUIDITY AND CAPITAL RESOURCES (DOLLARS IN THOUSANDS)

     Cash and cash equivalents were $2,551 as of December 31, 1997, and working capital was $10,021. This compares to cash and cash equivalents of $1,161 and working capital of $13,566 as of December 31, 1996. Working capital declined primarily as a result of the Fountain View Equity Transactions and payment of a $43,700 distribution to certain controlling stockholders in August 1997. Proceeds of $14,000 from an investment by Heritage and $32,500 in bank borrowings financed the $43,700 distribution and payment of related transaction costs.

     Cash generated from operating activities increased to $12,739 in 1997 compared to $1,059 in 1996 and $5,832 in 1995. The increased level of cash from operating activities in 1997 as compared to 1996 reflects differences in the timing of receiving payments on accounts receivable, primarily managed care and Medicare balances. Receivables increased by $3,757 in 1996, and decreased by $2,908 in 1997. The combination of the increase in receivables in 1996 and decrease in 1997 resulted in a variance of $6,665 in cash from operations between such periods. In addition, accounts payable and accrued expenses increased by $2,772 in 1997 compared to an increase in 1996 of $421.

     In 1997, $2,570 of cash was used for the acquisition of leasehold improvements and purchases of equipment compared to $1,816 and $665 used in 1996 and 1995, respectively, for the acquisition of leaseholds and equipment.

     Cash used in financing activities was $7,604 in 1997 compared to $438 in 1996 and $3,159 in 1995. In 1997, $32,500 of new bank borrowings and $14,000 of proceeds from an investment by Heritage were used to repay $6,065 in bank borrowings and $48,118 in total distributions to certain stockholders inclusive of the $43,700 distribution made in connection with the Fountain View Equity Transactions.

RESULTS OF OPERATIONS--SUMMIT

     SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO SIX MONTHS ENDED
       DECEMBER 31, 1996 (DOLLARS IN THOUSANDS)

     Net revenues increased $13,419 or 14.1% from $95,088 for the six months ended December 31, 1996 to $108,507 for the six months ended December 31, 1997. The increase occurred due to the following:

                                                     AMOUNT   PERCENT
                                                     ------   -------
1. Increased census days and revenue rates........  $ 4,874      36.3%
2. Special charge to Medicare revenues............    4,000      29.8
3. New beds opened in fiscal years 1997 and 1998..    3,973      29.6
4. Pharmacy operations............................    1,406      10.5
5. Rehabilitative and other specialty services....     (834)     (6.2)
                                                    -------    ------
                                                    $13,419     100.0%
                                                    =======    ======

     In December 1996, Summit recorded a special charge of $4,000 against Medicare revenues as a result of adjustments proposed by Medicare in connection with an audit of fiscal 1995, which would have an effect on revenues for that fiscal year, fiscal 1996 and the six months ended December 31, 1996. Average occupancy was 87.2% in the six months ended December 31, 1997 and 84.0% in the six months ended December 31, 1996. Excluding newly constructed beds, the average occupancy was 90.3% in the six months ended December 31, 1997 and 85.9% in the six months ended December 31, 1996. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) as a percentage of gross revenues was 68.3% in the six months ended December 31, 1997 and 69.6% in the six months ended December 31, 1996.

     Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues, before the effect of the special charge, increased from 85.9% of net revenues in the six months ended December 31, 1996 to 86.1% in the six months ended December 31, 1997. Total salaries and employee related benefits were 44.0% of net revenues in the six months ended December 31, 1997 compared to 43.8% of net revenues, before the effect of the special charge, in the six months ended December 31, 1996.

     Expenses increased $8,342 or 9.8% from $85,136 in the six months ended December 31, 1996 to $93,478 in the six months ended December 31, 1997 for the following reasons:

                                                             AMOUNT  PERCENT
                                                             ------  -------
1. Expenses relating to new beds opened in fiscal years
     1997 and 1998........................................   $3,232     38.7%
2. Salaries and benefits..................................    2,776     33.3
3. Other expenses.........................................    1,540     18.5
4. Rehabilitative and other specialty services............      794      9.5
                                                             ------   ------
                                                             $8,342    100.0%
                                                             ======   ======

     Income before rental, depreciation and amortization and interest expense, net of interest income, increased $5,077 or 51.0% from $9,952 in the six months ended December 31, 1996 to $15,029 in the six months ended December 31, 1997 and was 13.9% of net revenues in the six months ended December 31, 1997 compared to 10.5% in the six months ended December 31, 1996 (and 14.1% of net revenues before the special charge to revenues).

     Rent, depreciation and amortization and interest expense, net of interest income, increased by $1,249 or 13.7% from $9,099 in the six months ended December 31, 1996 to $10,348 in the six months ended December 31, 1997. Substantially all of this increase was due to interest expense related to higher debt and depreciation expense related to capital additions.

     Summit's effective tax rate was 39.5% of income in the six months ended December 31, 1997 and in the six months ended December 31, 1996. Net income increased $2,316 from $516 in the six months ended December 31, 1996 to $2,832 in the six months ended December 31, 1997. The net income of $516 for the six months ended December 31, 1996 included $2,420 for the special charge described earlier. Net income before the special charge, decreased $104 or 3.5% from $2,936 in the six months ended December 31, 1996 to $2,832 in the six months ended December 31, 1997.

1997 COMPARED TO 1996 (DOLLARS IN THOUSANDS)

     Net revenues increased $21,865 or 12.4% from $176,062 in fiscal 1996 to $197,927 in fiscal 1997. The increase occurred due to the following:

                                                          AMOUNT   PERCENT
                                                          ------   -------
1.  Rehabilitative and other speciality services.....    $ 7,553      34.6%
2.  New beds opened in fiscal years 1996 and 1997....     12,450      56.9
3.  Increased census days and revenue rate...........      5,647      25.8
4.  Pharmacy operations..............................      2,315      10.6
5.  Special charge to Medicare revenue...............     (6,100)    (27.9)
                                                         -------     -----
                                                         $21,865     100.0%
                                                         =======     =====

     The special charge to Medicare revenues reflects the result of adjustments proposed by Medicare in connection with an audit of fiscal 1995, which would have an effect on revenues for that fiscal year, fiscal 1996 and fiscal 1997. Average occupancy was 84.8% in the fiscal year ended June 30, 1997 compared to 85.9% in the fiscal year ended June 30, 1996. Excluding newly constructed beds, the average occupancy was 87.0% in the fiscal year ended June 30, 1997 and 86.4% in the fiscal year ended June 30, 1996. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) patients as a percentage of gross revenues was 69.6% in the fiscal year ended June 30, 1997 and 66.6% in the fiscal year ended June 30, 1996.

     Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues, before the effect of the special charge, increased from 84.6% of net revenues in the fiscal year ended June 30, 1996 to 88.0% in the fiscal year ended June 30, 1997. Total salaries and employee related benefits were 43.9% of net revenues, before the effect of the special charge, in the fiscal year ended June 30, 1997 compared to 44.4% of net revenues in the fiscal year ended June 30, 1996. Purchases of rehabilitative and other specialty services were 25.3% of net revenues, before the effect of the special charge, in the fiscal year ended June 30, 1997 compared to 21.6% of net revenues in the fiscal year ended June 30, 1996. Expenses increased $30,580 or 20.5% from $148,929 in the fiscal year ended June 30, 1996 to $179, 509 in the fiscal year ended June 30, 1997 for the following reasons:

                                                                                AMOUNT    PERCENT
                                                                                -------   -------
1.  Rehabilitative and other speciality services...........................     $ 8,680      28.4%
2.  Expenses relating to new beds opened in fiscal years 1996 and 1997.....      11,529      37.7
3.  Salaries and benefits..................................................       6,612      21.6
4.  Other expenses.........................................................       3,759      12.3
                                                                                -------     -----
                                                                                $30,580     100.0%
                                                                                =======     =====

     Income before rental, depreciation and amortization and interest expense, net of interest income, decreased $8,715 or 32.1% from $27,133 in the fiscal year ended June 30, 1996 to $18,418 in the fiscal year ended June 30, 1997 and was 9.3% of net revenues in the fiscal year ended June 30, 1997 (and 12.0% of net revenues before the special charge to revenues) compared to 15.4% in the fiscal year ended June 30, 1996.

     Rental, depreciation and amortization and interest expense, net of interest income, increased by $2,858 or 18.6% from $15,372 in the fiscal year ended June 30, 1996 to $18,230 in the fiscal year ended June 30, 1997. The increase was primarily due to depreciation of additions to property and equipment and interest expense related to higher long-term debt.

     Summit's effective tax rate was 63.3% of income in the fiscal year ended June 30, 1997 compared to 37.9% of income in the fiscal year ended June 30, 1996. The increase in the effective tax rate was primarily due to certain permanent differences between book income and taxable income. Net income was $69 for the fiscal year ended June 30, 1997, a decrease of $7,240 or 99.1% from $7,309 for the fiscal year ended June 30, 1996.

1996 COMPARED TO 1995 (DOLLARS IN THOUSANDS)

     Net revenues increased $39,036 or 28.5% from $137,026 in fiscal 1995 to $176,062 in the fiscal year 1996. The increase occurred due to the following:

                                                        AMOUNT   PERCENT
                                                        ------   -------
1.  Acquisitions in fiscal year 1995................   $13,228      33.9%
2.  Rehabilitative and other speciality services....    11,527      29.5
3.  Increased census days and revenue rate..........     8,017      20.5
4.  New beds opened in fiscal years 1995 and 1996...     3,614       9.3
5.  Pharmacy operations.............................     2,650       6.8
                                                       -------    ------
                                                       $39,036     100.0%
                                                       =======    ======

     Average occupancy was 85.9% in the fiscal years ended June 30, 1996 and 1995, and new beds were opened in both fiscal years. Excluding acquisitions and newly constructed beds, the average occupancy was 88.4% in the fiscal year ended June 30, 1996 and 89.0% in the fiscal year ended June 30, 1995. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) as a percentage of gross revenues was 66.6% in the fiscal year ended June 30, 1996 and 63.3% in the fiscal year ended June 30, 1995.

     Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other as a percent of net revenues increased from 82.0% of net revenues in the fiscal year ended June 30, 1995 to 84.6% in the fiscal year ended June 30, 1996. Total salaries and employee related benefits were 44.4% of net revenues in the fiscal year ended June 30, 1996 compared to 46.1% of net revenues in the fiscal year ended June 30, 1995. Expenses increased $36,552 or 32.5% from $112,377 in the fiscal year ended June 30, 1995 to $148,929 in the fiscal year ended June 30, 1996 for the following reasons:

                                                           AMOUNT   PERCENT
                                                           ------   -------
1.  Rehabilitative and other speciality services.......   $10,906      29.8%
2.  Acquisitions in fiscal year 1995...................    10,454      28.6
3.  Salaries and benefits..............................     7,592      20.8
4.  Expenses relating to new beds opened in fiscal
      years 1995 and 1996..............................     3,202       8.8
5.  Other expenses.....................................     4,398      12.0
                                                          -------    ------
                                                          $36,552     100.0%
                                                          =======    ======

     Income before rental, depreciation and amortization and interest expense, net of interest income, increased $2,484 or 10.1% from $24,649 in the fiscal year ended June 30, 1995 to $27,133 in the fiscal year ended June 30, 1996 and was 15.4% of net revenues in the fiscal year ended June 30, 1996 compared to 18.0% in the fiscal year ended June 30, 1995.

     Rental, depreciation and amortization and interest expense, net of interest income, increased by $3,221 or 26.5% from $12,151 in the fiscal year ended June 30, 1995 to $15,372 in the fiscal year ended June 30, 1996. Substantially all of this increase was due to depreciation and amortization, rent and interest expense related to acquisitions and newly constructed beds in fiscal years 1995 and 1996.

     Summit's effective tax rate was 37.9% of income in the fiscal year ended June 30, 1996 and 39.9% of income in the fiscal year ended June 30, 1995. Net income after taxes decreased $202 or 2.7% from $7,511 in the fiscal year ended June 30, 1995 to $7,309 in the fiscal year ended June 30, 1996.

HISTORIC LIQUIDITY AND CAPITAL RESOURCES (DOLLARS IN THOUSANDS)

     At June 30, 1997, Summit had $3,994 in cash and cash equivalents and working capital of $12,648. For the fiscal year ended June 30, 1997, Summit's cash and cash equivalents increased by $1,336 over the prior year.

     Net cash provided by operating activities increased $11,149 from $6,866 for the fiscal year ended June 30, 1996 to $18,015 for the fiscal year ended June 30, 1997. Net cash provided by operating activities, plus proceeds of $15,000 in new long-term debt (see description below) were used principally for capital expenditures of $24,075 for new and existing centers, the net reduction of loans outstanding on the line of credit of $1,000, the purchase of a lease option for $2,022, and the acquisition of a 50% interest in an institutional pharmacy for $1,565.

     Accounts receivable, less allowance for doubtful accounts, increased $5,819 due to increased total revenues in the fiscal year ended June 30, 1997 compared to the prior year, primarily in Medicare and managed care revenues. At June 30, 1997, Summit's average accounts receivable days outstanding were 41, compared to 39 at June 30, 1996.

     For the fiscal year ended June 30, 1997, Summit added $24,075 to its property and equipment. These additions were primarily for the completion of a 210-bed SNF in Fort Worth, Texas, at a cost of $2,300, construction of a 66-bed ALF in Orange, California, at a cost of $3,525, and the renovation of buildings and replacement of furniture and equipment at the remaining centers and the pharmacies, at a cost of $18,250.

     These additions to property and equipment were primarily financed with funds from $15,000 of Senior Secured Notes issued in July 1996 and with cash generated from operations. The $15,000 funding represents the second and last issuance of the $70,000 Senior Secured Notes. The initial funding of $55,000 occurred in December 1995.

     Summit believes that it has sufficient cash flow from its existing operations and from its bank line of credit to service long-term debt due within one year of $6,997 (Summit intends to borrow this amount against its bank line of credit which has a revolver extending to September 30, 1998 followed by a three-year payment period), to make normal recurring capital replacements, additions and improvements to existing centers of approximately $9,100 planned for the next twelve months, to develop properties costing approximately $3,000 over the next twelve months, to purchase a 111-bed center for $1,871 in accordance with a purchase option in a lease and to meet other long-term working capital needs and obligations. The loans outstanding on the line of credit at June 30, 1997 were $5,000. Summit expects, on a selective basis, to pursue expansion of its existing centers and the acquisition or development of additional centers in markets where demographics and competitive factors are favorable.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY FOLLOWING THE TRANSACTIONS (DOLLARS IN THOUSANDS)

     Interest payments on the Notes and any borrowings under the New Credit Facility will represent significant liquidity requirements for the Company. Any future borrowings under the New Credit Facility will bear interest at floating rates and will require interest payments on varying dates depending on the interest rate option selected by the Company. See "Description of Other Indebtedness--New Credit Facility".

     The Company's remaining liquidity demands will be primarily for capital expenditures and working capital needs. The Company expects to spend approximately $4.5 million on capital projects in 1998, with approximately $4.0 million of that amount representing maintenance-related capital expenditures. The Company currently expects to spend a similar amount on capital expenditures in fiscal 1999. The New Credit Facility and the Indenture will impose restrictions on the Company's investments.

     The Company's primary sources of liquidity are expected to be cash flows from operations and borrowings under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility". Approximately $16.0 million is available to be drawn by the Company under the New Credit Facility. In addition, the Company has approximately $14.0 million in revolving credit loans and $85.0 million in term loans outstanding under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility".

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and any acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors".

                                   BUSINESS

THE COMPANY

     The Company is a leading operator of long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. The Company operates a network of facilities in California, Texas and Arizona, including 44 SNFs that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six ALFs that provide room and board and social services in a secure environment. In addition to long-term care, the Company provides a variety of high-quality ancillary services such as physical, occupational and speech therapy in Company-operated facilities, unaffiliated facilities and acute care hospitals. The Company also operates three institutional pharmacies (one of which is a joint venture), which service acute care hospitals as well as SNFs and ALFs both affiliated and unaffiliated with the Company, an outpatient therapy clinic and a DME company. The Company operates 50 facilities with approximately 6,600 beds serving Medicare, Medicaid, managed care, private pay and other patients.

     Both Fountain View and Summit have demonstrated records of revenue growth, increasing average census (occupancy) levels and improvements in quality mix (defined as non-Medicaid revenues). During the five fiscal years ended 1997, revenues for Fountain View and Summit increased at compound annual growth rates of 13.1% and 27.1%, respectively. During the same period, average census levels at Fountain View facilities increased from 87.0% to 89.3%, quality mix increased from 58.4% to 72.9% and net income increased from $2.4 million to $5.2 million. Average census levels at Summit facilities (excluding three facilities which commenced operations or were renovated in 1996 or later) increased from 87.2% for the year ended June 30, 1993 to 88.7% for the six months ended December 31, 1997, quality mix increased from 64.8% to 69.6% during the four fiscal years ended 1997 and net income was $5.0 million for the year ended June 30, 1993 and $2.8 million for the six months ended December 31, 1997. The Company had revenues of $155.5 million, an average census level of 86.5% (excluding three Summit facilities which commenced operations or were renovated in 1996 or later), a quality mix of 64.3% and net income of $706,000 for the nine months ended September 30, 1998.

     Management believes that the Company's strong operating performance has been supported by the Company's ability to (i) provide high-quality, high-acuity care, (ii) utilize an efficient cost structure, (iii) operate a network of attractive, modern facilities, (iv) maintain a leading market position and (v) capitalize on the extensive experience of its management.

     The Company intends to pursue a strategy of further increasing its revenues and profitability by capitalizing on the relative strengths of Fountain View and Summit. In implementing its strategy, the Company expects to (i) further increase the proportion of revenues derived from high-acuity specialty medical services, (ii) broaden the implementation of its cost-effective operating model,
(iii) expand its ancillary services businesses, (iv) pursue controlled expansion through construction and acquisition-related growth, and (v) capitalize on benefits derived from the Transactions.

COMPANY HISTORY

     Fountain View was founded in 1964 and originally operated two nursing homes in Los Angeles, California. Fountain View has expanded the size and scope of its core long-term care business by acquiring facilities and by introducing ancillary services to existing operations. Since 1982, the business has grown from two facilities to nine, with each facility providing a broad array of specialty medical care. Fountain View was one of the first operators of long- term care facilities to receive a contract with Medi-Cal to provide sub-acute care and currently has 36 beds in two facilities dedicated to providing Medi-Cal patients with sub-acute services (which are eligible for significantly higher per diem reimbursement rates than standard Medi-Cal per diem reimbursement rates). Fountain View's nine facilities have a total of 1,227 beds, of which 1,061 are dedicated to serving skilled nursing patients and 166 of which comprise an ALF. Each of Fountain View's facilities is located in close proximity to a hospital, facilitating patient referrals. Many of Fountain View's skilled nursing patients have been discharged from acute care hospitals and require medically complex treatments. Fountain View has placed strategic emphasis on providing higher-acuity care while simultaneously developing a cost-effective operating model. Fountain View, through Locomotion Therapy, also provides physical, occupational and speech therapy to unaffiliated nursing homes and acute care hospitals as well as several Fountain View facilities. Fountain View also owns an outpatient therapy clinic company and a DME business.

     Summit was incorporated in 1981 as a wholly-owned subsidiary of Summit Health Ltd., an operator of acute care hospitals. Summit provides diversified nursing, specialty medical and sub-acute care at 36 owned or leased SNFs as well as assisted living services at five ALFs located in California, Texas and Arizona. Summit currently operates 36 SNFs with a total of 4,872 beds. Within its SNFs, Summit has established separate units for specialty medical and sub-acute care dedicated to patients requiring complex services such as chemotherapy, pulmonary and cardiac care, wound care, respiratory therapy and intensive physical, occupational and speech therapies. Summit also operates five ALFs with a total of 475 beds which include certain beds designated as specialty beds, primarily for early-stage Alzheimer's residents. Summit also operates two institutional pharmacies in Southern California and owns a 50% interest in a pharmacy in Texas through a joint venture. The pharmacies provide pharmaceutical products and services to all of Summit's facilities as well as to unaffiliated SNFs, ALFs and acute care hospitals in Southern California and Texas, including certain Fountain View facilities.

INDUSTRY

     In 1997, nursing home spending was approximately $85 billion and is expected to reach more than $100 billion by the year 2000, representing an average annual increase of approximately 6.1%. Demand for long-term care facilities is expected to continue to increase substantially as the result of cost containment initiatives, demographic and social trends as well as industry consolidation.

     COST CONTAINMENT INITIATIVES. During the past several years, Medicare managed care enrollment has grown to more than 14% nationwide. The trend toward managed care in the Medicare population is particularly evident in California, where approximately 35% of Medicare enrollees were participating in a managed care program during 1996. Cost containment initiatives developed by managed care plans have contributed to shorter hospital stays for acute care patients. Because acute care patients often still require medically complex treatments following discharge from a hospital, management believes that SNFs will experience increased demand for high-acuity services, which are typically eligible for higher reimbursement rates. In addition, management believes that certain SNFs will further develop the ability to offer attractive rates to third-party payors for high-acuity specialty medical services primarily as the result of the significantly lower overhead costs generated by SNFs relative to acute care hospitals and hospital-based SNFs. Labor costs are also generally lower in SNFs than in hospitals, which typically have higher staffing ratios, higher salary structures, and significantly more administrative personnel, including nursing staff resources not fully dedicated to providing care.

     DEMOGRAPHIC TRENDS. Demand for long-term care services rises meaningfully among persons over the age of 75, an age group that has been growing and is projected to continue growing significantly faster than the overall population according to the United States Bureau of the Census. This increase in the elderly portion of the population reflects, among other things, improvements in medical technology, disease prevention, nutrition and overall health maintenance. The segment of the population over 85 years of age, which comprises the largest percentage of long-term care residents, is the fastest- growing segment of the population and is projected to increase by more than 19.4% from approximately 3.6 million or 1.4% of the domestic population in 1995 to approximately 4.3 million or 1.6% of the domestic population in the year 2000. By 2010, the population of this segment is expected to be approximately 5.7 million, representing more than a 58% increase from 1995.

     SOCIAL TRENDS. Two-income families often experience significant challenges in providing home care for elderly relatives. Management believes that ALFs will continue to experience increased demand as working families seek attractive alternatives to home care for the elderly. Additionally, management believes demand for higher-acuity services in long-term care facilities has contributed to the perception of SNFs as an increasingly attractive alternative to a wide range of potential patients.

     INDUSTRY CONSOLIDATION. Currently, approximately 1.7 million people receive care in approximately 17,000 long-term care facilities in the United States. Market share data indicates that the industry is highly fragmented, with the 30 largest operators accounting for less than 25% of total beds. Management believes that consolidation initiatives by industry participants have been structured to achieve economies of scale and to create networks of facilities that can be effectively marketed to managed care organizations. As a result, management expects that consolidation will continue among smaller local operators which lack sophisticated management information systems, high-acuity services necessary to remain attractive to acute patients and the ability to maintain strict compliance with complex regulations which govern the long-term care industry.

COMPANY STRENGTHS

     ABILITY TO PROVIDE HIGH-QUALITY AND HIGH-ACUITY CARE. Management believes that the Company's strong operating performance has been supported by the Company's ability to provide a broad range of high-quality, high-acuity services which are generally more profitable than routine healthcare services. Pro forma for the Transactions, revenues from sub-acute and specialty medical care would have represented 55% of the Company's total revenues for the year ended December 31, 1997. The Company currently serves Medicare, Medicaid, managed care, private pay and other patients by providing a continuum of sub-acute and specialty medical care, which consists of ventilator services, tracheotomy care, multiple intravenous therapy, chemotherapy, enteral/parenteral nutrition, end-stage renal disease care, blood transfusions, dialysis, wound care, rehabilitation services, pharmacy services and the provision of durable medical equipment. In addition, both Fountain View and Summit have responded to the increased demand for Alzheimer's care by broadening their specialty medical care to include Alzheimer's units in a total of 21 facilities.

     Management believes that the Company's facilities provide services similar to those provided in acute care hospitals for approximately 40% to 60% of the costs generated by acute care hospitals in providing such services. As a result, management believes the Company will increase revenues by continuing to attract managed care payors and is well-positioned to benefit from growing managed care enrollment levels.

     EFFICIENT OPERATOR AND COST-EFFECTIVE PROVIDER. Management believes it has developed significant expertise in delivering high-quality, high-acuity care through the implementation of an efficient and cost-effective operating model. Developed within the Fountain View network of facilities, management believes this model has produced high levels of efficiency and facility-level EBITDAR through the application of specific operating initiatives. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased. Management intends to expand its cost-effective operating model to maximize profitability and the quality of care provided across the Company's entire facility network.

     ATTRACTIVE, MODERN FACILITY NETWORK. Management believes the Company's facilities are in excellent aesthetic and operational condition as the result of recent comprehensive construction and renovation initiatives. Summit has expended more than $180 million over the past five years constructing, acquiring, expanding and upgrading facilities, and Fountain View has spent more than $4 million on facility improvements during the past two years. Approximately 80% of the Company's facilities were either constructed or renovated within the past three years. Management believes the Company's attractive and modern facility network will continue to support high average census and quality mix levels. In addition, management believes that the Company's recent construction and renovation initiatives will facilitate improvements in operating efficiency and reductions in maintenance capital expenditure levels. The Company owns 60% of its facilities (representing 61% of its beds) and holds options to purchase an additional 10% of its facilities, providing the Company with an attractive asset base, enhanced credit quality and increased financial flexibility.

     LEADING MARKET POSITION. Management believes the Company will operate as a leading provider of long-term and specialty medical care in several Southern California and Texas markets. The Company's Southern California facilities are strategically located in geographically clustered networks which management believes are particularly attractive to managed care organizations. Management believes the Company is well-positioned to benefit from California's rapidly increasing managed care enrollment levels, which included 35% of Medicare enrollees during 1996 as compared to a nationwide enrollment level of 14% as of July 1997. The Company also expects that the increased density of its Southern California market presence as a result of the Transactions will result in heightened brand awareness, expanded referral networks, operating and administrative economies of scale as well as improved purchasing economies.

     In addition to the Company's geographically clustered networks in Southern California, the Company operates a broad network of facilities in small to mid-size markets in Texas. Management believes the Company's Texas facilities are located in several demographically attractive markets and are generally characterized by leading market positions. In addition to the Company's strong local market presence in both Southern California and Texas, management believes the Company will be subject to a relatively low level of direct competition from any single large competitor due to the considerable fragmentation which characterizes the Company's markets.

     STRONG MANAGEMENT TEAM. Mr. Scott, the Chairman of the Company, and Mr. Snukal, the Chief Executive Officer of the Company, together have more than 43 years of senior management experience in the long-term care industry in Southern California and Texas. Mr. Scott has supervised significant expansion in the number of Summit's facilities and services through strategic acquisitions and construction. Mr. Snukal has demonstrated expertise in developing Fountain View's ability to provide specialty medical and sub-acute care in a cost-effective manner, and achieving strong facility-level operating and financial performance. Both Mr. Scott and Mr. Snukal will maintain significant involvement in the daily operations of the Company and have made significant equity contributions to the Company in connection with the Transactions. See "Prospectus Summary--The Transactions".

BUSINESS STRATEGY

     FURTHER INCREASE PROPORTION OF REVENUES DERIVED FROM SPECIALTY MEDICAL CARE. The Company intends to leverage its existing specialty medical infrastructure, further increasing the proportion of total revenues derived from specialty medical care. On a pro forma basis for the twelve months ended December 31, 1997, specialty medical revenues represented 55% of total revenues. Services comprising specialty medical care generally represent the most profitable types of services offered by long-term care providers since such services are reimbursed at higher rates than routine skilled nursing care and basic assisted living services. As a result of the trend toward shorter hospital stays by patients who require medically complex treatments and in order to deliver the highest quality care possible to its residents, the Company has developed significant expertise and experience caring for high-acuity patients. The Company's ability to provide high-acuity specialty medical and sub-acute care in its own facilities generates substantial revenue for the Company and benefits managed care payors by reducing hospital costs and by eliminating costs incurred by transferring patients to acute care hospitals to receive specialty medical care.

     BROADEN IMPLEMENTATION OF COST-EFFECTIVE OPERATING MODEL. Management intends to expand the Company's cost-effective operating model to maximize profitability and the quality of care provided across the Company's facilities. Management believes that expanded implementation of a well- designed and well-monitored operating model will enhance the quality and consistency of care delivered and improve profitability by simplifying procedures for administering care.

     EXPAND ANCILLARY SERVICES. The Company intends to increase the penetration of its therapy and pharmacy businesses within both affiliated and unaffiliated facilities. Ancillary services generally have produced higher revenues and profitability than routine long-term care services. The Company currently provides rehabilitative physical, occupational and speech therapy through Locomotion Therapy. Locomotion Therapy generated $19.7 million of revenues for the year ended December 31, 1997, providing services to unaffiliated nursing homes and acute care hospitals under 97 contracts and to eight Fountain View facilities. Management expects Locomotion Therapy to expand its provision of services to Summit facilities, which purchased approximately $34 million of therapy services from nonaffiliates during fiscal 1997. The Company also intends to pursue increased "bundling" of ancillary services, offering a unique package of rehabilitative and pharmacy services to unaffiliated facilities in a cost-efficient manner. In addition to providing ancillary therapy services, the Company operates three institutional pharmacies (one of which is a joint venture), a DME company and an outpatient therapy clinic through its subsidiary, On-Track. Several of Summit's facilities have existing, unoccupied space allocated to outpatient therapy services which the Company expects to utilize for the expansion of services provided by On-Track.

     PURSUE CONTROLLED EXPANSION THROUGH CONSTRUCTION AND ACQUISITION-RELATED GROWTH. The Company intends to acquire and construct facilities selectively in strategic locations which will facilitate operating efficiencies through economies of scale, will generate marketing synergies through further expansion of relationships and contracts with hospitals, physicians and physician groups and will lead to reduced overhead expenditures. The Company expects to acquire or construct new beds and facilities in a cost-effective manner, including expansion initiatives which utilize real estate currently owned by the Company. The Company currently owns properties adjacent to several facility locations which management believes can support the construction of approximately 1,400 additional beds at reduced cost levels relative to the expense associated with acquisition and development of new real estate.

     CAPITALIZE ON BENEFITS DERIVED FROM THE TRANSACTIONS. As a result of the Transactions, management believes the Company will be able to realize significant cost savings. As a result of the Company's contiguous geographic locations in several Southern California markets, management intends to eliminate specifically identified corporate expenses and leverage administrative resources across facilities. Management believes the Company will be able to reduce its cost of food, sanitary and medical supplies as a result of improved purchasing power and expects the Company to realize marketing and referral benefits as a result of the increased geographic density of the Company's clustered facilities. In addition, the Company expects to expand its provision of services through Locomotion Therapy to Summit facilities, which purchased approximately $34 million of therapy services from nonaffiliates during 1997.

SERVICES

  BASIC HEALTHCARE SERVICES

     Basic healthcare services refer to skilled nursing care and assisted living services. The Company provides skilled nursing care in each of Fountain View's eight SNFs and in each of Summit's 36 SNFs (which collectively have 5,933 beds). Skilled nursing care consists of 24-hour care by registered nurses, licensed practical or vocational nurses and certified aides, as well as room and board, special nutritional programs, social services, recreational activities and related medical and other services that may be prescribed by a physician. Assisted living services include general services provided by Fountain View in its ALF and by Summit in its five ALFs, all of which are located in California and which collectively have 641 beds. These services consist of basic room and board, social activities and assistance with activities of daily living such as dressing and bathing.

SPECIALTY MEDICAL CARE

     The Company provides specialty medical care, including a wide range of sub-acute services, to patients with medically complex needs who generally require more intensive treatment and a higher level of skilled nursing care. These services represent an area of strategic emphasis for the Company and typically generate higher profit margins than basic healthcare services.

     SUB-ACUTE CARE. The Company provides a wide range of sub-acute services to patients with medically complex needs, including the following:

          COMPLEX MEDICAL CARE. The Company provides complex medical care to those patients who require a combination of medical treatments. Complex medical needs often include the administration of intravenous medications for various conditions, such as fluids for hydration, diuretics for congestive heart failure, antibiotics for the treatment of infection, anti-coagulants to prevent clotting or pain control for cancer patients. Patients requiring complex medical care have typically undergone surgical procedures ranging from common joint replacements to organ transplants, and require close monitoring.

          MULTIPLE INTRAVENOUS MEDICATIONS. A variety of intravenous medications are administered to patients through several types of venous access. The Company's licensed nurses are intravenous therapy certified and skilled in initiating and handling central and peripheral lines for intravenous medications.

          BLOOD TRANSFUSIONS. The Company provides blood transfusions to post-surgical patients with severe and unresolved anemia. Blood products for transfusion are obtained through a contract with the American Red Cross.

          CHEMOTHERAPY. The Company provides chemotherapy to patients in accordance with instructions by attending hematologists/oncologists for the treatment of various cancers. Chemotherapy requires strict and careful handling of highly toxic chemotherapy agents.

          DIALYSIS. Peritoneal dialysis is typically provided to younger patients who can perform their own dialysis treatments, utilizing specialized solutions which are introduced through a peritoneal cavity port. Whenever possible, patients are taught to perform the procedure themselves upon discharge from the Company's facility. In addition, the Company provides hemodialysis to qualified patients.

          WOUND CARE PROGRAMS. Wound care programs address the needs of patients suffering from post-operative wounds, including stoma and ostomy care, and the care of amputees. Treatment for surgical wounds includes the prevention of post-operative infections and the removal of surgical staples. The Company also treats patients for existing infections, including the treatment of antibiotic resistant micro-organisms with multiple intravenous antibiotics.

          Physical therapists aid in the debridement of necrotic wounds with jet lavage or pulsed irrigation and whirlpool treatments. Electrical stimulation is used to encourage the growth of healthy tissue.

          ENTERAL/PARENTERAL NUTRITION. Patients who are unable to eat for various reasons may receive enteral or parenteral feeding. The Company's registered dietitians periodically review the nutritional needs of each patient.

          TRACHEOTOMY CARE. The Company provides care to patients who, due to any number of conditions, cannot maintain a clear or adequate airway and have undergone a tracheotomy. These patients often require mechanical ventilator support. All such patients require frequent suctioning and humidified oxygen and aggressive pulmonary rehabilitation.

          VENTILATOR CARE. Many patients who have undergone a tracheotomy also require mechanical ventilation. In treating such patients, the Company utilizes a ventilator which mechanically regulates the breathing function of the patient by dictating the volume and/or the rates of inhalation and exhalation. The Company's licensed nurses and respiratory therapists oversee a ventilator weaning program under the direction of a pulmonologist.

     ALZHEIMER'S CARE. The Company's dedicated Alzheimer's units provide care for patients with Alzheimer's disease and severe dementia. This type of care is designed to reduce the stress and agitation associated with Alzheimer's disease by addressing the problems of short attention spans and hyperactivity. The physical environment of the Company's units is designed to address the problems of disorientation and perceptual confusion experienced by Alzheimer's sufferers.

     THERAPY SERVICES. Many of the Company's patients that have undergone orthopedic surgeries, including joint replacements such as total hip or knee replacements or fractures, receive physical therapy. The Company's physical therapists also perform wound care and utilize electric stimulation to stimulate viable tissue regrowth. Occupational therapy addresses functional skills of the upper body and all aspects of self-care. The Company also provides range of motion and strengthening exercises for contracture prevention and reduction. Speech therapists treat patients with speech disorders, perceptual problems, cognitive problems, and swallowing problems. In coordination with the efforts of the Company's nursing staff and respiratory therapists, speech therapists help tracheotomy and ventilator patients use speaking valves and breathing methods which allow them to communicate with others.

     During 1997, Locomotion Therapy provided rehabilitative physical, occupational and speech therapy to unaffiliated nursing home operators and acute care hospitals under 97 contracts, as well as to eight Fountain View facilities, using a progressive, personalized treatment approach to promote the resident's
highest level of independence in mobility and strength.   Historically, a
majority of Fountain View's therapy services has been provided by Locomotion Therapy, which employs approximately 150 therapists licensed in various specialties who are assigned to facilities based on the types of contract
services requested and the specialization of the   therapists.  Throughout the
duration of the contract, the selected therapist functions as the resident therapist for a particular facility.

     Summit has also provided rehabilitative care in each of its 36 SNFs through the use of outside contractors. Historically, Summit has monitored the rehabilitative care provided in each Summit facility through the use of in-house supervisory therapists and therapy administration.

     PHARMACIES. The Company provides pharmaceutical products and services through two institutional pharmacies in Southern California. The Company also owns a 50% equity interest in a limited liability company that operates a pharmacy in Austin, Texas, which services Summit facilities in Texas as well as several unaffiliated facilities. These pharmacies service 86 unaffiliated SNFs, ALFs and acute care hospitals located throughout much of Southern California and in certain Texas markets, as well as all of Summit's and several of Fountain View's SNFs and ALFs. The Company's pharmacies, historically operated by Summit, provide prescription drugs, intravenous products, enteral nutrition therapy services and infusion therapy services, including nutrition, pain management, antibiotics and hydration.

     OUTPATIENT THERAPY CLINICS. The Company's On-Track subsidiary provides physical therapy services to the outpatient community through a facility in Fresno, California. The Company intends to open additional facilities in underserved markets where it has existing relationships with doctors and currently provides physical therapy services to nursing homes through Locomotion Therapy. Several of Summit's Texas facilities have excess capacity intended for outpatient clinics which the Company expects to utilize for the expansion of services provided by On-Track.

     DURABLE MEDICAL EQUIPMENT. The Company provides various types of durable medical equipment to Fountain View-owned facilities, as well as unaffiliated facilities, through a subsidiary. The types of equipment and supplies provided include enteral feeding supplies, poles and pumps (on a rental basis), catheterization equipment and orthotics.

SOURCES OF REVENUE

     The Company's SNFs receive payment for healthcare services from federally assisted Medicaid programs, Medicare, programs operated by preferred provider organizations, health maintenance organizations, the Veterans Administration and directly from patients or their responsible parties or insurers. The Company's ALFs receive payment exclusively from private individuals, some of whom depend upon supplemental Social Security payments as a primary source of income. The sources and amounts of the Company's revenues are and will continue to be determined by a number of factors, including the licensed bed capacity of its facilities, occupancy rate, quality mix, the type of services rendered to the patient and the rates of reimbursement among payor categories (primarily private, Medicare and Medicaid).

     The following table sets forth for Fountain View's SNFs, ALFs and therapy operations the approximate percentages of net revenues derived from the various sources of payment for the periods indicated.

                                                                   YEAR ENDED DECEMBER 31,
                                                                   -----------------------
                                                                  1995       1996       1997
                                                                  ----       ----       ----
Managed care and private pay, including Locomotion Therapy...     46.6%      47.5%      44.2%
Medicare.....................................................     20.3       19.6       25.6
Medi-Cal Sub-Acute...........................................      0.3        2.6        3.1
                                                                 -----      -----      -----
       Subtotal (Quality Mix)................................     67.2       69.7       72.9
Medi-Cal.....................................................     32.8       30.3       27.1
                                                                 -----      -----      -----
       Total.................................................    100.0%     100.0%     100.0%
                                                                 =====      =====      =====

     The following table sets forth for Summit's SNFs, ALFs and pharmacy operations the approximate percentages of total revenues derived from the various sources of payment for the periods indicated.

                                                                YEAR ENDED JUNE 30,
                                                                -------------------
                                                             1995       1996       1997
                                                             ----       ----       ----
Managed care and private pay..........................       33.8%      31.9%      29.9%
Medicare..............................................       29.5       34.7       39.7
                                                            -----      -----      -----
       Subtotal (Quality Mix).........................       63.3       66.6       69.6
Medi-Cal..............................................       36.7       33.4       30.4
                                                            -----      -----      -----
       Total..........................................      100.0%     100.0%     100.0%
                                                            =====      =====      =====

     Changes in the quality mix between Medicaid (known as Medi-Cal in California), on the one hand, and either Medicare, managed care or private pay, on the other hand, can significantly affect profitability. Quality mix represents revenues from Medicare, Medi-Cal sub-acute, managed care, and private pay patients as a percentage of revenues. Medicare, Medi-Cal sub- acute, managed care and private pay patients constitute the most profitable categories of patient mix and Medicaid patients the least profitable. Management believes the Company has maintained an attractive and improving high quality mix. In addition, the Company's average reimbursement rate per patient day for Medicare patients has increased more rapidly than for Medicaid patients, reflecting the increasing acuity level of the services provided by the Company. Services provided to Medicare patients generate a higher level of revenue per patient day at margins that generally exceed the level of profitability associated with services provided to Medicaid patients. However, the Company's profitability has not correlated directly with revenue growth, reflecting the additional costs associated with providing the higher level of care and other services required by high-acuity Medicare patients.

                    QUALITY MIX, PATIENT MIX AND OCCUPANCY

                                                            YEAR ENDED DECEMBER 31, 1997
                                                            ----------------------------
                                                       FOUNTAIN VIEW       SUMMIT      COMPANY
                                                       --------------      ------      -------
QUALITY MIX
Managed care and private pay, including Locomotion
Therapy.............................................         44.2%          30.5%        33.4%
Medicare.............................................        25.6           38.5         35.8
Medi-Cal sub-acute...................................         3.1            ---          0.6
                                                            -----          -----        -----
     Total (Quality Mix).............................        72.9           69.0         69.8
Medicaid.............................................        27.1           31.0         30.2
                                                            -----          -----        -----
                                                            100.0%         100.0%       100.0%
                                                            =====          =====        =====

PATIENT MIX
Managed care and private pay.........................        17.3           36.8         33.4
Medicare.............................................         9.0            9.1          9.1
Medi-Cal sub-acute...................................         2.2            ---          0.4
                                                            -----          -----        -----
                                                             28.5           45.9         42.9
Medicaid.............................................        71.5           54.1         57.1
                                                            -----          -----        -----
                                                            100.0%         100.0%       100.0%
                                                            =====          =====        =====
OCCUPANCY............................................        89.0%          86.0%        89.0%

     The Company's contract therapy services are provided predominantly by Locomotion Therapy. Contract therapy revenues, after intercompany eliminations, represented $17.7 million, or 26.1%, of Fountain View's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 6.2% of the Company's revenues for the year ended December 31, 1997.

     The Company's pharmacy services are derived from the three institutional pharmacies historically operated by Summit (one of which is a joint venture). Pharmacy revenues represented $20.4 million, or 10.3%, of Summit's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 7.1% of the Company's revenues for the year ended December 31, 1997.

     The Company's DME business is provided by a Fountain View subsidiary. DME revenues represented approximately $3.0 million, or 4.4%, of Fountain View's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 1.0% of the Company's revenues for the year ended December 31, 1997.

COMPLIANCE PROGRAM

     Historically, senior management of the Company has supervised the Company's compliance with applicable laws and regulations. The Company is in the process of developing and implementing an enhanced compliance program to facilitate the integration of Fountain View and Summit. In the past several years, federal and state governments have increased their scrutiny of healthcare providers with regard to compliance with applicable laws and regulations. The Accountability Act and the Balanced Budget Act have provided the federal government with increased funding for this initiative as well as a broader range of penalties available for violation of applicable laws and regulations. See "-- Government Regulations". Management believes that compliance programs are advisable, particularly in the current environment of stricter government enforcement in the healthcare industry. The OIG has released guidelines applicable to compliance programs for laboratories and hospitals, but has not yet developed a model compliance program or compliance program guidelines for the long-term care industry. Given the federal government's current fraud and abuse initiatives however, including Operation Restore Trust which focuses on the long-term care and home health industry, management believes that a compliance program will give the Company an additional layer of protection and assurance in a heavily regulated and continuously evolving industry. Management believes that an effective compliance program should maximize the Company's ability to detect and prevent potential infractions of applicable law (thus reducing the risk of a qui tam, or "whistleblower", action against the Company for infractions that were not timely detected and addressed) and may be used to resolve any infractions that do occur in a consistent and organized fashion. Further, the existence of an effective compliance program may be taken into account by the government to reduce any fines or penalties incurred by the Company for infractions or violations of applicable law or regulation.

     Management intends to develop and implement a compliance program that will involve the appointment of a compliance officer, who will report directly to the Company's board of directors and Chief Executive Officer, to assist in the development, implementation and maintenance of the compliance program. The Company anticipates that the compliance program will include policies and procedures applicable to all Fountain View and Summit facilities and will address all aspects of compliance with government requirements, including, among others, licensing obligations, quality of care, documentation requirements, billing and coding requirements, regulations regarding relationships with physicians and other healthcare providers, and federal and state reporting obligations. It is anticipated that the Company's compliance program will establish formal training requirements for all Company employees in areas applicable to individual job functions, as well as general training regarding criteria and requirements for participation in federal government healthcare programs. Management intends to establish a Company-wide hotline pursuant to which any employee may report activity that does not conform to current standards. Further, the Company anticipates that the existence of a compliance program will assist it in integrating all Fountain View and Summit facilities into a consistent Company-wide infrastructure, thereby facilitating operational and management economies of scale.

QUALITY ASSURANCE

     The Company is committed to providing its patients with the highest possible standard of quality of care. To this end, both Fountain View and Summit have in place a Quality Assurance department consisting of registered nurses who routinely visit the Company's facilities and conduct quality assurance tests to ensure the consistently high quality of care provided in each facility. Further, Quality Assurance personnel conduct regular training for the nursing and other staff of each facility. The Company intends to consolidate the Quality Assurance departments of Fountain View and Summit in order to continue their tradition of providing the highest possible quality of care. In addition, the Company intends to develop and implement a compliance program that will address, in part, quality of care issues. See "--Compliance Program".

     The Company is in the process of obtaining accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for each of its facilities. As of March 1, 1998, twelve of the Company's 44 SNFs are JCAHO accredited or are awaiting formal declaration of such accreditation, with the remainder of the facilities slated for JCAHO accreditation review in the next 24 months. Management believes that the Company's JCAHO accreditation will assist the Company in obtaining and maintaining high occupancy rates at its facilities and demonstrates its commitment to a high standard of quality of care.

MARKETING

     The Company's sales and marketing efforts are directed toward improving overall occupancy and quality mix by maximizing the number of private pay, managed care and Medicare patients on each facility's census. The Company believes that the selection of a long-term care facility is strongly influenced by word-of-mouth marketing and referrals from physicians, hospital discharge planners, community leaders and family members. Therefore, the Company's marketing strategy is focused at the local level, and the administrator, admissions coordinator and other personnel at each facility are responsible for contacting potential referral sources. Case managers at certain facilities actively market services to managed care organizations. Regional marketing directors support and coordinate sales and marketing efforts. The Company maintains a sales and marketing information system to monitor the results of its strategy.

GOVERNMENT REGULATIONS

     LICENSURE. The Company's SNF, ALF, sub-acute and specialty medical service, therapy, pharmacy and DME supplies businesses are subject to various regulatory and licensing requirements of state and local authorities in California, Texas and Arizona. Each SNF is licensed by either the California Department of Health Services, the Texas Department of Human Services or the Arizona Department of Health Services, as applicable. Each ALF is licensed by the California Department of Social Services and the pharmacies are licensed by the California Board of Pharmacy and the Texas State Board of Pharmacy. All licenses must be renewed annually, and failure to comply with applicable rules, laws and regulations could lead to loss of licenses. In granting, monitoring and renewing licenses, these agencies consider, among other things, the physical condition of the facility, the qualifications of the administrative and nursing staffs, the quality of care and compliance with applicable laws and regulations. Such regulatory and licensing requirements are subject to change, and there can be no assurance that the Company will continue to be able to maintain necessary licenses or that it will not incur substantial costs in doing so. Failure to comply with such requirements could result in the loss of the right to payment by Medicare or Medicaid as well as the right to conduct the business of the licensed entity. Further, the facilities operated by the Company are subject to periodic inspection by governmental and other regulatory authorities to assure continued compliance with various standards and to provide for their continued licensing under state law and certification under the Medicare and Medicaid programs.

     From time to time, the Company receives notices from federal and state regulatory agencies relating to alleged deficiencies for failure to comply with all components of the regulations. Facilities which are not in substantial compliance and do not correct deficiencies within a certain time frame may be subject to civil money penalties and/or terminated from the Medicare and/or Medicaid programs. While the Company endeavors to comply with all applicable regulatory requirements, from time to time certain of the Company's nursing facilities have been subject to various sanctions and penalties as a result of deficiencies alleged by HCFA or state survey agencies. While in certain instances denial of certification or licensure revocation actions have been threatened, none have been implemented. There can be no assurance, however, that the Company will not be subject to sanctions and penalties in the future as a result of such actions.

     MEDICARE AND MEDICAID. The Company's SNFs are subject to various requirements for participation in government-sponsored healthcare funding programs such as Medicare and Medicaid. To receive Medicare and Medicaid payments, each facility must also comply with a number of rules regarding charges and claims procedures, the violation of which can result in denial of reimbursement. Medicare is a health insurance program operated by the federal government for the aged and certain chronically disabled individuals. Medicare benefits are not available for the costs of intermediate and custodial levels of care including but not limited to residence in ALFs; however, medical and physician services furnished to patients requiring such care may be reimbursable under Medicare.

     Currently, the Medicare program utilizes a cost-based reimbursement system for free-standing SNFs which, subject to limits fixed for the particular geographic area on the costs for routine services (excluding capital related expenses), reimburses SNFs for reasonable direct and indirect allowable costs incurred in providing services (as defined by the Medicare program). Allowable costs normally include administrative and general costs, as well as operating costs and rental, depreciation and interest expenses. Reimbursement is subject to retrospective audit adjustment. An interim rate based upon estimated costs is paid by Medicare during the cost reporting period and a cost settlement is made following an audit of the actual costs as reported in the filed cost report. Such adjustments may result in additional payments being made to the Company or in recoupments from the Company. The Company maintains reserves to cover retroactive audit adjustments. To the extent that the Company's costs exceed certain limits known as the Medicare Routine Cost Limits, the Company may submit exception requests seeking reimbursement for such excess costs from Medicare. To date, Summit has filed three exception requests and has received approval on all three. Fountain View has not filed any exception requests to date. There is no assurance the Company will be able to recover such excess costs on any future requests. If the Company files exception requests on a regular basis in the future and fails to recover the excess costs covered by such requests, such failure could adversely affect the Company's financial position and results of operations. However, exception requests will no longer be necessary upon implementation of PPS, as discussed more fully below.

     Fiscal intermediaries also occasionally undertake a more in-depth audit of a facility's billing records. In March 1997, one of Summit's facilities was the subject of a Medicare billing audit by its fiscal intermediary, resulting in a finding that approximately $1,500,000 of charges for SNF services (after cost report settlement and subject to downward adjustment) lacked a timely certification of medical necessity by a physician. Summit has repaid such charges against reimbursement of current claims. Following this audit, Summit adopted measures to strengthen its documentation relating to physician certification. While the Company does not believe that it is the target of any other focused reviews, there can be no assurance that substantial amounts will not be expended by the Company in connection with any such audit or to defend allegations arising therefrom. If it were found that a significant number of the Company's Medicare claims failed to comply with Medicare billing requirements, the Company could be materially adversely affected.

     The Balanced Budget Act requires the establishment of a prospective payment system, or PPS, for Medicare SNFs under which facilities will be paid a federal per diem rate for virtually all covered SNF services in lieu of the current cost-based reimbursement rate. PPS for SNFs will be phased in over three cost reporting periods, starting with cost reporting periods beginning on or after July 1, 1998. For fiscal year 1999, the actual per diem is calculated as a blend of 75% facility-specific costs and 25% of the federal rate applicable to all SNFs. For fiscal year 2000, the per diem is blended at 50% facility-specific and 50% federal, for fiscal year 2001, the per diem is blended at 25% facility-specific and 75% federal, and for fiscal year 2002 and beyond, the per diem is equal to 100% of the federal rate. Further, as part of PPS, SNFs are required to implement "consolidated billing" for certain services beginning in fiscal year 1999. Remaining services, with the exception of specifically excluded services such as physician and nurse practitioner services, will be subject to consolidated billing in the future upon notice from HCFA. Consolidated billing requires that SNFs be responsible for billing all but specifically excluded services provided to Medicare residents. Prior to consolidated billing, vendors who contracted with SNFs to provide Medicare-covered services, such as therapy services, billed Medicare independently for those services. Under consolidated billing, SNFs will be responsible for billing for most such services and, consequently, directly compensating their vendors for services provided to Medicare residents. Because the SNF PPS is in the process of being phased in and its actual impact still uncertain, there can be no assurance that the Company's revenues under PPS will be sufficient to cover its costs to operate its facilities.

     In addition, prior to the enactment of the Balanced Budget Act, federal law required state Medicaid programs to reimburse SNFs for costs incurred by efficiently and economically operated providers in order to meet quality and safety standards. The Balanced Budget Act repealed this payment standard, effective for services provided on or after October 1, 1997, thereby granting states greater flexibility in establishing payment rates. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to SNFs or that payments to SNFs will be made on a timely basis. Any such efforts to reduce Medicaid payment rates or failure of states to meet their Medicaid obligations on a timely basis would have a material adverse effect on the Company.

     Current Medicare regulations applicable to transactions between related parties, such as the Company's subsidiaries, are relevant to the amount of Medicare reimbursement that the Company is entitled to receive for goods and services which are charged to the Medicare program. The amount charged on related party transactions is dependent upon whether or not the related party exception applies. For transactions between each provider and the applicable related party which do not qualify for the related party exception, the transaction is recorded at cost and no profit may be earned by the related party. For transactions which do qualify for the related party exception, the transaction is recorded at fair market value. In order for transactions to qualify as an exception to the related party rule, the following conditions must be met: (i) the related party must be a bona fide organization; (ii) a substantial part of the services of each such related party must be transacted with non-affiliated entities, and there must be an open, competitive market for such services; (iii) the services provided by each such entity commonly are obtained by a provider from other organizations, and are not a basic element of patient care provided by such facilities; and (iv) the prices charged to the provider by such entities are in line with the charges for such services in the open market, and no more than the prices charged by such entities under comparable circumstances to non-affiliated entities. The Company believes that it satisfies the requirements for exception to the related party rules in transactions between its long-term care facilities and its therapy, DME and pharmacy subsidiaries. If, however, the Company has failed or, in the future, fails to satisfy regulations for the related party exception with respect to inter-corporate transactions, the Medicare reimbursement that the Company received or will receive could be reduced, and as a result, the Company's financial condition could be materially and adversely affected.

     The Company's financial condition and results of operations may also be affected by the revenue reimbursement process, which in the Company's industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment by payors during the settlement process. Payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain costs are not reimbursable or because additional supporting documentation is necessary. The majority of third-party payor balances are settled within two to three years following provision of services. The Company's results of operations would be materially and adversely affected if the amount actually received from third-party payors in any reporting period differed materially from the amounts accrued in prior periods. The Company's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors (for example, Medi-Cal has in the past exposed providers to payment delays, thus affecting reimbursement).

     THERAPY REGULATION. The Company furnishes therapy services on a contract basis to certain affiliated and unaffiliated providers. For Medicare patients, the providers bill the Medicare program for reimbursement of the amounts paid to the Company for these services. HCFA has the authority to establish limits on the amount Medicare reimburses for therapy services. For services other than inpatient hospital services, these limits are equivalent to the reasonable amount that would have been paid if provider employees had furnished the services. HCFA has exercised this authority by publishing "salary equivalency guidelines" for physical therapy, respiratory therapy, speech language pathology and occupational therapy services. On January 30, 1998, HCFA issued a final regulation, effective April 1, 1998, that will revise the pre-existing salary equivalency guidelines for physical therapy and respiratory therapy and establishes, for the first time, salary equivalency guidelines for speech language pathology and occupational therapy services. HCFA estimates that the regulation will increase the reimbursement rates for physical therapy by 35% and for respiratory therapy by 10%. In contrast, however, HCFA expects the salary equivalency rates for occupational therapy and speech language pathology to reduce current reimbursement rates by 40% and 25%, respectively. The salary equivalency guidelines will not apply to SNFs that are paid under PPS, which is being phased-in by Medicare, as discussed above. Management cannot predict the effect the salary equivalency guidelines will have on the Company.

     PHARMACY REGULATION. The Company's pharmacies are subject to a variety of state licensing and other laws governing the storage, handling, sale or dispensing of drugs, and the provision of a duly licensed pharmacist in each pharmacy, in addition to federal regulation under the Food, Drug and Cosmetic Act and the Prescription Drug Marketing Act. Moreover, the Company is required to register its pharmacies with the United States Drug Enforcement Administration, and to comply with requirements imposed by that agency with respect to security and reporting of inventories and transactions. Medicare pays for the costs of prescription drugs furnished in a number of different settings under very limited circumstances. The California and Texas Medicaid programs reimburse pharmacies for drugs supplied to patients based on the cost of the drug plus an additional amount which varies depending on the type of drugs supplied.

     OUTPATIENT THERAPY REGULATION. Outpatient therapy services are currently reimbursed on a per visit basis, subject to cost limits established by HCFA for the given type of therapy provided to the patient. The Balanced Budget Act contains provisions affecting outpatient rehabilitation agencies and providers, including a 10% reduction in operating and capital costs for 1998, a fee schedule for therapy services beginning in 1999, and the application of per beneficiary therapy caps currently applicable to independent therapists to all outpatient rehabilitation services beginning in 1999. These provisions may affect the reimbursement to the Company in connection with the services provided by On-Track, the Company's outpatient therapy subsidiary.

     DME REGULATION. Medicare generally provides reimbursement for DME on a fee schedule basis. The amount reimbursed depends on the classification of the DME and, generally, will be the lesser of (1) the provider's actual charge for the DME or
(2) the fee schedule amount.

     REFERRAL RESTRICTIONS AND FRAUD AND ABUSE. The Company is also subject to federal and state laws which govern financial and other arrangements between healthcare providers. Federal law, as well as the law in California, Texas and Arizona and other states, prohibits direct or indirect payments in some cases or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include the federal Anti-Kickback Statute which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare and Medicaid patients. A wide array of relationships and arrangements, including ownership interests in a company by persons who refer or are in a position to refer patients, as well as personal service agreements have, under certain circumstances, been alleged or been found to violate these provisions. Certain arrangements, such as the provision of services for less than fair market value compensation, may also violate such laws. Because of the law's broad reach, the federal government has published regulations, known commonly as "safe harbors", which set forth the requirements under which certain relationships will not be considered to violate the law. One of these safe harbors protects payments for personal services which are set in advance at a fair market rate and which do not vary with the value or volume of services referred, provided there is a written contract which meets certain requirements. A similar safe harbor applies for certain agreements for management services. A safe harbor for discounts, which focuses primarily on appropriate disclosure, is also available. A violation of the federal Anti-Kickback Statute and similar state laws could result in the loss of eligibility to participate in Medicare or Medicaid, or in criminal penalties of up to five years imprisonment and/or $25,000 fines.

     In addition, the federal government and some states restrict certain business relationships between physicians and other providers of healthcare services. Effective January 1, 1995, Stark II prohibits any physician with a financial relationship (defined as a direct or indirect ownership or investment interest or compensation arrangement) with an entity from making any Medicare or Medicaid referrals for a broad array of "designated health services" to such entity. Violations of Stark II may result in the imposition of civil monetary penalties of up to $15,000 for each prohibited service provided as well as restitution of reimbursement for such services.

     There are various federal and state laws prohibiting other types of fraud by healthcare providers, including criminal provisions which prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violation of these provisions is a felony punishable by up to five years imprisonment and/or $25,000 fines. Civil provisions prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment. The penalties for such a violation are fines of not less than $5,000 nor more than $10,000, plus treble damages, for each claim filed.

     State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Accountability Act and the Balanced Budget Act expand the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs and the establishment of civil monetary penalties for violations of the anti-kickback provisions. While the Company believes that its billing practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to interpretation. There can be no assurance that aggressive anti-fraud enforcement actions will not adversely affect the business of the Company.

     Under Operation Restore Trust, a major anti-fraud demonstration project, the OIG, in cooperation with other federal and state agencies, has focused on the activities of SNFs, home health agencies, hospices, and DME suppliers in certain states, including California and Texas, in which the Company currently operates. Due to the success of Operation Restore Trust, the project has been expanded to numerous other states and to additional healthcare providers including providers of ancillary nursing home services. While management does not believe the Company is the target of any Operation Restore Trust investigations, there can be no assurance that substantial amounts will not be expended by the Company to cooperate with any such investigation or to defend allegations arising therefrom. If it were found that any of the Company's practices failed to comply with the anti-fraud provisions, the Company could be materially affected.

     CORPORATE PRACTICE OF MEDICINE. Many states, including California, Texas and Arizona, prohibit business corporations and other persons or entities not licensed to practice medicine from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. These laws, their construction and level of enforcement, vary from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. Some states interpret the 'practice of medicine' broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine, even where the physician rendering the medical services is not an employee of the corporation and the corporation exercises no discretion with respect to the diagnosis or treatment of a particular patient. The Company believes that its current and intended operations do not and will not violate applicable state laws regulating the unlicensed practice of medicine by a business corporation. However, because the laws governing the corporate practice of medicine vary from state to state, any expansion of the operations of the Company to a state with strict corporate practice of medicine laws may require the Company to modify its operations with respect to one or more of such practices, which may result in increased financial risk to the Company. Further, there can be no assurance that the Company's arrangements will not be successfully challenged as constituting the unauthorized practice of medicine. See "Risk Factors -- State Laws Regarding Prohibition of Corporate Practice of Medicine".

     PENDING LEGISLATION. Government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative ceilings and government funding restrictions, all of which could materially decrease the rates paid to the Company for its future services or the services for which the Company will be able to seek reimbursement. Since 1972, Congress has consistently attempted to curb federal spending on healthcare programs. The Company expects that there will continue to be a number of state and federal proposals to limit Medicare and Medicaid reimbursement for healthcare services. The Company cannot at this time predict what healthcare reform legislation will ultimately be enacted and implemented or whether other changes in the administration or interpretation of the governmental healthcare programs will occur. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs, if enacted, will not have a material adverse effect on the results of operations of the Company.

     SHIFT TO MANAGED CARE. The growth in healthcare spending has caused the private sector, Medicare and state Medicaid programs to reshape the financing of healthcare services for their beneficiaries. Management anticipates that one of the most significant changes to the financing of healthcare services will be the shift to managed care, and that the federal Medicare program, state Medicaid programs and private insurers will place greater reliance on managed care alternatives in the future. According to HCFA, as of 1996, 35% of Medicare enrollees in California had enrolled in a managed care program. In comparison, 8% of Medicare enrollees in Texas are enrolled in managed care programs, and approximately 14% of Medicare enrollees nationwide are enrolled in a managed care program. Providers are generally willing to discount charges for services to managed care patients because managed care plans can direct (or strongly influence) the flow of patients. Management believes that the Company is likely to service an increasing proportion of managed care enrollees in the future, although payment rates for such services may not be as favorable as those presently in effect. There can be no assurance that reimbursements for services provided under managed care programs will not adversely affect the Company's revenues.

     ENVIRONMENTAL REGULATION. The Company is also subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Among the types of regulatory requirements faced by healthcare providers are: air and water quality control requirements; waste management requirements; specific regulatory requirements applicable to asbestos, polychlorinated biphenyls, and radioactive substances; requirements for providing notice to employees and members of the public about hazardous materials and wastes; and certain other requirements.

     In its role as owner and/or operator of properties or centers, the Company may be subject to liability for investigating and remedying any hazardous substances that have come to be located on the property, including any such substances that may have migrated off, or emitted, discharged, leaked, escaped or been transported from, the property. Ancillary to the Company's operations are, in various combinations, the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive, flammable and other hazardous materials, wastes, pollutants or contaminants. Such activities may result in damage to individuals, property or the environment; may interrupt operations and/or increase their costs; may result in legal liability, damages, injunctions or fines; may result in investigations, administrative proceedings, penalties or other governmental agency actions; and may not be covered by insurance. There can be no assurance that the Company will not encounter such risks in the future, and such risks may result in material adverse consequences to the operations or financial condition of the Company.

COMPETITION

     The Company operates in a highly competitive industry. The Company's SNFs and ALFs are located in communities that also are served by similar facilities operated by others. Some competing facilities provide services not offered by the Company and some are operated by entities having greater financial and other resources than the Company. In addition, some competing facilities are operated by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to the Company. Furthermore, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of acute care hospitals have converted portions of their facilities to other purposes, including specialty and sub-acute units. The competitiveness of the Company's markets is further supported by the fact that within California, Texas and Arizona, a Certificate of Need is no longer required in order to build or expand a SNF. However, in Texas, competition is limited by restrictions on the number of beds that can be enrolled in the Medicaid program.

     The Company also expects to encounter competition during future initiatives of acquiring or developing new facilities. The Company's pharmacies and DME business also operate in highly competitive environments and compete with regional and local pharmacies, medical supply companies and pharmacies operated by other long-term care chains or by other companies ranging from small local operators to companies which are national in scope and distribution capability. The Company also expects to encounter continued competition in connection with the provision of other ancillary services, including physical, occupational and speech therapy.

PROPERTIES

     As of September 30, 1998, the Company had a total of 44 SNFs with an aggregate of 5,937 beds and 6 ALFs with an aggregate of 641 beds, as reflected in the following tables:

                           SUMMIT            FOUNTAIN VIEW          TOTAL       TOTAL
                           ------            -------------
       STATES       FACILITIES    BEDS     FACILITIES    BEDS     FACILITIES     BEDS
       ------       ----------    ----     ----------    ----     ----------     ----
SNFs
  California.....        13      1,515          8       1,061         21        2,576
  Texas..........        22      3,211         --          --         22        3,211
  Arizona........         1        150         --          --          1          150
                         --      -----         --       -----         --        -----
     Subtotal....        36      4,876          8       1,061         44        5,937
ALFs
  California.....         5        475          1         166          6          641
                         --      -----         --       -----         --        -----
     Total.......        41      5,351          9       1,227         50        6,578
                         ==      =====         ==       =====         ==        =====

                           FOUNTAIN VIEW FACILITIES

                                                                            YEAR       YEAR
            FACILITY                LOCATION      #BEDS    OWNED/LEASED     BUILT    RENOVATED
            --------                --------      -----    ------------     -----    ---------
SKILLED NURSING-CALIFORNIA
   Rio Hondo..................    Montebello        200      Leased(a)       1968    1996/1998
   Hancock Park...............    Los Angeles       141      Leased          1969    1996/1998
   Brier Oak Terrace..........    Los Angeles       159      Leased          1966    1997/1998
   Alexandria.................    Los Angeles       177      Leased          1969         1997
   Montebello.................    Montebello         99      Leased(a)       1969           --
   Fountain View..............    Los Angeles        99      Leased(a)       1963    1996/1998
   Sycamore Park..............    Los Angeles        90      Leased(a)       1965         1997
   Elmcrest...................    El Monte           96      Leased          1958         1997
ASSISTED LIVING-CALIFORNIA
   Hancock Park...............    Los Angeles       166      Leased          1971    1996/1998
                                                  -----
TOTAL.........................                    1,227
                                                  =====

______________
(a) Facility is owned by the Snukal family and leased to a subsidiary of Fountain View.

                               SUMMIT FACILITIES

                                                                                                     YEAR
                                                                                                     ----
            FACILITY                LOCATION              #BEDS    LEASED/OWNED      YEAR BUILT    RENOVATED
            --------                --------              -----    ------------      ----------    ---------
SKILLED NURSING - CALIFORNIA
Woodland......................     Reseda                   153        Leased           1972          1996
Royalwood.....................     Torrance                 108        Leased           1952         1998(c)
Valley........................     Fresno                    99        Owned            1960          1996
Villa Maria...................     Santa Maria               85        Owned            1970          1995
Earlwood......................     Torrance                  85        Owned            1967          1993
Sharon........................     Los Angeles               85        Leased           1967          1996
Bay Crest.....................     Torrance                  78        Leased       1960/1968(b)      1995
Fountain......................     Orange                   172        Owned        1963/1966(b)      1994
Carehouse.....................     Santa Ana                174        Owned        1974/1994(b)     1998(c)
Palm Grove....................     Garden Grove             122        Leased           1958          1994
Anaheim.......................     Anaheim                   97        Leased           1967          1997
Devonshire....................     Hemet                     98        Owned            1969          1992
Willow Creek..................     Fresno                   159        Owned            1996          ----
                                                          -----
     Subtotal.................                            1,515
SKILLED NURSING - TEXAS
Coronado......................     Abilene                  219        Owned            1969          1996
West Side.....................     White Settlement         238        Owned            1985          1996
The Woodlands.................     Houston                  212        Owned            1988          1994
Colonial Tyler................     Tyler                    162        Owned            1968          1997
Colonial Manor................     New Braunfels            152        Owned            1967          1996
Guadalupe Valley..............     Seguin                   149      Leased(a)          1990          1996
Town & Country................     Boerme                   124        Owned            1972          1994
Clairmont - Longview..........     Longview                 174        Owned        1986/1996(b)      ----
Clairmont-Beaumont............     Beaumont                 148        Owned        1987/1996(b)      ----
Clairmont-Tyler...............     Tyler                    116        Owned            1989          1998
Southern Manor................     Hallettsville            114        Owned            1991          1995
Southwood.....................     Austin                   112        Owned            1975          1992
Comanche Trail................     Big Spring               115      Leased(a)          1991          1995
Lubbock.......................     Lubbock                  114        Owned            1968          1995
Monument Hill.................     La Grange                111        Owned            1987          1997
Live Oak......................     George West              100      Leased(a)          1993          1995
Oak Crest.....................     Rockport                  92        Owned            1991          1996
Oakland Manor.................     Giddings                 114        Owned            1992          1995
Oak Manor.....................     Flatonia                  80        Owned            1980          1995
Heritage Oaks.................     Lubbock                  161        Owned        1995/1996(b)      ----
Cityview......................     Fort Worth               210        Owned            1997          ----
Briarcliff....................     McAllen                  194      Leased(a)      1993/1996(b)      ----
                                                          -----
     Subtotal.................                            3,211
SKILLED NURSING - ARIZONA
Phoenix.......................     Phoenix                  150        Leased       1965/1995(b)      1995
ASSISTED LIVING - CALIFORNIA
Carson........................     Carson                   202        Owned            1972          1994
Spring........................     Torrance                  51        Owned            1962          1993
Hemet.........................     Hemet                     84       Owned(d)          1965          1997
Fountain......................     Orange                    72        Owned            1967          1995
Ashton Court..................     Orange                    66        Owned            1967          1997
                                                          -----
     Subtotal.................                              475
                                                          -----
     Total....................                            5,351

_____________
(a)  Option to purchase.
(b)  Year of latest addition to facility.
(c)  Scheduled.
(d) Building owned by Summit with real property held under a ground lease extending to 2030.

EMPLOYEES

     As of September 30, 1998, Fountain View had approximately 1,200 full-time equivalent employees, and Summit had approximately 4,700 full-time equivalent employees. Fountain View has three collective bargaining agreements for a union covering approximately 400 of Fountain View's employees. Fountain View considers the relations with its employees to be good and it has not experienced any strikes or work stoppages. None of Summit's employees are covered by collective bargaining agreements and Summit considers the relations with its employees to be good and it has not experienced any strikes or work stoppages. Both Fountain View and Summit are subject to federal and state minimum wage and applicable federal and state wage and hour laws and maintain various employee benefit plans.

INSURANCE

     Fountain View maintains general and professional liability coverage, employee benefits liability, property, inland marine, crime, boiler and machinery coverage, health, automobile, employment practices liability, earthquake and flood, workers' compensation and employers' liability that Fountain View believes is adequate. Summit maintains general and professional, property, casualty, health, directors and officers, automobile, crime, employee's and workers' compensation coverage that Summit believes is adequate. Summit's workers' compensation insurance for its California and Arizona employees pays for claims up to $250,000 per claim and for the purchase of reinsurance coverage for amounts in excess of the per claim limit and for annual aggregate claim amounts in excess of $986,000. Texas employees are covered by a policy for employer's excess and occupational indemnity for risks in excess of $150,000 up to $1,000,000 per occurrence and no annual aggregate stop loss. Summit pays for claims up to $150,000 per occurrence.

     Fountain View's and Summit's services subject them to liability risk. Malpractice claims may be asserted against them if their services are alleged to have resulted in patient injury or other adverse effects, the risk of which is greater for higher-acuity patients, such as those treated by specialty and sub-acute services, than for traditional long-term care patients. Fountain View and Summit have from time to time been subject to malpractice claims and other litigation in the ordinary course of their businesses. While the Company believes that the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's business or financial condition, there can be no assurance that future claims will not have such an effect on the Company. Fountain View's current policy for general and professional liability coverage is a per occurrence policy and has limits of $1,000,000 per occurrence and $3,000,000 in the aggregate per year and carries no deductible except for employee benefits liability coverage, which carries a $1,000 deductible per claim. In addition, Fountain View has a per occurrence umbrella policy which provides additional insurance limits of $10,000,000 per occurrence and $10,000,000 aggregate per year with a self-insured retention of $10,000 per occurrence over its primary general, professional, automobile and employers' liability coverage policies. Summit's current policy for general and professional liability coverages is a claims-made policy and has limits of $500,000 per occurrence and $1,000,000 in the aggregate per year and carries a self-insured retention of $100,000 per occurrence and a $700,000 annual aggregate loss limit. In addition, Summit has a claims-made umbrella policy which provides additional insurance of $8,500,000 per occurrence and $8,500,000 aggregate per year over its primary general and professional policy, its automobile liability policy and its employer liability policy.

     Although Fountain View and Summit have not been subject to any judgments or settlements in excess of their respective insurance limits, there can be no assurance that claims for damages in excess of such coverage limits will not arise in the future.

LEGAL PROCEEDINGS

     Fountain View and Summit are subject to routine litigation in the ordinary course of business. Although there can be no assurances, in the opinion of management, the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


                 NAME                        AGE               POSITION(S)
                 ----                        ---               -----------
William C. Scott............................  60      Director and Chairman
Robert M. Snukal............................  55      Director, Chief Executive Officer and
                                                        President
Sheila S. Snukal............................  54      Director and Executive Vice President
Paul C. Rathbun.............................  39      Chief Financial Officer
Keith Abrahams..............................  38      President, Locomotion Therapy, Inc.
                                                        and On-Track Therapy Center, Inc.
Michael H. Martel...........................  35      Senior Vice President, Texas and
                                                        Arizona Operations
Michel Reichert.............................  47      Director
Michael F. Gilligan.........................  42      Director
Peter Z. Hermann............................  43      Director
Mark J. Jrolf...............................  33      Director
Boone Powell, Jr............................  62      Director

     William C. Scott became a Director and Chairman upon the closing of the purchase of Summit Shares in the Tender Offer on March 27, 1998. Mr. Scott previously served as Chief Executive Officer of Summit since May 1994 and Chairman of the Board of Summit since December 1995. Mr. Scott served as President of Summit from December 1985 until January 1996 and held the office of Chief Operating Officer from December 1985 until May 1994. Mr. Scott served as Senior Vice President of Summit Health Ltd., Summit's former parent company, from December 1985 until its acquisition by OrNda Health Corp. in April 1994 and previously was a partner with Arthur Andersen & Co.

     Robert M. Snukal became a Director, Chief Executive Officer and President on August 1, 1997, upon the formation of Fountain View. For the preceding five years, Mr. Snukal has served as a Director and President of each of Fountain View's subsidiaries, which were owned directly by Mr. Snukal and Sheila Snukal during that period and prior to the formation of Fountain View. Mr. Snukal is the husband of Sheila Snukal and the father-in-law of Mr. Abrahams.

     Sheila S. Snukal became a Director and Executive Vice President on August 1, 1997, upon the formation of Fountain View. For the preceding five years, Mrs. Snukal has served as a Director and Executive Vice President of each of Fountain View's subsidiaries, which were owned directly by Mrs. Snukal and Robert M. Snukal during that period and prior to the formation of Fountain View. Mrs. Snukal is the wife of Robert M. Snukal and the mother-in-law of Mr. Abrahams.

     Paul C. Rathbun joined the Company as Chief Financial Officer effective September 17, 1998. Mr. Rathbun previously served as the Executive Vice President, Chief Financial Officer of Life Care Centers of America (a privately held nursing home chain) from 1995. From 1994 to 1995, Mr. Rathbun served as the chief financial officer of Largo Medical Center/Clearwater Community Hospital. Prior to that, from 1993 to 1994, Mr. Rathbun was a director of PriceWaterhouse with responsibilities for the healthcare practice in the state of Florida.

     Keith Abrahams has been President of Locomotion since 1995. Mr. Abrahams was previously employed as a Chief Financial Officer of Heftel Broadcasting from 1987 to 1992, a radio broadcasting company. He is also a certified public accountant. Mr. Abrahams is the son-in-law of Mr. and Mrs. Snukal.

     Michael H. Martel assumed the role of Senior Vice President--Texas and Arizona Operations in June 1998. Mr. Martel previously served as Senior Vice President--Marketing of the Company from April 16, 1998 and as Senior Vice President--Marketing of Summit from March 1995 to April 1998. Prior to joining Summit, Mr. Martel was Vice President--Marketing for Arbor Health Care Company from August 1992 to March 1995. Mr. Martel served as Regional Director of Marketing for the acute care rehabilitation division of National Medical Enterprises from April 1988 to August 1992.

     Michel Reichert has been a Director of the Company since August 1, 1997. Since 1994, Mr. Reichert has been a Managing General Partner of Heritage Partners, Inc., a Boston-based private investment firm. Prior to 1994, Mr. Reichert was a Managing Director of BancBoston Capital Inc., a private investment firm.

     Michael F. Gilligan became a Director of the Company immediately prior to the consummation of the Tender Offer on March 27, 1998. Since December 1993, Mr. Gilligan has been a General Partner of Heritage Partners, Inc., a Boston- based private investment firm. Prior to 1994, Mr. Gilligan was a Director of BancBoston Capital Inc., a private investment firm.

     Peter Z. Hermann became a Director of the Company immediately prior to the consummation of the Tender Offer on March 27, 1998. Since January 1994, Mr. Hermann has been a General Partner of Heritage Partners, Inc., a Boston- based private investment firm. Prior to 1994, Mr. Hermann was a Director of BancBoston Capital Inc., a private investment firm.

     Mark J. Jrolf has been a Director of the Company since August 1, 1997. Since February 1997, Mr. Jrolf has served as Partner and Vice President of Heritage Partners, Inc. From September 1996 to January 1997, Mr. Jrolf served as a Vice President of Heritage Partners, Inc. From September 1993 to September 1996, Mr. Jrolf was a consultant with McKinsey & Co. specializing in healthcare.

     Boone Powell, Jr. became a director of the Company in August 1998. Mr. Powell has been President and Chief Executive Officer of Baylor Health Care System and Baylor University Medical Center since 1980.

     Executive officers of the Company are appointed by the Board, subject to the provisions of such officers' respective employment agreements. See "-- Employment Agreements". Under the terms of their employment agreements, each of Mr. Snukal, Mrs. Snukal and Mr. Scott is employed for a period of five years as Chief Executive Officer, Executive Vice President and Chairman, respectively, commencing on March 27, 1998. The employment agreements will automatically renew for up to five additional one year terms unless either the Company or the respective employee provides prior written notice of termination to the other party. The other officers and Directors are elected to serve until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation for the past three fiscal years for the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                          ------
                                                 ANNUAL COMPENSATION     SECURITIES
                                                 -------------------     UNDERLYING      ALL OTHER
                                                   SALARY     BONUS       OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION      FISCAL YEAR      ($)        ($)          (#)             ($)
  ---------------------------      -----------   ---------  ---------     -------      ------------
Robert M. Snukal.............         1998        470,843    133,334           --            --
 President, Chief Executive           1997        298,340    400,000           --            --
 Officer and Director                 1996        258,750    696,912           --            --

William C. Scott (2).........         1998        415,385    650,000           --     2,037,978(3)
 Director and Chairman                1997        394,773         --           --            --
                                      1996        369,869    150,000      165,000            --

Sheila S. Snukal.............         1998        225,000     83,333           --            --
 Executive Vice President             1997        178,125    200,000           --            --
 and Director                         1996        144,750    327,570           --            --

Keith Abrahams...............         1998        168,417     70,000           --            --
 President, Locomotion Therapy,       1997        150,005    160,000           --            --
 Inc. and On-Track Therapy            1996        150,005     50,000           --            --
 Center, Inc.

Michael H. Martel (1)(2).....         1998        161,306         --           --       103,536(3)
 Senior Vice President--              1997        152,404     10,000       10,000            --
 Texas and Arizona Operations         1996        141,308         --       10,000            --

________
(1)  Mr. Martel joined Summit Care Corporation in March 1995.
(2)  Compensation indicated is for the fiscal year ended June 30.
(3)  Represents payments to Mr. Scott in connection with the Merger as follows:
     $1,275,000 (cash payment under Summit Executive Incentive Plan) and $749,125 (redemption of Summit stock options). See "Certain Relationships and Related Transactions--Payments to Certain Stockholders". Represents payments to Mr. Martel of $103,536 (redemption of Summit stock options.)

     Option Grants in Last Fiscal Year. In August 1998, the Company adopted the 1998 Stock Option Plan (the "Option Plan"). The Plan provides for the grant of incentive stock options to certain directors, employees and consultants of the Company to purchase up to 49,388 shares of Series C Common Stock of the Company. These options represent non-qualified stock options and have an exercise price of $104.61 per share. The options vest twenty (20) percent on each anniversary of the option grant and are fully vested upon the sale of the Company.

     The following table sets forth the stock options granted to the Named Executive Officers during the last fiscal year.


                                      Number of
                                     Securities           Percent of Total
                                      Underlying         Options Granted to           Exercise or
                                   Options Granted       Employees in Fiscal           Base Price
Name                                     (#)                   Year                     ($/Sh)          Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
Sheila S. Snukal................       6,173                   23.0%                    $104.61            August 2008
----------------------------------------------------------------------------------------------------------------------------------
Keith Abrahams..................       1,976                    7.4%                    $104.61            August 2008
----------------------------------------------------------------------------------------------------------------------------------
Michael H. Martel...............       1,976                    7.4%                    $104.61            August 2008
----------------------------------------------------------------------------------------------------------------------------------

     Fiscal Year-End Option Values. During fiscal 1998, none of the Named Executive Officers exercised stock options issued by the Company.

STOCKHOLDERS AGREEMENT

     CORPORATE GOVERNANCE. On March 27, 1998, the Company and its stockholders entered into a Stockholders Agreement (the "Stockholders Agreement") concurrently with the closing of the Tender Offer. The Stockholders Agreement, which was amended on May 4, 1998, provides that the Company's board of directors (the "Board") will consist of directors nominated as follows: (i) two individuals (but not less than 25% of the total number of directors) will be designated by Mr. Snukal, as long as he continues to hold any shares of the Company's common stock; (ii) one individual will be designated by Mr. Scott, as long as he continues to hold any shares of the Company's common stock; (iii) one individual will be designated by Baylor, as long as it continues to hold any shares of the Company's common stock or any securities convertible into or exercisable for the Company's common stock; and (iv) all other directors will be designated by the holders of a majority of the shares of common stock of the Company held by Heritage and certain co-investors (which designation is expected to be controlled by Heritage). The Board includes a majority of directors designated by Heritage. Under the Stockholders Agreement, each stockholder of the Company has granted Heritage an irrevocable proxy to vote such stockholder's securities of the Company, except with respect to matters the effect of which on such stockholder differs materially and adversely from the effect on Heritage. The practical effect of the grant of the proxy is that Heritage will control the outcome of most matters which come before the stockholders of the Company, except where such matter will result in significant harm to the other stockholders of the Company, but not to Heritage. For example, Heritage would not be able to exercise the proxy to vote the shares of the other stockholders in favor of an amendment to the Stockholders Agreement which would provide that, in the event of a sale of the Company, the other stockholders would receive one-half the consideration per share that Heritage would receive. The purpose of the limitation on Heritage's exercise of the proxy is to protect the other stockholders from Heritage abusing its control position.

     Board vacancies will be filled by a designee of the individual or group who originally designated the vacating director. Each individual or group entitled to designate a director will also be entitled to direct the removal of such director and designate a replacement director.

     SPECIAL PROVISIONS FOR SERIES B NON-VOTING COMMON STOCK. Mr. and Mrs. Snukal own an aggregate of 62,599 shares of the Company's Series B Non-Voting Common Stock and Mr. Scott owns 51,603 shares of the Company's Series B Non-Voting Common Stock, all of which were issued to them by the Company for nominal consideration. These shares represent approximately 9.63% of the total number of outstanding shares of the Company's common stock, on a fully-diluted basis. The Stockholders Agreement provides that some or all of the Company's Series B Non-Voting Common Stock will be subject to forfeiture upon a change of control of the Company, an initial public offering of its shares or other similar events (each, a "Trigger Event"), with the precise number of shares forfeited to be determined on a sliding scale based on the value of the Company's common equity at the date of the Trigger Event in relation to certain value targets at various dates in the future. Under this arrangement, the higher the value of the Company at the date of the Trigger Event, the more shares of Series B Non-Voting Common Stock Mr. and Mrs. Snukal and Mr. Scott will retain.

     STOCK TRANSFER RESTRICTIONS AND RIGHTS. The Stockholders Agreement provides for certain transfer restrictions on securities of the Company. The stockholders of the Company who are members of management may not transfer their securities until four years after the consummation of the Tender Offer, except for certain transfers in connection with estate planning, provided that Mr. Snukal may transfer his securities earlier if the Company terminates his employment without cause. See "--Employment Agreements". The Company and certain stockholders have a right of first refusal on transfers of Company securities by a stockholder, other than estate planning transfers by management, transfers by Heritage and certain transfers to affiliates. If Heritage transfers its securities, other than to its partners, the other stockholders will have the right to participate on a pro rata basis with Heritage in such transfers. Heritage will also have the right to require all other stockholders to transfer a pro rata portion of their shares in a transaction in which Heritage transfers its shares. For example, on the one hand, if Heritage decides to sell half of its shares to a third party (other than one of its partners), each of the other stockholders will have the right also to sell half of their shares to the same third party; on the other hand, if a third party wants to buy half of the Company, and Heritage is willing to sell only half of its shares to this third party, then Heritage can require each other stockholder to sell half of his shares to the same third party.

     OTHER. The Stockholders Agreement also (i) provides stockholders with pre-emptive rights in the event of certain future issuances of securities by the Company, (ii) restricts the ability of the Company to issue shares of capital stock having rights senior or on par with those of the Series A Preferred Stock and of the Company's subsidiaries to issue shares of capital stock while any shares of Series A Preferred Stock are outstanding, unless the Company is in compliance with certain financial tests, (iii) limits the amounts of dividends or distributions which the Company may pay with respect to its common stock while the Series A Preferred Stock remains outstanding, and (iv) includes a mechanism to convert all existing shares of common stock into a single series of common stock upon an initial public offering of the Company. The agreement will terminate upon the consummation of an initial public offering by the Company.

EMPLOYMENT AGREEMENTS

     On March 27, 1998, the Company entered into employment agreements with Mr. Snukal, Mrs. Snukal and Mr. Scott.

     Each employment agreement provides a term of employment of five years, which will automatically renew for up to five additional one-year terms unless either the Company or the respective employee provides prior written notice of termination to the other party, and specifies a base salary, a bonus range and a package of benefits. Mr. Snukal is employed as Chief Executive Officer, Mrs. Snukal is employed as Executive Vice President and Mr. Scott is employed as Chairman of the Company. The employment agreements provide base salaries for the year ending March 1999 as follows: William C. Scott--$450,000; Robert M. Snukal--$500,000; and Sheila Snukal--$225,000. Such base salaries will be subject to cost of living adjustments for each subsequent year. The employment agreements provide for annual bonuses, based upon the achievement of certain financial targets, of up to the following amounts for the year ending March 1999 and each subsequent year: William C. Scott--$350,000; Robert M. Snukal-- $500,000; and Sheila Snukal--$125,000.

     Each employment agreement provides for termination of employment at any time by the Company with or without cause or in the event of the death or disability of the employee. Each of the employment agreements also provides for severance pay upon termination by the Company without cause (other than for death or disability). The Company must pay the employee his or her base salary as in effect prior to any such termination for the duration of the employee's scheduled employment term (plus an additional $25,000 annually in the case of such termination of both Mr. and Mrs. Snukal and, in the case of Mr. Scott, less an amount, if any, he is then due under the Summit Special Severance Plan adopted by Summit in connection with the Merger). If Mr. Snukal is terminated without cause, Mrs. Snukal may, at her option, deem her employment to have been terminated without cause and receive the severance referred to in the preceding sentence. No severance will be payable in the event of a termination of employment as a result of death, disability or retirement, or a termination by the employee without good reason or by the Company with cause.

     Under the employment agreements, each of Mr. and Mrs. Snukal and Mr. Scott agree not to compete with the Company for the greater of five years after the date of such agreements or three years after termination of employment, subject to certain exceptions. In addition, each of Mr. and Mrs. Snukal and Mr. Scott agree that, for the greater of five years after the date of the employment agreement or two years after termination, he or she will not solicit (i) any person who is, or was within the one-year period immediately prior to termination of the employee's employment with the Company, employed by, a consultant to or associated with the Company or (ii) a recent (within two years) client, customer or supplier to the Company.

     On August 12, 1998, the Company entered into an employment agreement with Mr. Rathbun, which provides for a term of employment of five years commencing September 1998. Mr. Rathbun is employed as Chief Financial Officer of the Company. The employment agreement provides a base salary of $250,000, subject to annual cost of living adjustments. The employment agreement provides for annual bonuses of up to $125,000, based upon the achievement of certain financial targets. However, the bonus is limited to $65,000 for the period ending June 30, 1999 (based on a June 30 year end).

     The employment agreement provides for termination of employment at any time by the Company with or without cause or in the event of the death or disability of the employee. The employment agreement also provides for severance pay upon termination by the Company without cause. The Company must pay the employee his base salary and prorated bonus for the duration of six months.

     Under the employment agreement, Mr. Rathbun agrees that, for the greater of five years after the date of such agreement or two years after termination of employment, he will not solicit (i) any person who is, or was, within the one-year period immediately prior to termination of Mr. Rathbun's employment with the Company, employed by, a consultant to or associated with the Company or
(ii) a recent (within two years) client, customer or supplier to the Company.


MANAGEMENT EQUITY INCENTIVE PLANS

     In August 1998, the Company adopted the 1998 Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of incentive stock options to certain directors, employees and consultants of the Company to purchase up to 49,388 shares of Series C Common Stock of the Company. These options represent non-qualified stock options and have an exercise price of $104.61 per share. The options vest twenty (20) percent on each anniversary of the option grant and are fully vested upon the sale of the Company.


DIRECTOR COMPENSATION

     Directors of the Company do not currently receive compensation from the Company for their service in such capacity.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding ownership of the voting common stock of the Company by (i) each person who beneficially owns more than 5% of the outstanding shares of the Company's voting common stock,
(ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) each of the directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                                                 NUMBER            PERCENT
                             NAME                               OF SHARES         OF CLASS
                             ----                               ---------         ---------
Heritage Fund II, L.P.(2).....................................    537,486             50.2%
Michel Reichert(2)............................................    537,486             50.2
Michael F. Gilligan(2)........................................    537,486             50.2
Peter Z. Hermann(2)...........................................    537,486             50.2
Mark J. Jrolf(2)..............................................    537,486             50.2
Robert M. Snukal(3)...........................................    149,484             14.0
Sheila S. Snukal(3)...........................................    149,484             14.0
Goldman, Sachs & Co.(4).......................................     79,032              7.4
GS Private Equity Partners, L.P.(4)...........................     79,032              7.4
GS Private Equity Partners Offshore, L.P.(4)..................     79,032              7.4
PMI Mezzanine Fund, L.P.(5)...................................     59,275              5.5
Baylor Health Care System(6)..................................     54,999              5.1
William C. Scott(7)...........................................     31,357              2.9
Keith Abrahams(8).............................................     16,588              1.6
All directors and executive officers as a group (10 persons)      734,915             68.6

_________________
(1) Number of shares represents the number of shares of Series A Common Stock and Series C Common Stock, which comprise all of the Company's voting stock. It does not include the Series A Preferred Stock and Series B Non-Voting Common Stock. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.

(2) The address of such stockholder is c/o Heritage Partners, Inc., 30 Rowes Wharf, Boston, MA 02110. The shares shown as beneficially owned by Mr. Reichert, Mr. Gilligan, Mr. Hermann and Mr. Jrolf represent 525,633 shares and warrants to purchase 11,853 shares owned of record by Heritage. Each of such persons, through one or more intermediaries may be deemed to control the voting and disposition of the securities owned by Heritage, and accordingly may be deemed to have shared voting and investment power with respect to all shares held by Heritage. However, each of such persons disclaims beneficial ownership of the securities held by Heritage. Heritage has a proxy to vote an additional 474,367 shares held by other stockholders, representing 44.2% of the Company's voting stock, except with respect to matters the effect of which on such other stockholders differs materially and adversely from the effect on Heritage. Heritage, Mr. Reichert, Mr. Gilligan, Mr. Hermann and Mr. Jrolf disclaim beneficial ownership of such shares.

(3) The address of such stockholder is c/o Fountain View, Inc., 11900 Olympic Boulevard, Suite 680, Los Angeles, CA 90064. The shares shown as beneficially owned by Mr. Snukal and by Mrs. Snukal represent an aggregate of 149,484 shares owned jointly by them, and as to which they have shared voting and investment power. Mr. and Mrs. Snukal also own an aggregate of 62,599 shares of the Company's Series B Non-Voting Common Stock.

(4) The address of such stockholder is c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004. Shares shown as beneficially owned by Goldman, Sachs & Co., GS Private Equity Partners, L.P. and GS Private Equity Partners Offshore, L.P. represent 53,393 shares owned of record by GS Private Equity Partners, L.P. and 25,639 shares owned of record by GS Private Equity Partners Offshore, L.P. Each of GS Private Equity Partners, L.P. and GS Private Equity Partners Offshore, L.P. is an affiliate of Goldman, Sachs & Co. and each of such entities disclaims beneficial ownership of the other entity's securities. Goldman, Sachs & Co. disclaims beneficial ownership of the securities owned by such entities.

(5) The address of such stockholder is c/o Pacific Mezzanine Group, 610 Newport Center Dr., Suite 1100, Newport Beach, CA 92660.

(6) The address of such stockholder is 3500 Gaston Avenue, Suite 150, Dallas, TX 75246.

(7) Mr. Scott also owns an aggregate of 51,603 shares of the Company's Series B Non-Voting Common Stock.

(8) The address of such stockholder is c/o Fountain View, Inc., 11900 Olympic Blvd., Suite 680, Los Angeles, CA 90064. Shares shown as beneficially owned by Mr. Abrahams include 8,294 shares owned by Stacy Abrahams, his wife.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT AGREEMENT

     The Company and Robert Snukal, Sheila Snukal, William Scott, Heritage Fund II, L.P., Heritage Investors II, L.L.C., Heritage Fund II Investment Corporation, HFV Holdings, LLC, Nassau Capital Partners II L.P., NAS Partners I LLC, Paribas North America, Inc., Phoenix Home Life Mutual Insurance Company, PMI Mezzanine Fund, L.P., GS Private Equity Partners, L.P., GS Private Equity Partners Offshore, L.P. and Sutro Investment Partners V, LLC (collectively, the "Investors") entered into an Investment Agreement dated March 27, 1998, providing for the issuance by the Company to such stockholders of an aggregate of 15,000 shares of Series A Preferred Stock, 668,065 shares of Series A Common Stock, 114,202 shares of Series B Common Stock and a warrant to purchase 71,119 shares of Series C Common Stock. These securities were issued immediately prior to the consummation of the Tender Offer (other than the Series A Preferred Stock, the warrant and certain shares issued to Mr. Scott, which were issued promptly after the Merger). The Investment Agreement specifies the consideration paid by the Investors for the issuance of such Company securities, which includes (i) a new cash investment in an aggregate amount of approximately $82 million, (ii) in the case of Heritage, Mr. Snukal and Mrs. Snukal, the exchange of previously-held stock of Fountain View, and (iii) in the case of Mr. Scott, the issuance by him to the Company of a limited recourse promissory note in the amount of $2,530,600, with an interest rate of 5.7%, due and payable on the earlier to occur of (A) April 15, 2007, or (B) the sale by Mr. Scott of the 20,000 shares of the Company's common stock pledged as security for the note; the Company has recourse for the payment of up to $1,012,240 of the principal amount of the note. Pursuant to the terms of the Investment Agreement, Heritage made an additional cash investment of $2.6 million for the purchase of the shares of Series A Preferred Stock and the warrants for shares of Series C Common Stock. On May 4, 1998, Baylor and Buckner purchased certain shares of the Company's Series A Preferred Stock and a portion of the warrants to purchase Series C Preferred Stock from Heritage and signed a supplemental signature page agreeing to become parties to the Investment Agreement. See "Prospectus Summary--The Financings" and "--Recent Developments".

THE CERTIFICATE OF INCORPORATION

     In connection with the Transactions, on March 27, 1998 and May 6, 1998, the Company amended its certificate of incorporation to provide that its authorized capital stock consists of (a) 3,000,000 shares of Common Stock designated as follows: (i) 1,500,000 shares of Series A Common Stock, (ii) 200,000 shares of Series B Non-Voting Common Stock, (iii) 1,300,000 shares of Series C Common Stock and (b) 1,000,000 shares of Preferred Stock, 200,000 of which are designated Series A Preferred Stock. The shares of Series A Preferred Stock are subject to mandatory redemption upon an underwritten initial public offering of the Company's common stock or after May 1, 2010. The certificate of incorporation further provides that, on liquidation of the Company, the holders of Series A Preferred Stock are entitled to receive a liquidation payment. After such payment, the assets of the Company will be divided ratably among the holders of (i) the Series A Common Stock and the Series B Non-Voting Common Stock, on the one hand, and (ii) the holders of the Series C Common Stock, on the other, based on the relative number of shares of Common Stock outstanding and held by such holders, provided that the aggregate number of outstanding shares of Series A Common Stock and Series B Non-Voting Common Stock shall be deemed to be 1,114,202, or, if different, shall be deemed to be the number of shares of Series A Common Stock and Series B Non- Voting Common Stock then outstanding plus any shares of Series B Non-Voting Common Stock previously outstanding but forfeited pursuant to the Stockholders Agreement. All amounts distributable among the Series A Common Stock and the Series B Non-Voting Common Stock will be divided as follows, to the extent of available proceeds: (A) first, each share of Series A Common Stock will receive $126.53 plus a 22% internal rate of return thereon calculated from March 27, 1998 (the "Series A Common Stock Preference"); (B) second, each share of Series B Non-Voting Common Stock will receive an amount equal to the Series A Common Stock Preference; and
(C) third, the remaining assets will be distributed ratably among the Series A Common Stock and the Series B Non-Voting Common Stock.

     The March 27 amendment to the Company's certificate of incorporation also provides that all shares of Company stock outstanding prior to the amendment were reclassified into an aggregate of 331,935 shares of Series A Common Stock.

REGISTRATION RIGHTS AGREEMENT

     The Company and its stockholders entered into a Registration Rights Agreement (the "Investor Registration Rights Agreement") on March 27, 1998 concurrently with the consummation of the Tender Offer. The Investor Registration Rights Agreement provides that Heritage has the right to require the Company on two occasions to effect the registration of the Company's common stock held by it under the Securities Act and Mr. and Mrs. Snukal have the right to cause the Company to effect one demand registration, each at the Company's expense and subject to certain conditions. Mr. Scott has the right to request inclusion of the Company common stock held by him in any such registrations. In addition, all holders of Registrable Securities (as defined in the Investor Registration Rights Agreement) are entitled to request the inclusion of any shares of common stock of the Company in any registration statement at the Company's expense whenever the Company proposes to register any of its common stock under the Securities Act. However, the underwriter managing any such offering or any offering effected pursuant to a demand registration may reduce the number of shares included therein.

PAYMENTS TO CERTAIN STOCKHOLDERS

     SUMMIT EXECUTIVE INCENTIVE PLAN FOR MR. SCOTT. Mr. Scott was the beneficiary of an Executive Incentive Plan maintained by Summit. Under the terms of this plan, which was amended by Summit prior to the signing of the Merger Agreement, Mr. Scott received a cash payment from Summit at the effective time of the Merger of approximately $1,275,000.

     REDEMPTION OF MR. SCOTT'S SUMMIT STOCK OPTIONS. Under the Summit Stock Option Plan, which terminated at the effective time of the Merger, Mr. Scott received in cash from Summit the net value of his options to purchase Summit Shares, which equaled $749,125. Mr. Scott held options to acquire 300,000 Summit Shares.

     BONUS TO MR. SCOTT FROM THE COMPANY. At the effective time of the Merger, the Company paid Mr. Scott a bonus equal to $550,000 to partially cover the tax cost he will incur upon redemption of his stock options described in the preceding paragraph. The amount of the bonus was calculated not to exceed the tax benefit which Summit realized as a result of the payments of those amounts.

     BONUS TO MR. SCOTT FROM SUMMIT. At the effective time of the Merger, Summit paid Mr. Scott a $100,000 bonus.

     REINVESTMENT BY MR. SCOTT. The entire net after-tax proceeds of the foregoing payments to Mr. Scott were invested by Mr. Scott in securities of the Company under the terms of the Investment Agreement.

     PAYMENT TO HERITAGE PARTNERS MANAGEMENT COMPANY, INC. At the effective time of the Merger, the Company paid Heritage Partners Management Company, Inc., a fee of $3 million in connection with the Transactions.

PRE-TRANSACTION ARRANGEMENTS

FOUNTAIN VIEW EQUITY TRANSACTIONS

     Prior to August 1, 1997, each of the corporations which is now a subsidiary of Fountain View (other than Summit and its subsidiaries) was owned directly by Mr. and Mrs. Snukal. On July 24, 1997, each of those corporations entered into a Stock Purchase and Contribution Agreement (the "1997 Agreement") with Mr. and Mrs. Snukal, Heritage and Fountain View providing for the recapitalization of Fountain View, the issuance of stock of Fountain View to Heritage and the restructuring of the ownership of the various corporations so that all of them became wholly-owned subsidiaries of Fountain View. In addition, under the terms of the 1997 Agreement, Mr. and Mrs. Snukal received cash payments from the investments by Heritage and loans from a senior lender in the aggregate amount of $43.7 million.

     The 1997 Agreement contained certain representations, warranties and covenants, and provided for Mr. and Mrs. Snukal to indemnify Heritage and Fountain View for varying amounts.

     The transactions contemplated by the 1997 Agreement were consummated on August 1, 1997. From August 1, 1997, until the closing of the purchase of Summit Shares in the Tender Offer, Fountain View's Board of Directors has consisted and will consist of three nominees of Mr. and Mrs. Snukal and two nominees of Heritage. For additional information with respect to the Fountain View Equity Transactions, see Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.

RELATED PARTY LEASES

     Fountain View leases four SNFs from Mr. and Mrs. Snukal under leases entered into on August 1, 1997 pursuant to the 1997 Agreement. These facilities are Fountainview Convalescent Hospital in Los Angeles, California, Montebello Convalescent Hospital in Montebello, California, Rio Hondo Nursing Center in Montebello, California and Sycamore Park Convalescent Hospital in Los Angeles, California. Each lease is for a term of 20 years. The annual rent for the year ending July 31, 1998 for each of these facilities is as follows: Fountainview Convalescent Hospital--$360,000; Montebello Convalescent Hospital--$360,000; Rio Hondo Nursing Center--$720,000; and Sycamore Park Convalescent Hospital-- $324,000. The leases contain rent escalation clauses based on increases in the consumer price index. Fountain View believes the terms of these leases to be at fair market value.

TWIN MED

     Mrs. Snukal owns approximately 33% of the outstanding equity of Twin Med, Inc. ("Twin Med"), a supplier of disposable products to long-term care facilities. Twin Med is one of Fountain View's and Summit's suppliers. Average monthly payments by Fountain View and Summit to Twin Med are approximately $50,000 to $70,000 in the aggregate.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

     GENERAL. The Company entered into a credit facility with Bank of Montreal ("BMO") that provides Fountain View with financing in the aggregate amount of up to $115 million. The following summary of the material provisions of the New Credit Facility does not purport to be complete, and is subject to, and qualified in its entirety by reference to, (i) the Credit Agreement dated as of April 16, 1998 among Fountain View, the Banks party thereto and BMO, as Agent and (ii) the Loan Documents referenced therein.

     While BMO committed to fund the entire amount of the credit facilities described in the Summary of Terms, subject to the conditions described therein, BMO has formed a syndicate to participate in the New Credit Facility, and in the future may add financial institutions and other investors (collectively with BMO, the "Lenders") to such syndicate, who shall be reasonably acceptable to Fountain View, to join with BMO in providing the financing. BMO will act as agent for the Lenders (the "Agent"). The New Credit Facility commitments of the Lenders, which, after syndication, will be several and not joint, were allocated among (i) a $30 million revolving credit facility (the "Revolving Credit Facility"), with a $4 million sublimit for letters of credit (with BMO as the issuing bank), and (ii) one or more term loan facilities in an aggregate amount of up to $85.0 million (collectively, the "Term Loan Facility"). The proceeds of the New Credit Facility were used to refinance certain indebtedness incurred by Fountain View in connection with the Tender Offer and the Merger, to refinance certain indebtedness of Summit, to pay fees and expenses incurred in connection with the Transactions (not to exceed $28 million) and to fund working capital and capital expenditure needs of the Company and its subsidiaries and for other general corporate purposes.

     MATURITY AND PREPAYMENT. The Revolving Credit Facility will mature on April 16, 2004. The Term Loan Facility will be payable in installments with a final maturity on March 31, 2004. The Term Loan amortization schedule is as follows: year 1--$0; year 2--$5,000,000; year 3--$10,000,000; year 4--$20,000,000; year
5--$22,500,000; and year 6--$27,500,000. The New Credit Facility is also subject to mandatory prepayment out of the net cash proceeds of certain asset sales, issuances of equity, subordinated debt (excluding the Notes offered hereby) or senior debt securities, as well as out of 85% of excess cash flow if a specified leverage ratio is exceeded. Prepayments will be applied to reduce the Term Loan Facility.

     REPRESENTATIONS AND WARRANTIES. The credit documents relating to the New Credit Facility contain customary representations and warranties, including with respect to corporate status; corporate power, authority and enforceability; no violation of law, contracts or organizational documents; no material litigation; correctness of specified financial statements and no material adverse change; no required governmental or third party approvals; use of proceeds and compliance with margin regulations; status under the Investment Company Act of 1940; the Employment Retirement Income Security Act of 1974, as amended ("ERISA"); environmental matters; perfected liens and security interests; and payment of taxes.

     COVENANTS. The credit documents contain usual and customary covenants, including covenants with respect to delivery of financial statements and other reports; compliance with laws; payment of taxes; maintenance of insurance; limitations on liens; limitations on future mergers, consolidations, joint ventures and partnerships; prohibitions on sale of all or a substantial part of the Company's assets; limitations on the incurrence of debt; limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitations on investments and acquisitions; limitations on capital expenditures; compliance with ERISA;

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

limitations on transactions with affiliates; and a negative pledge, with certain exceptions, for equipment financing. The credit documents also contain certain financial covenants, including a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum net worth test.

     INTEREST AND FEES. Pursuant to the terms of New Credit Facility, Fountain View may elect to have the interest rate on loans outstanding under the Revolving Credit Facility and loans outstanding under the Term Loan Facility bear interest at the LIBOR or the applicable alternate base rate (defined as the higher of the federal funds rate plus 0.50% or BMO's base rate), in each case plus an applicable margin which will vary between 1.75% and 2.75% for LIBOR loans and between 0.75% and 1.75% for alternate base rate loans, depending upon the ratio of the sum of Fountain View's total funded debt plus a multiple of its operating rents to EBITDAR. During the continuance of an event of default, a default interest rate equal to 2.00% above the rate otherwise in effect shall apply. The Company will pay a commitment fee of 0.50% on the unused portion of the Revolving Credit Facility. The Company will also pay BMO, as Agent, a customary annual administration fee.

     EVENTS OF DEFAULT; REMEDIES. The New Credit Facility contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross-default to other material agreements and indebtedness; bankruptcy; material judgments; ERISA; and actual or asserted invalidity of any loan documents or security interest.

     INDEMNIFICATION. Under the New Credit Facility, the Company will indemnify the Lenders from and against all losses, liabilities, claims, damages or expenses relating to their loans and the Company's use of loan proceeds or the commitments, including but not limited to, reasonable attorneys' fees and settlement costs.

     SECURITY AND GUARANTEES. The New Credit Facility contains a perfected first lien on all of the Company's assets, both tangible and intangible, including without limitation, cash, cash equivalents, inventory, accounts receivable, property, plant and equipment, intangibles, bank accounts, instruments, securities, contract rights and other agreements, and the stock of or other equity interests in all currently owned or to be acquired subsidiaries of the Company (other than the capital stock of Alexandria Convalescent Hospital, Inc.). The New Credit Facility is fully guaranteed by all existing and future subsidiaries of the Company. The guarantees are secured by a perfected first lien on all assets of the subsidiaries of the Company.

     RECENT AMENDMENT. On October 6, 1998 the Company amended its $85.0 million term-loan credit agreement with the bank extending $5.0 million of additional mortgage refinancing loans to the Company. The Company used the proceeds to finance the exercise of capital lease purchase options on two skilled nursing facilities in Texas.

     BMO is an affiliate of Nesbitt Burns Securities Inc., one of the Initial Purchasers of the Notes. One of the other Lenders is Banque Paribas, an affiliate of Paribas Corporation, one of the Initial Purchasers of the Notes, and another affiliate of Paribas Corporation is a Fountain View stockholder.

CAPITAL LEASES

     In addition to the indebtedness described above, Summit is also party to seven capital leases for certain of its facilities. All of these capital leases contain purchase options and certain of these leases contain various renewal options and extend up to the year 2030. For the year ended June 30, 1997, property and equipment of Summit includes the following amounts for

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

leases which have been capitalized (assuming the purchase options contained in these leases will be exercised):

                                                (DOLLARS IN THOUSANDS)
                                                ----------------------
  Land and land improvements............               $ 1,400
  Buildings and leasehold improvements..                21,481
  Furniture and equipment...............                 2,405
                                                       -------
                                                        25,286
  Less accumulated amortization.........                 2,070
                                                       -------
                                                       $23,216
                                                       =======

     The minimum rental payments for the next five years under noncancellable capital leases (including purchase options when expected to be exercised) that have initial or remaining lease terms in excess of one year as of the year ended June 30, 1997 are $3,321,000, $4,634,000, $4,297,000, $350,000 and $350,000 for
1998, 1999, 2000, 2001 and 2002, respectively.

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

                              THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $7,520,000 aggregate principal amount of Exchange Notes for a like aggregate principal amount of Outstanding Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Outstanding Notes; the total aggregate principal amount of Outstanding Notes and Exchange Notes will in no event exceed $7,520,000.

PURPOSE OF THE EXCHANGE OFFER

     On April 16, 1998, the Company issued $120.0 million aggregate principal amount of Outstanding Notes. The issuance of the Outstanding Notes was not registered under the Securities Act in reliance upon exemptions provided in Rule 144A and Regulation S under the Securities Act.

     The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to use commercially reasonable efforts to file with the Commission on Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. The Exchange Offer Registration Statement was declared effective on September 9, 1998, and approximately $112,480,000 face amount of the Outstanding Notes were exchanged for $112,480,000 face amount of Exchange Notes. Nesbitt Burns Securities Inc. failed to exchange its Outstanding Notes before the expiration of the exchange offer. As a result, the Company, at the request of Nesbitt Burns Securities Inc., is filing a new Exchange Offer Registration Statement to cover the Exchange of the notes.

     Holders of such notes will be required to make certain representations to the Company and the Guarantors in order to participate in the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer will expire at 5:00 P.M., New York City time, on February 22, 1999, unless the Company, in its sole discretion, has extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Notes by giving oral notice (confirmed in writing) or written notice to the Exchange Agent (as defined herein) and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. During any such extension, all Outstanding Notes previously tendered will remain subject to the Exchange Offer.

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

     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Outstanding Notes as promptly as practicable.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to the Company of Outstanding Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Outstanding Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Outstanding Notes being tendered, if any, and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OUTSTANDING Notes, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OUTSTANDING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Outstanding Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guaranty medallion program (each an "Eligible Institution"). If Outstanding Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Outstanding Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Outstanding Notes by causing such book-entry transfer facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Outstanding Notes may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Outstanding Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the Outstanding Notes are registered and, if possible the certificate number or numbers of the certificate or certificates representing the Outstanding Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Outstanding Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Outstanding Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Outstanding Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Outstanding Notes. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Notes tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any and all tenders of any particular Outstanding Notes not properly tendered or reject any particular shares of Outstanding Notes the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such time as the Company shall determine. Neither the Company nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

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

     If the Letter of Transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving Exchange Notes for its own account will represent to the Company that the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that such holder is not an "affiliate" of the Company as defined in Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker-dealer that is receiving Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities will represent to the Company that it will deliver a prospectus in connection with any resale of such Outstanding Notes. In addition, the Letter of Transmittal requires each holder to represent and warrant that (a) the holder accepts the terms and conditions of the Exchange Offer, (b) the holder has a net long position within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4") equal to or greater than the principal amount of Outstanding Notes being tendered, (c) the tender of such Outstanding Notes complies with Rule 14e-4 (to the extent that Rule 14e-4 is applicable to such exchange), (d) the holder has full power and authority to tender, exchange, assign and transfer the Outstanding Notes being tendered, and (e) when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Certain Conditions to the Exchange Offer", to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number of numbers of the certificate or certificates representing such Outstanding Notes and the aggregate principal amount of such Outstanding Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the Outstanding Notes to register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and
(iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the

Company in its sole discretion, which determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Outstanding Notes" at any time prior to the Expiration Date.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Outstanding Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Exchange Offer. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Outstanding Notes for exchange when the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Outstanding Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED OUTSTANDING NOTES

     Holders of Outstanding Notes whose Outstanding Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or issue Exchange Notes in exchange for, any Outstanding Notes, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Outstanding Notes for exchange, any of the following events shall occur:

          (A) an injunction, order or decree shall have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (B) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the Exchange Notes issued pursuant to the Exchange

     Offer in exchange for the Outstanding Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of Exchange Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Outstanding Notes and return any Outstanding Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered shares of Outstanding Notes to withdraw their tendered Outstanding Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Outstanding Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Notes, if the Exchange Offer would otherwise expire during such period.

     In addition, the Company will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

     The Exchange Offer is not conditioned on any minimum principal amount of Outstanding Notes being tendered for exchange.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Mail:
By Hand:
or Overnight Delivery:
State Street Bank and Trust Company of California, N.A.
c/o State Street Bank and Trust Company
Two International Place
Boston, MA 02110
Attention: Kellie Mullen
Re: Fountain View, Inc.

By Facsimile:
617-664-5290

Confirm by Telephone:
617-664-5587

     State Street Bank and Trust Company of California, N.A. is also the Transfer Agent for the Outstanding Notes and Exchange Notes.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by Nesbitt Burns Securities, Inc.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if tendered Outstanding Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Exchange Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holders.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                             PLAN OF DISTRIBUTION

     Based on interpretations of the staff of the Division of Corporation Finance of the Commission set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Division of Corporation Finance of the Commission has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer-- Purpose of the Exchange Offer".

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the effective date of the Registration Statement, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Risk Factors--Absence of Public Market for the Notes" and "The Exchange Offer--Procedures for Tendering Outstanding Notes".

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of the Registration Statement, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any participating broker-dealer that requests such documents in the Letter of Transmittal. Nesbitt Burns Securities Inc. has agreed to pay the expenses incident to the Exchange Offer, other than any discounts or commissions incurred upon the sale of the Exchange Notes. The Company will indemnify each participating broker-dealer selling Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                             DESCRIPTION OF NOTES

GENERAL

     Except as otherwise indicated, the following description relates both to the Outstanding Notes issued in the Note Offering and the Exchange Notes, together with the Exchange Guarantees, to be issued in exchange for the Outstanding Notes in the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Outstanding Notes. The Outstanding Notes were issued, and the Exchange Notes offered hereby will be issued, pursuant to an Indenture (the "Indenture") between the Company, the Guarantors and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the form of Indenture are available as set forth below under "--Additional Information". The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions". For purposes of this summary, the term "Company" refers only to Fountain View, Inc. and not to any of its Subsidiaries.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt. As of September 30, 1998, the Company had Senior Debt of approximately $125.6 million, $15.0 million of mandatory redeemable preferred stock and, through its Subsidiaries, would have had additional liabilities (including trade payables) aggregating approximately $44.2 million. The Indenture permits the incurrence of additional Senior Debt in the future.

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of September 30, 1998, the Company's Subsidiaries had approximately $20.5 million of Indebtedness, $44.2 million of trade payables and other liabilities outstanding and $15.0 million of mandatory redeemable preferred stock. See "Risk Factors--Ability of Company to Obtain Funds from Subsidiaries".

     As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $120.0 million and will mature on April 15, 2008. Interest on the Notes accrues at the rate of 11 1/4% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 1998, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the respective accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor are unsecured and subordinated to the prior payment in full of all Senior Debt of such Guarantor, which as of September 30, 1998 included approximately $125.6 million of Senior Debt and the amounts for which the Guarantors are liable under the guarantees issued from time to time with respect to Senior Debt, including guarantees of all Obligations under the New Credit Facility. The Subsidiary Guarantees provide that the Obligations of each Guarantor thereunder are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Transfer Considerations".

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Registration Rights Agreement and, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring entity will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at Option of Holders-- Asset Sales".

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or its property, an assignment for the benefit of creditors or any marshaling of the Company's or any Guarantor's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

     The Company and the Guarantors also may not make any payment upon or in respect of the Notes or the Guarantees (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if
(i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage under clause (ii) above may be commenced unless and until
(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company and the

Guarantors who are holders of Senior Debt. The principal amount of Senior Debt outstanding at September 30, 1998 was approximately $125.6 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock".

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

     YEAR                                                     PERCENTAGE
     ----                                                     ----------
     2003...................................................   105.625%
     2004...................................................   103.750
     2005...................................................   101.875
     2006 and thereafter....................................   100.000%

     Notwithstanding the foregoing, at any time prior to April 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings by the Company; provided that at least $78.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within fifteen Business Days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The New Credit Facility currently prohibits the Company from purchasing any Notes and also provides that certain change of control events, including, without limitation, a Change of Control, with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the

Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) in the case of any Asset Sale constituting the transfer (by merger or otherwise) of all of the Capital Stock of a Restricted Subsidiary, any liabilities (as shown on such Restricted Subsidiary's most recent balance sheet) of such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that will remain outstanding after such transfer and will not be a liability of the Company or any other Restricted Subsidiary of the Company following such transfer and (z) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, a Healthcare Related Business, the making of a capital expenditure or the acquisition of other long-term assets for use in a Healthcare Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of

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     such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend (in cash or otherwise) by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement, provided that the purchase price is paid with the proceeds to the Company of key man life insurance or disability insurance policies purchased by the Company specifically to finance any such repurchase, redemption or other acquisition; or
(vii) the payment of the Transaction Related Payments.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding investments will be deemed to constitute Restricted Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted

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Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock, provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters (excluding any fiscal quarters ending prior to July 1, 1997) for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the stated amount thereof) and other obligations under Credit Facilities in an aggregate principal amount that does not exceed at any one time $115.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries to repay Indebtedness under such Credit Facilities pursuant to the covenant described above under the caption "--Asset Sales" (other than temporary paydowns pending application of such Net Proceeds);

          (ii) the incurrence by the Company and the Guarantors of the Existing Indebtedness and the issuance of the Existing Disqualified Stock;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes in an aggregate principal amount not to exceed $120.0 million;

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          (iv)  the incurrence by the Company or any of the Guarantors of
     Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), that does not exceed at any one time the amount of such Capital Lease Obligations, mortgage financings or purchase money obligations outstanding as of the date of the Indenture, plus $5.0 million;

          (v) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) or (iv) of this paragraph;

          (vi) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any Guarantor; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
     (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (viii) the guarantee by the Company or any of its Subsidiaries or any of the Guarantors of Indebtedness of the Company or another Guarantor that was permitted to be incurred by another provision of this covenant;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix), and the issuance of preferred stock by Unrestricted Subsidiaries; and

          (x) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $5.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional

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

Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued (to the extent not already included in Fixed Charges).

 Liens

     Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, securing Indebtedness or trade payables, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Facility as in effect as of the date of the Indenture, or other Credit Facilities entered into subsequent to the date of the Indenture, and in either case any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such other Credit Facilities or amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases and other contracts and other contracts entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary or a substantial proportion of such Subsidiary's assets that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness

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

are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock". The Indenture provides that the Company shall not lease its properties and assets substantially as an entirety to any Person.

Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction

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

complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments", and (vi) Existing Affiliate Transactions.

Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock", (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales".

Senior Subordinated Debt

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Guarantees.

Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; provided, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture (i) shall not be subject to the requirements of this covenant and (ii) shall be released from all Obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any materials required to be furnished to Holders of Notes by this covenant shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions described under the captions "--Change of Control", "--Asset Sales", "-- Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now

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exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, Liquidated Damages or premium on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of

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Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its

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

Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the New Credit Facility; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or
(viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will

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

require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Fountain View, Inc., 11900 W. Olympic Blvd., Suite 680, Los Angeles, California 90064, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

     The Outstanding Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). The Outstanding Notes were also offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, the Outstanding Notes are issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes were issued at the Closing only against payment in immediately available funds.

     Rule 144A Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Outstanding Global Notes"). The Outstanding Global Notes were deposited upon issuance

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

with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Note Offering and the Closing (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes could be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that took delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges Between Regulation S Notes and Rule 144A Notes".

     Except as set forth below, the Outstanding Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Outstanding Global Notes may not be exchanged for Outstanding Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Outstanding Global Notes are not entitled to receive physical delivery of Certificated Notes (as defined below).

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. Regulation S Notes also bear a restrictive legend. In addition, transfers of beneficial interests in the Outstanding Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

     The Trustee acts as Paying Agent and Registrar. The Outstanding Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Outstanding Global Notes, DTC credited the accounts of Participants designated

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

by the Initial Purchasers with portions of the principal amount of the Outstanding Global Notes and (ii) ownership of such interests in the Outstanding Global Notes is shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Outstanding Global Notes).

     Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Outstanding Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE OUTSTANDING GLOBAL NOTES DO NOT HAVE OUTSTANDING NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF OUTSTANDING NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on an Outstanding Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Outstanding Notes, including the Outstanding Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Outstanding Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Outstanding Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Outstanding Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect

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

Participants to the beneficial owners of the Outstanding Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Outstanding Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interest in the Outstanding Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment".

     Subject to any applicable transfer restrictions, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Outstanding Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Outstanding Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of the Outstanding Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Outstanding Global Notes and only in respect of such portion of the aggregate principal amount of the Outstanding Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Outstanding Notes, DTC reserves the right to exchange the Outstanding Global Notes for legended Outstanding Notes in certificated form, and to distribute such Outstanding Notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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

Exchange of Book-Entry Notes for Certificated Notes

     An Outstanding Global Note is exchangeable for definitive Outstanding Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Outstanding Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Outstanding Notes. In addition, beneficial interests in an Outstanding Global Note may be exchanged for Certificated Notes upon request upon compliance with the procedures set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Outstanding Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

Exchange of Certificated Notes for Book-Entry Notes

     Outstanding Notes issued in certificated form may not be exchanged for beneficial interests in any Outstanding Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such Outstanding Notes.

Exchanges Between Regulation S Notes and Rule 144A Notes

     Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Outstanding Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Outstanding Notes are being transferred to a person who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Beneficial interest in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Outstanding Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Outstanding Global Note will,

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

upon transfer, cease to be an interest in such Outstanding Global Note and will become an interest in the other Outstanding Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Outstanding Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

     The Indenture requires that payments in respect of the Outstanding Notes represented by the Outstanding Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Outstanding Global Note Holder. With respect to Outstanding Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Outstanding Notes represented by the Outstanding Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Outstanding Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Outstanding Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in an Outstanding Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in an Outstanding Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments", and (iv) an exchange of facilities by the Company or a Restricted Subsidiary to the extent that such facilities are exchanged for one or more nursing centers, long-term care facilities, assisted living facilities, outpatient clinics or any other facilities or businesses that are used or useful in the provision of healthcare related services, in each case the aggregate fair market value of which is equal to or greater than the fair market value of the facilities so exchanged, as determined in good faith by the Board of Directors.

     "Attributable Debt" in respect of a sale and leaseback transaction or an operating lease in respect of a healthcare facility means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee of the property subject to such sale and leaseback transaction or operating lease in respect of a healthcare facility for net rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with

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any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more Principals and their Related Parties,
(ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals and their Related Parties, becomes the "beneficial owner" (as defined above), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) and the Principals and their Related Parties in the aggregate "beneficially own" (as defined above) less than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) or, in the event the Company has consummated a Public Equity Offering, less than 20% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of

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such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any non-recurring expenses related to Fountain View's reorganization transactions during August 1997, plus
(vi) non-recurring financing, advisory and other expenses incurred in connection with the Transactions, minus (vii) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries and (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) was elected to such Board of Directors pursuant to a designation

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made pursuant to the Stockholder Agreement, provided that at such time the
Principals and their Related Parties own more than 35% of the Voting Stock of the Company.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) so long as the New Credit Facility is outstanding, any Indebtedness outstanding under the New Credit Facility, and
(ii) at any time thereafter any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants--Restricted Payments".

     "Employment Agreement" means any of the employment agreements between the Company and William C. Scott, Robert M. Snukal or Sheila S. Snukal in effect as of the date of the Indenture.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Affiliate Transactions" means any transaction contemplated by any of (i) the Stockholder Agreement, (ii) the Employment Agreements, (iii) the Agreement and Plan of Merger, dated as of February 6, 1998, among the Company, Summit Care Corporation, Heritage Fund II, L.P. and FV-SCC Acquisition Corp.,
(iv) the Investment Agreement, dated as of March 27, 1998, among the Company, Heritage Fund II, L.P., Heritage Investors II, L.L.C. and certain other Persons named therein, (v) the leases of the Company's Rio Hondo, Fountain View, Montebello and Sycamore Park skilled nursing facilities, between Robert M. Snukal, Sheila S. Snukal or their affiliates and the Company, and (vi) the purchase and supply agreements between the Company or its Subsidiaries and Twin Med, Inc. consistent with past practice in the ordinary course of business.

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

     "Existing Disqualified Stock" means the Series A Preferred Stock of the Company.

     "Existing Indebtedness" means up to $165 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than any such costs incurred in connection with the Transactions) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

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

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of Summit Care Corporation, a California corporation, Summit Care-California, Inc., a California corporation, Summit Care Pharmacy, Inc., a California corporation, Skilled Care Network, a California corporation, Summit Care Texas Equity, Inc., a California corporation, Summit Care-Texas No. 2, Inc., a Texas corporation, Summit Care-Texas No. 3, Inc., a Texas corporation, Summit Care Management Texas, Inc., a Texas corporation, Summit Care Texas, L.P., a Texas limited partnership, Fountain View Holdings, Inc., a Delaware corporation, AIB Corp., a California corporation, Alexandria Convalescent Hospital, Inc., a California corporation, BIA Hotel Corp., a California corporation, Brier Oak Convalescent, Inc., a California corporation, Elmcrest Convalescent Hospital, a California corporation, Fountainview Convalescent Hospital, a California corporation, Fountain View Management, Inc., a California corporation, Rio Hondo Nursing Center, a California corporation, Locomotion Holdings, Inc., a Delaware corporation, Locomotion Therapy, Inc., a Delaware corporation, On-Track Therapy Center, Inc., a California corporation, I.'N O., Inc., a California corporation, and Sycamore Park Convalescent Hospital, a California corporation, and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Healthcare Related Business" means a business, at least a majority of whose revenues result from healthcare, long-term care or assisted living related businesses or facilities.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

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     "Investments" means, with respect to any Person, all investments by such
Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments".

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the New Credit Facility) secured by a lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain Credit Agreement, by and among the Company and Bank of Montreal, as agent, providing for up to $30 million of revolving credit borrowings and $85 million of term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

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     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations; (g) any Investment in Permitted Joint Ventures; (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $2.5 million; and (i) Investments provided for in the Investment Agreement as of the date of the Indenture.

     "Permitted Joint Venture" means (i) any Restricted Subsidiary which owns, operates or services a Healthcare Related Business, and (ii) Summit Care Pharmacy, L.L.C., which owns and operates a pharmacy in Texas.

     "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are unsecured and subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to at least the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "Permitted Liens" means (i) Liens on assets of the Company, and of its Restricted Subsidiaries or any of the Guarantors securing Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens

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were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred; (xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xiii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Heritage Partners Management Company, Inc. and Heritage Fund II, L.P.

     "Public Equity Offerings" means a public offering of common stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

     "Related Party" with respect to any Principal means (A) any controlling holder of Equity Interests, 80% (or more) owned Subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or (C) any investment fund, whether a limited partnership, limited liability company or corporation or other entity managed or controlled by Heritage Partners Management Company, Inc.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Transaction Related Payments" means (i) certain bonus and other payments not to exceed $1,925,000 from Summit or the Company to William Scott, payable at the effective time of the Merger, (ii) payments not to exceed $2,535,000 in the aggregate to effect the cash-out of Summit stock options, as described in the Merger Agreement, (iii) the payment of a transaction fee of up to $3 million by the Company to Heritage, payable at the effective time of the Merger, and (iv) payments to Mr. and Mrs. Snukal and William Scott, not to exceed $150,000 in the aggregate, upon the forfeiture of Series B Common Stock pursuant to the Stockholders Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants-- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more

Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion represents Choate, Hall & Stewart's opinion as to the material United States federal income tax consequences of an exchange of the Outstanding Notes for the Exchange Notes and of the purchase at original issue, ownership and disposition of the Exchange Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which may be subject to special rules. The tax treatment of holders of the Notes may vary depending upon their particular situations. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, subsequent purchasers of Notes and broker-dealers) may be subject to special rules not discussed below. In general, this discussion assumes that a holder acquires a Note at original issuance and holds such Note as a capital asset and not as part of a "hedge", "straddle", "conversion transaction", "synthetic security" or other integrated investment.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

TAXATION OF HOLDERS ON EXCHANGE

     Subject to the limitations set forth above, an exchange of Outstanding Notes for Exchange Notes will not be a taxable event to holders of Outstanding Notes, and holders will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the Exchange Notes as it had in the Outstanding Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any Exchange Notes will be the same as the tax consequences of ownership and disposition of Outstanding Notes.

     As used herein, the term "United States Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

UNITED STATES HOLDERS

     STATED INTEREST. Stated interest on a Note will be taxable to a United States Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes. The Company expects that the Notes will not be considered to be issued with original issue discount for federal income tax purposes.

     SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest which will be taxable as ordinary income) and such holder's adjusted tax basis in the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss. Long-term capital gains tax rates apply to dispositions by individuals of capital assets (such as the Notes) held for more than one year. The maximum long-term capital gains tax rate applicable to individuals is currently 20% (10% for individuals in the 15% tax bracket). Corporate taxpayers continue to be subject to a maximum regular tax rate of 35% on all capital gains and ordinary income.

     The exchange of an Outstanding Note by a United States Holder for an Exchange Note will not constitute a taxable exchange of the Note. As a result, a United States Holder will not recognize taxable gain or loss upon receipt of an Exchange Note, a United States Holder's holding period for an Exchange Note will generally include the holding period for the Note so exchanged and such holder's adjusted tax basis in an Exchange Note will generally be the same as such holder's adjusted tax basis in the Outstanding Note so exchanged.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, a United States Holder of a Note will be subject to backup withholding at the rate of 31% with respect to interest, premium and possibly principal, if any, paid on a Note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact, or (b) provides the Company with its Taxpayer Identification Number ("TIN") (which, for an individual, would be the holder's Social Security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of interest, premium and possibly principal to United States Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

     The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

     STATED INTEREST. Interest paid by the Company to any beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder") will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (a) such Non- United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code and (iii) satisfies certain certification requirements or (b) such Non-United States Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax, and such Non-United States Holder provides a properly executed IRS Form 1001 claiming the exemption (or, after December 31, 1999, IRS Form W-8, which may require obtaining a TIN and making certain certifications). However, to the extent that any payment of Liquidated Damages is not treated as a payment of interest on the Notes, such payment may be subject to U.S. withholding taxes. See "--United States Holders".

     SALE, EXCHANGE OR RETIREMENT OF THE NOTES. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, exchange, redemption, retirement at maturity or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

     FEDERAL ESTATE TAXES. If interest on the Notes is exempt from withholding of United States federal income tax under clause (a) of the rules described under "--Stated Interest", the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. The Company will, where required, report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, Treasury Regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payment with respect to which either the requisite certification has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under the Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless certain certification requirements are met or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless the holder is an exempt recipient (as demonstrated through appropriate certification) or such broker has documentary evidence in its file that the holder of the Notes is not a United States person and has no actual knowledge to the contrary and certain other conditions are met. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     Recently, the Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-United States Holders are urged to consult their tax advisors with respect to the application of these final regulations.

                             VALIDITY OF THE NOTES

     Certain legal matters with respect to U.S. federal and Delaware law in connection with the Exchange Notes offered hereby will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts; certain legal matters with respect to California, Texas and New York law in connection with the Exchange Notes offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Los Angeles, California. Stephen M. L. Cohen, a partner of Choate, Hall & Stewart, is a limited partner in Heritage Fund II, L.P.

                                    EXPERTS

     The consolidated financial statements and schedule of Fountain View, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Summit Care Corporation at June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                           ----
FOUNTAIN VIEW, INC.
Report of Independent Auditors...........................................................   F-2
Consolidated Balance Sheets at December 31, 1996 and 1997................................   F-3
Consolidated Statements of Income for the Years Ended December 31, 1995,  1996 and 1997..   F-4
Consolidated Statements of Shareholders' Equity (Deficit) for the Three Years Ended
   December 31, 1997.....................................................................   F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,  1995,
   1996 and 1997.........................................................................   F-6
Notes to Consolidated Financial Statements...............................................   F-7
Consolidated Statements of Income (Unaudited) for the Three and Nine Months Ended
   September 30, 1997 and 1998...........................................................  F-15
Consolidated Balance Sheet (Unaudited) at September 30, 1998.............................  F-16
Consolidated Statements of Cash Flows (Unaudited) for the Three and Nine Months Ended
   September 30, 1997 and 1998...........................................................  F-18
Notes to Unaudited Consolidated Financial Statements.....................................  F-20

SUMMIT CARE CORPORATION
Report of Independent Auditors...........................................................  F-24
Consolidated Balance Sheets at June 30, 1996 and 1997....................................  F-25
Consolidated Statements of Income for the Years Ended June 30, 1995, 1996 and 1997.......  F-26
Consolidated Statements of Shareholders' Equity for the Three Years Ended June 30, 1997..  F-27
Consolidated Statements of Cash Flows for the Years Ended June 30, 1995, 1996 and 1997...  F-28
Notes to Consolidated Financial Statements...............................................  F-29
Consolidated Balance Sheet (Unaudited) at December 31, 1997..............................  F-39
Consolidated Statements of Income (Unaudited) for the Period from July 1,  1997 to
   December 31, 1997.....................................................................  F-40
Consolidated Statements of Cash Flows (Unaudited) for the Period from July  1, 1997 to
   December 31, 1997.....................................................................  F-41
Notes to Unaudited Consolidated Financial Statements.....................................  F-42

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Fountain View, Inc.

  We have audited the accompanying consolidated balance sheets of Fountain View, Inc. as of December 31, 1996 and 1997 and the related consolidated statements of income, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fountain View, Inc. at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             Ernst & Young LLP
Los Angeles, California
March 11, 1998

                              FOUNTAIN VIEW, INC.

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         DECEMBER 31,
                                                                        1996      1997
                                                                      -------   --------
ASSETS
Current assets:
 Cash and cash equivalents..........................................  $ 1,161   $  2,551
 Accounts receivable, less allowance for uncollectible accounts of
  $779 and $1,152, respectively.....................................   18,717     15,809
 Deferred income taxes..............................................      ---        927
 Other current assets                                                     713        576
                                                                      -------   --------
  Total current assets..............................................   20,591     19,863
                                                                      -------   --------

Leasehold improvements and equipment, at cost:
 Leasehold improvements.............................................    2,329      4,659
 Furniture and equipment............................................    1,914      2,096
                                                                      -------   --------
                                                                        4,243      6,755
 Less accumulated depreciation and amortization.....................   (1,680)    (2,481)
                                                                      -------   --------
                                                                        2,563      4,274
Other assets........................................................      968      1,804
                                                                      -------   --------
Total assets........................................................  $24,122   $ 25,941
                                                                      =======   ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Payable to banks...................................................  $ 2,975   $    ---
 Accounts payable and accrued liabilities...........................    1,457      4,179
 Employee compensation and benefits.................................    2,423      2,479
 Income taxes payable...............................................      ---      1,443
 Current maturities of long-term debt...............................      170      1,741
                                                                      -------   --------
  Total current liabilities.........................................    7,025      9,842
                                                                      -------   --------

Long-term debt, less current maturities.............................      496     28,335
                                                                      -------   --------

Total liabilities...................................................    7,521     38,177
Commitments and contingencies.......................................      ---        ---
Shareholders' equity (deficit):
 Preferred stock, $0.01 par value:
  7,000 shares authorized, issued and outstanding
  (liquidation preference $7,000)...................................  $   ---   $    ---
 Common Stock Series A-1, $0.01 par value:
  53,850 shares authorized, issued and outstanding..................      ---          1
 Common Stock Series A-2, $0.01 par value:
  99,950 shares authorized, issued and outstanding..................      ---          1
 Common Stock Series A-3, non-voting, $0.01 par value:
  46,200 shares authorized, issued and outstanding..................      ---        ---
 Additional paid-in capital.........................................    8,000     21,957
 Treasury Stock.....................................................     (120)       ---
 Retained earnings (accumulated deficit)............................    8,721    (34,195)
                                                                      -------   --------
Total shareholders' equity (deficit)................................   16,601    (12,236)
                                                                      -------   --------
Total liabilities and shareholders' equity (deficit)................  $24,122   $ 25,941
                                                                      =======   ========

                              FOUNTAIN VIEW, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands except per share data)

                                                              Year Ended December 31,
                                                          -----------------------------
                                                               1995     1996     1997
                                                          -----------  -------  -------
REVENUES:
Net revenue.............................................  $    55,836  $59,432  $67,905

EXPENSES:
 Salaries and benefits..................................       35,048   36,166   38,215
 Supplies...............................................        5,642    5,483    8,293
 Purchased services.....................................        3,964    4,658    4,256
 Provision for doubtful accounts........................          427      430      395
 Other expenses.........................................        3,421    4,043    5,046
 Rent...................................................        1,890    2,120    2,004
 Rent to related parties................................        2,056    1,776    1,771
 Depreciation and amortization..........................          416      600    1,198
 Interest (net of interest income--$65, $29 and $4 for
  1995, 1996 and 1997, respectively)....................          332      278    1,164
                                                          -----------  -------  -------
    Total expenses......................................       53,196   55,554   62,342
                                                          -----------  -------  -------
INCOME BEFORE PROVISION FOR INCOME TAXES................        2,640    3,878    5,563
Provision for income taxes..............................           54       78      361
                                                          -----------  -------  -------
NET INCOME..............................................  $     2,586  $ 3,800  $ 5,202
                                                          ===========  =======  =======
Pro forma net income:
  Net income as reported................................  $     2,586  $ 3,800  $ 5,202
 Charge in lieu of income taxes.........................        1,025    1,493    1,590
                                                          -----------  -------  -------
Net income..............................................  $     1,561  $ 2,307  $ 3,612
                                                          ===========  =======  =======
Earnings per share:
 Basic and diluted--Historical..........................       $12.93    $19.0   $26.01
                                                          ===========  =======  =======
     Pro forma..........................................        $7.81   $11.53   $18.06
                                                          ===========  =======  =======
Weighted average shares outstanding:
 Basic and diluted......................................          200      200      200
                                                          ===========  =======  =======

                            See accompanying notes

                              FOUNTAIN VIEW, INC.

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY  (DEFICIT)

                     Three years ended December  31, 1997
                            (Dollars in Thousands)

                                                Series A
                                                Preferred      Series A-1       Series A-2      Series A-3     Additional
                                                  Stock       Common Stock     Common Stock    Common Stock     Paid-in   Treasury
                                           ----------------- ---------------  ---------------  -------------
                                             Shares  Amount  Shares   Amount  Shares  Amount   Shares  Amount    Capital    Stock
                                           --------  ------- ------   ------  ------  -------  ------  ------   ---------- -------
Balance at January 1, 1995............       ---     $---    ---      $---    ---      $---    ---     $---     $   916    $  (120)
  Net income..........................       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
  Issuance of common stock............       ---      ---    ---       ---    ---       ---    ---      ---         300        ---
  Distributions to shareholders.......       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
                                            ------   -----  ------   ------  -----   ------   -----   ------   --------    --------
Balance at December 31, 1995..........       ---      ---    ---       ---    ---       ---    ---      ---       1,216       (120)
  Contributions from shareholders.....       ---      ---    ---       ---    ---       ---    ---      ---       6,784        ---
  Net income..........................       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
  Distributions to shareholders.......       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
                                            ------   -----  ------   ------  -----   ------   -----   ------   --------    --------
Balance at December 31, 1996..........       ---      ---    ---       ---    ---       ---    ---      ---       8,000       (120)
  Net income..........................       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
  Contributions before
     reorganization...................       ---      ---    ---       ---    ---       ---    ---      ---       1,277        ---
  Cancellation of treasury stock......       ---      ---    ---       ---    ---       ---    ---      ---         ---        120
  Distributions to shareholders
     before reorganization............       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
  Reorganization:
       Issuance of preferred stock....      7,000     ---    ---       ---    ---       ---    ---      ---       7,000        ---
       Issuance of common stock.......       ---      ---    53,850      1   99,950       1   46,200    ---       6,998        ---
       Transactional costs............       ---      ---    ---       ---    ---       ---    ---      ---      (1,318)       ---
       Distributions to shareholders..       ---      ---    ---       ---    ---       ---    ---      ---         ---        ---
                                           -------   ----- --------  ------ -------   -----  -------  -------   --------   --------
Balance at December 31,
 1997.................................      7,000    $---  $ 53,850  $    1  99,950   $   1   46,200  $ ---     $ 21,957   $   ---
                                           =======   ===== ========  ====== =======   =====  =======  =======   ========   ========
                                             Retained
                                             Earnings
                                           (Accumulated
                                              Deficit)          Total
                                             ---------        ---------
Balance at January 1, 1995............       $  8,998         $  9,794
  Net income..........................          2,586            2,586
  Issuance of common stock............             --              300
  Distributions to shareholders.......         (2,724)          (2,724)

                                              -------         --------
Balance at December 31, 1995..........          8,860            9,956

  Contributions from shareholders.....             --            6,784
  Net income..........................          3,800            3,800
  Distributions to shareholders.......         (3,939)          (3,939)

                                              -------         --------
Balance at December 31, 1996..........          8,721           16,601
  Net income..........................          5,202            5,202
  Contributions before
     reorganization...................             --            1,277
  Cancellation of treasury stock......             --              120
  Distributions to shareholders
     before reorganization............         (4,418)          (4,418)
  Reorganization:
       Issuance of preferred stock....             --            7,000
       Issuance of common stock.......             --            7,000
       Transactional costs............             --           (1,318)
       Distributions to shareholders..        (43,700)         (43,700)
                                             --------         --------
Balance at December 31, 1997..........       $(34,195)        $(12,236)
                                             ========         ========

                            See accompanying notes

                              FOUNTAIN VIEW, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                                                  Year ended December 31,
                                                                               ----------------------------
                                                                               1995        1996        1997
                                                                               ----        ----       -----
OPERATING ACTIVITIES:
  Net income..............................................................     $ 2,586     $ 3,800    $  5,202
                                                                               -------     -------    --------
  Adjustments to reconcile net income to
  net cash provided by operating activities:
       Depreciation and amortization......................................         416         600       1,198
  Changes in operating assets and liabilities:
       Accounts receivable................................................       1,176      (3,757)      2,908
       Other current assets...............................................         165         (92)        137
       Accounts payable and accrued liabilities...........................         317         421       2,722
       Employee compensation and benefits.................................       1,152         116          56
       Income taxes payable...............................................          20         (29)      1,443
       Deferred income taxes..............................................         ---         ---        (927)
                                                                               -------     -------    --------
               Total adjustments..........................................       3,246      (2,741)      7,537
                                                                               -------     -------    --------
               Net cash provided by operating activities..................       5,832       1,059      12,739
                                                                               -------     -------    --------
INVESTING ACTIVITIES:
  Additions to leasehold improvements and
   equipment..............................................................        (665)     (1,816)     (2,570)
  Additions to other assets...............................................        (282)        ---      (1,175)
                                                                               -------     -------    --------
       Net cash used in investing activities..............................        (947)     (1,816)     (3,745)
                                                                               -------     -------    --------

FINANCING ACTIVITIES:
  Decrease in payable to bank.............................................        (250)       (925)     (2,975)
  Principal payments on long-term debt....................................        (910)       (472)     (3,090)
  Proceeds from long-term debt............................................         725         249      32,500
  Proceeds from issuances of stock........................................         ---         ---      12,682
  Contributions from shareholders.........................................         ---       4,649       1,277
  Cancellation of treasury stock..........................................         ---         ---         120
  Distributions to shareholders...........................................      (2,724)     (3,939)    (48,118)
                                                                               -------     -------    --------
       Net cash used in financing activities..............................      (3,159)       (438)     (7,604)
                                                                               -------     -------    --------
Increase (decrease) in cash and cash equivalents..........................       1,726      (1,195)      1,390
Cash and cash equivalents at beginning of year............................         630       2,356       1,161
                                                                               -------     -------    --------
Cash and cash equivalents at end of year..................................     $ 2,356     $ 1,161    $  2,551
                                                                               =======     =======    ========
NONCASH ACTIVITY:
  Additional paid-in-capital relating to debt forgiveness.................     $   ---     $ 2,135    $    ---
  Additional paid-in-capital relating to stock acquisition................         300        ----         ---

                            See accompanying notes

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1.   DESCRIPTION OF BUSINESS

     Fountain View, Inc. (the "Company") provides a variety of healthcare services primarily to the elderly through the operation of eight skilled nursing care centers and a retirement hotel in California. These services include nursing care, lodging, food and certain specialty medical services, including rehabilitation care, infusion therapy and other ancillary services. The Company also provides therapy services to other long-term care providers. In July 1997, the Company's predecessor, which was comprised of all of the Company's operating units owned individually by the controlling shareholders, was merged with and into several companies formed by Fountain View, Inc., a holding company, formed for the express purpose of effectuating the reorganization of the Company. These transactions are described further in Note 3 to the consolidated financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

     USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     EARNINGS PER SHARE

     Basic and diluted earnings per share have been computed reflecting the Fountain View Equity Transactions as if such transactions had occurred as of January 1, 1995, and all common stock, series A-1, A-2 and A-3, was outstanding from that date.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with an original or remaining maturity of three months or less when purchased. The Company places its temporary cash investments with high credit quality financial institutions.

     LEASEHOLD IMPROVEMENTS AND EQUIPMENT

     Depreciation and amortization (straight-line method) is based on the estimated useful lives of the individual assets as follows:

     Leasehold improvements .........................  Shorter of lease term or estimated useful life,
                                                          generally 5-10 years.

     Furniture and equipment.........................  3-10 years.

     NET PATIENT SERVICES REVENUE

     Approximately 53 percent, 52 percent and 56 percent of the Company's revenues in the years ended December 31, 1995, 1996 and 1997, respectively, were derived from funds under federal and state medical assistance programs, the continuation of which are dependent upon governmental policies. These revenues are based, in certain cases, upon cost reimbursement principles and are subject to audit. Revenues are recorded on an accrual basis as services are performed at their estimated net realizable value. Differences between final settlement and estimated net realizable value accrued in prior years are reported as adjustments to the current year's net revenues. A significant portion of the Company's skilled nursing care center revenues

                              FOUNTAIN VIEW, INC.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

is derived from government-sponsored healthcare programs such as Medicare and Medicaid. These programs are highly regulated and are subject to budgetary and other constraints. While the Company's cash flow could be adversely affected by periodic government program funding delays or shortfalls, management does not believe there are any significant credit risks associated with these government programs.

     REGULATORY MATTERS

     Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

     INSURANCE COVERAGE

     The Company insures for workers' compensation and general and professional liability coverage under an occurrence based policy, with no deductible. Prior to October 1997, the Company was self-insured for claims arising from employees relating to employment matters.

     ACCOUNTING FOR THE IMPAIRMENT AND DISPOSAL OF LONG LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company believes, based on current circumstances, that there are no indicators of impairment to its long-lived assets, and the Company presently has no expectations for disposing of any long-lived assets.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130), which is effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Items recognized as components of comprehensive income which are not included in the income statement include unrealized gains and losses in marketable securities, foreign currency translation adjustments, tax benefits related to nonqualified stock options, and others. The Company is presently evaluating the new standard to determine how it will present comprehensive income.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Settlements of an Enterprise and Related Information" (SFAS 131), which is effective for fiscal years ending after December 15, 1997. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

                              FOUNTAIN VIEW, INC.

3.   FOUNTAIN VIEW EQUITY TRANSACTIONS

     On or about August 1, 1997, the controlling shareholders of the Company consummated a reorganization transaction (the "Fountain View Equity Transactions"). Prior to the Fountain View Equity Transactions, the controlling shareholders were the sole owners of a number of healthcare companies, which they managed as one business enterprise. The separately owned companies consisted of eight skilled nursing facilities, an assisted living facility and a therapy company which provides therapy services primarily to third-party owned facilities as well as Company-owned facilities. Additionally, the controlling shareholders owned the real estate which is operated by four of the nursing homes. The remaining real estate is leased from unrelated third parties.

     The controlling shareholders along with Heritage formed a new holding company known as Fountain View, Inc. ("New Fountain View") along with several acquisition subsidiaries to consolidate the healthcare companies owned by the controlling shareholders into one company. At the same time, New Fountain View entered into market rate leases for the four real estate facilities owned by the controlling shareholders.

     Under the terms of the Fountain View Equity Transactions, Heritage invested $14.0 million in cash in New Fountain View in exchange for all of the Company's preferred stock with a liquidation value of $7.0 million, and 99,950 shares of the Company's Common Stock Series A-2. The controlling shareholders at the same time contributed all of their healthcare assets, except for owned real estate, to New Fountain View in exchange for 53,850 shares of the Company's Common Stock Series A-1 and 46,200 shares of the Company's common Stock Series A-3. Concurrent with the exchange of shares, the New Fountain View obtained bank financing totaling $32.5 million, the proceeds of which along with the $14.0 million invested by Heritage was used to fund a distribution of $43.7 million of cash to the controlling shareholders and pay $1,318,000 in transaction costs. The Common Stock Series A-1 shares have three votes for each share, whereas Series A-2 has one vote per share, and Series A- 3 is non-voting. By virtue of the voting features, the controlling shareholders maintained a controlling financial interest in New Fountain View. Also, a shareholders agreement between the controlling shareholders and Heritage provides that the Controlling Shareholders hold a majority of the seats on the Board of Directors.

     The preferred shareholders are entitled to receive dividends, at the Board of Director's discretion, at an annual rate of 10 percent of the preferred stock base amount, as defined. The initial base amount is $7,000,000. The preferred stock is non-voting and the holders are entitled to be paid in cash, in respect of each share of preferred stock held, upon any liquidation or dissolution of the Company before any distribution is made to the common shareholders. Since the controlling shareholders maintained a controlling financial interest in New Fountain View, a change in control was not deemed to have occurred upon the consummation of the Fountain View Equity Transactions. Therefore, the Fountain View Equity Transactions were treated as a reorganization/merger of companies under common control, with no step-up in basis of the assets of New Fountain View.

                              FOUNTAIN VIEW, INC.

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair market value disclosures.

     CASH AND CASH EQUIVALENTS

     The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

     LONG-TERM DEBT (INCLUDING CURRENT PORTION)

     The carrying value of $30,076,000 of long-term approximates the fair market value of such debt since the interest rate approximates the Company's incremental borrowing rate.

5.   MATERIAL TRANSACTIONS WITH RELATED ENTITIES

     Robert and Sheila Snukal own the real estate for four of the Company's facilities. Such real estate has not been included in the financial statements for any of the years presented herein since such real estate was excluded from the Fountain View Equity Transactions discussed in Note 3. Lease payments to the shareholders under operating leases for these facilities totaled $2,056,000, $1,776,000 and $1,771,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

6.   OTHER ASSETS

     Other assets consist of the following (in thousands):

                                                                        DECEMBER 31,
                                                                        ------------
                                                                        1996    1997
                                                                        ----    ----
Deposits..........................................................    $  56   $   56
Goodwill, net.....................................................      530      500
Lease acquisition costs, net......................................      382      337
Deferred loan fees................................................       --      911
                                                                      -----   ------
                                                                      $ 968   $1,804
                                                                      =====   ======

7.    LONG-TERM DEBT

      Long-term debt consists of the following (in thousands):

                                                                         DECEMBER 31,
                                                                         ------------
                                                                        1996      1997
                                                                        ----      ----
Union Bank of California, $15 million Term Loan A due in 2002 and $15 million Term Loan B due in 2004, payable in quarterly installments ranging from $37 to $1,781, including interest based on the LIBOR rate. The Company's accounts receivable and
     equipment collateralize the Term Loans..........................  $  --    $29,925
Note payable to shareholders.........................................    337         --
Other................................................................    329        151
                                                                       -----    -------
                                                                         666     30,076
Less current maturities..............................................    170      1,741
                                                                       -----    -------
                                                                       $ 496    $28,335
                                                                       =====    =======

                              FOUNTAIN VIEW, INC.

7.   LONG-TERM DEBT (CONTINUED)

     Future maturities of long-term debt are as follows: years ending December 31, 1998 -- $1,741,000; 1999--$3,710,000; 2000--$4,150,000; 2001--$4,150,000;
2002--$5,638,000; and thereafter $10,687,000.

     Interest payments were $397,000, $307,000 and $1,105,000, in 1995, 1996 and
1997, respectively.

8.   LINE OF CREDIT

     The Company has a line of credit with a financial institution amounting to $4,500,000 in 1996 and $15,000,000 in 1997. Total draws on the line amounted to $0 and $2,975,000 as of December 31, 1996 and 1997, respectively. The line of credit terminates on August 1, 2002 and bears interest at the LIBOR rate. The Company's accounts receivable and equipment collateralize the line of credit.

9.   INCOME TAXES

     The provision (benefit) for income taxes consists of the following (in thousands):

                                                                         DECEMBER 31,
                                                                  --------------------------
                                                                    1995     1996      1997
                                                                  -------  -------  --------
Federal:
         Current..............................................     $   --    $  --   $1,004
         Deferred.............................................         --       --     (722)
State:
         Current..............................................         54       78      282
         Deferred.............................................         --       --     (203)
                                                                   ------   ------   ------
                                                                       54       78      361
Charge in lieu of income taxes................................      1,025    1,493    1,590
                                                                   ------   ------   ------
                                                                   $1,079   $1,571   $1,951
                                                                   ======   ======   ======

     Deferred income taxes result from temporary differences between the tax basis of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are primarily attributable to reporting for income tax purposes the excess of tax over book depreciation, allowance for uncollectible accounts, accrued expenses and accrued vacation benefits. Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                                       DECEMBER 31,
                                                           ----------------------------------
                                                                 1996              1997
                                                           ----------------  ----------------
                                                                     NON-               NON-
                                                           CURRENT  CURRENT  CURRENT   CURRENT
                                                           -------  -------  -------   -------
Deferred tax liabilities:
  Tax over book depreciation.............................  $    --  $    --  $     --  $    1
Total deferred tax liabilities...........................       --       --        --       1
Deferred tax assets:
           Vacation, accrued expenses and allowance for
            uncollectible accounts.......................       --       --       770      --
State tax................................................       --       --       157      --
                                                           -------  -------  --------  ------
Total deferred tax assets................................       --       --       927      --
                                                           -------  -------  --------  ------
Net deferred tax assets..................................  $    --  $    --  $    927  $    1
                                                           =======  =======  ========  ======

                              FOUNTAIN VIEW, INC.

9.   INCOME TAXES (CONTINUED)

     A reconciliation of the provision for income taxes with the amount computed using the federal statutory rate is as follows (in thousands):

                                                                                        December 31,
                                                                                 -----------------------------
                                                                                 1995        1996        1997
                                                                                 ----        -----       ----
Federal rate (34%)....................................................         $  898      $1,324      $1,902
        State taxes, net of federal tax benefit.......................            158         234         336
        Goodwill......................................................             --          --          84
        Other, net....................................................             23          13          (4)
        Establishment of deferred taxes due to conversion from
             S-Corporation to C-Corporation...........................             --          --        (367)
                                                                               ------      ------      ------
                                                                               $1,079      $1,571      $1,951
                                                                               ======      ======      ======

     Total income tax payments during 1995, 1996 and 1997 were $17,000, $30,000 and $8,000, respectively.

     CHARGE IN LIEU OF INCOME TAXES AND S-CORPORATION STATUS

     Prior to the Fountain View Equity Transactions, most of the individually owned corporations had elected to be taxed as cash basis S-Corporations. Included herein are pro forma charges in lieu of income taxes to indicate what the tax provision would have been had the Company been taxed as a C- Corporation for all years with a federal and state effective tax rate of 41%.

     In connection with the Fountain View Equity Transactions, the controlling shareholders elected to make a Section 338(h)(10) election (the "Election"). Since the corporations which comprised the predecessor organization were owned individually by the controlling shareholders, and some of such corporations had previously elected to be taxed as cash basis S-Corporations, upon the Election, the cash basis S-Corporations incurred taxable income to the extent of any receivables and payables not previously recognized in the S-Corporation tax returns. The controlling shareholders, and not the Company, are responsible for the taxes due as a result of the Election.

10.  LEASES

     The Company leases certain of its centers and equipment under noncancelable operating leases. The leases generally provide for payment of property taxes, insurance and repairs, and have rent escalation clauses based upon the consumer price index or annual per bed adjustments.

     The future minimum rental payments under noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

                                                                             Related
                                                                             Party         Other         Total
                                                                          ------------  ------------  ------------
     1998.........................................................        $   1,764      $  1,954      $  3,718
     1999.........................................................            1,764         2,003         3,767
     2000.........................................................            1,764         1,938         3,702
     2001.........................................................            1,764         1,995         3,759
     2002.........................................................            1,764         2,203         3,967
     Thereafter...................................................           25,726         7,008        32,734
                                                                            -------       -------       -------
                                                                          $  34,546      $ 17,101      $ 51,647
                                                                            =======       =======       =======

                              FOUNTAIN VIEW, INC.

11.  CONTINGENCIES

     The Company is subject to malpractice claims and other litigation arising in the ordinary course of business. In the opinion of management, any liability beyond amounts covered by insurance and the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

     YEAR 2000 (UNAUDITED)

     Some of the Company's information systems and biomedical equipment have time-sensitive software that will not properly recognize the year 2000. This could result in a system failure or miscalculations causing disruption of the Company's operations. The Company is currently completing an assessment and developing a plan to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter.

12.  SHAREHOLDERS' EQUITY

     SHAREHOLDERS AGREEMENT

     In connection with the Fountain View Equity Transactions, the controlling shareholders and Heritage which owns all of the preferred stock, and all of the Series A-2 common stock consummated a shareholders agreement (the Agreement). Under the Agreement, each of the parties has certain rights and obligations. The controlling shareholders retain 3 of the 5 board of directors seats unless certain events occur including non-payment of any debt of $1 million or more, and the failure to meet certain earnings targets. In addition, at any time on or after July 1, 2001, at the option of Heritage, Heritage will have the right to put its common stock holdings to the Company at appraised value. At any time on or after July 1, 2003, if Heritage has not elected to put its stock to the Company, at the option of a majority of the controlling shareholders, the controlling shareholders will have the right to put the stock to the Company at appraised value. Heritage has also retained certain protective rights with respect to its investment in the Company.

     In addition to the above rights and obligations, should certain Company terminal value targets not be met, then the Common Stock Series A-3 will be returned to the Company and cancelled, without remuneration to the controlling shareholders. The number of shares returned is based on a formula included in the Agreement. The Agreement terminates upon the occurrence of an IPO.

     PURCHASE AND CONTRIBUTION AGREEMENT

     In connection with the Fountain View Equity Transactions, the controlling shareholders agreed to reimburse the Company for any adverse change in cost report settlements for periods prior to the investment of funds by Heritage. The controlling shareholders also agreed to indemnify the Company from any future liability arising from a certain lawsuit.

13.  SUBSEQUENT EVENT

     In February 1998, the Company entered into a purchase agreement with Summit Care Corporation ("Summit") to acquire all of the outstanding common stock of Summit for cash of $21 per share. The total purchase price approximates $145 million.

                              FOUNTAIN VIEW, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                                (In Thousands)


                                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                       -----------------------            --------------------
                                                                         1997            1998               1997        1998
                                                                       -------          ------            --------   ---------
Net revenues............................................................   $ 16,970   $   67,118          $ 50,393      $155,487
Expenses:...............................................................      9,911       35,296            28,549        81,015
   Salaries and benefits................................................        252          680               394         1,448
   Provision for doubtful accounts......................................      2,681        7,157             7,215        17,682
   Supplies.............................................................      1,517        7,670             4,079        19,786
   Purchased services...................................................        758        4,471             2,045         9,524
   Other expenses.......................................................        518        1,250             1,509         3,050
   Rent to related parties..............................................        435          457             1,323         1,339
   Depreciation and amortization........................................        289        3,585               655         7,518
   Interest expense, net of interest income.............................        467        5,870               497        12,089
                                                                           --------   ----------          --------      --------
                                                                             16,828       66,436            46,266       153,451

Income before provision for
  income taxes and extraordinary item...................................        142          682             4,127         2,036
Provision for income taxes..............................................        373          272               423           813
                                                                           --------   ----------          --------      --------
Income (loss) before extraordinary item.................................       (231)         410             3,704         1,223
                                                                           --------   ----------          --------      --------
Extraordinary item:
  Loss on early extinguishment of debt,
  net of taxes..........................................................         --           --                --          (517)
                                                                           --------   ----------          --------      --------
Net income (loss).......................................................   $   (231)  $      410          $  3,704      $    706
                                                                           ========   ==========          ========      ========

Pro forma net income:
  Net income (loss) as reported.........................................   $   (231)  $      410          $  3,704      $    706
  Charge (credit) in lieu of income taxes
   for S-Corporation....................................................       (317)          --             1,224            --
                                                                           --------   ----------          --------      --------
Net income..............................................................   $     86   $      410          $  2,480      $    706
                                                                           ========   ==========          ========      ========

Basic and diluted earnings per share available
  to common shareholders before
  extraordinary item....................................................   $  (1.15)  $     (.04)         $  18.52      $    .50
Basic and diluted earnings per share available
  to common shareholders --
  extraordinary item, net of taxes......................................         --           --                --      $   (.62)
                                                                           --------   ----------          --------      --------
Basic and diluted earnings per share available
  to common shareholders--net income(loss)..............................   $  (1.15)  $     (.04)         $  18.52      $   (.12)
                                                                           ========   ==========          ========      ========
Basic and diluted earnings per share--
  pro forma.............................................................   $    .43           --          $  12.40            --
                                                                           ========   ==========          ========      ========
Weighted Average shares outstanding:
  Basic and diluted.....................................................    200,000    1,114,202           200,000       823,909
                                                                           ========   ==========          ========      ========

                            See accompanying notes

                              FOUNTAIN VIEW, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 DEC. 31, 1997   SEPT. 30, 1998
                                                                                 -------------   --------------
                                                                                     (NOTE)        (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents.........................................                $ 2,551         $  3,765
   Accounts receivable, less allowance for
     doubtful accounts: $1,152 at 1997 and $7,022 at 1998............                 15,809           58,972
   Other current assets..............................................                  1,503           17,737
                                                                                     -------         --------

           Total current assets......................................                 19,863           80,474

Property and equipment, at cost:
   Land and land improvements........................................                     --           25,064
   Buildings and leasehold improvements..............................                  4,659          208,670
   Furniture and equipment...........................................                  2,096           27,339
   Construction in progress..........................................                     --            3,109
                                                                                     -------         --------
                                                                                       6,755          264,182
   Less accumulated depreciation and amortization....................                 (2,481)          (8,303)
                                                                                     -------         --------
                                                                                       4,274          255,879


Notes receivable, less allowance for
  doubtful accounts: $662 at 1998....................................                     --            5,723
Goodwill and other intangible assets, net............................                     --           49,073
Deferred financing costs, net........................................                     --           11,398
Other assets.........................................................                  1,804            4,730
                                                                                     -------         --------

                                                                                     $25,941         $407,277
                                                                                     =======         ========

NOTE: The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                                 (In thousands)

                                                      DEC. 31, 1997    SEPT. 30, 1998
                                                      -------------    --------------
                                                          (NOTE)         (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Payable to banks.....................................  $     --         $    768
  Accounts payable and accrued liabilities.............     4,179           34,985
  Employee compensation and benefits...................     2,479            9,234
  Income taxes payable.................................     1,443              335
  Current portion of long-term debt....................     1,741            3,490
                                                         --------         --------

      Total current liabilities........................     9,842           48,812

Long-term debt, less current portion...................    28,335          242,136
Deferred income taxes..................................        --           30,859
Mandatory redeemable preferred stock...................        --           15,000
Commitments and contingencies..........................        --               --

SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred Stock Series A, $0.01 par value:
    1,000,000 shares authorized; 15,000 issued
      and outstanding at 1998..........................        --               --
  Common Stock Series A, $0.01 par value:
    1,500,000 shares authorized; 200,000 shares and
      1,100,000 shares issued and outstanding at 1997
      and 1998.........................................         2               10
  Common Stock Series B, $0.01 par value:
    200,000 shares authorized; 114,202 shares
      issued and outstanding at 1998...................        --                1
  Common Stock Series C, $0.01 par value:
    1,300,000 shares authorized; none issued...........        --               --
  Paid in capital......................................    21,957          103,948
  Accumulated deficit..................................   (34,195)         (33,489)
                                                         --------         --------

      Total shareholders' equity (deficit).............   (12,236)          70,470
                                                         --------         --------
                                                         $ 25,941         $407,277
                                                         ========         ========

NOTE: The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                            See acompanying notes.

                              FOUNTAIN VIEW, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                (In Thousands)

                                                                           NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                       -------------------------
                                                                       1997                 1998
                                                                       ----                 ----
OPERATING ACTIVITIES:
   Net income.....................................................     $  3,704          $     706
   Adjustments to reconcile net income to net cash
     provided by operating activities:
      Depreciation and amortization...............................          655              7,518
      (Increase) decrease in accounts receivable, net.............        4,309             (6,502)
      (Incease) decrease in other current assets..................          (24)             4,148
      (Increase) decrease in accounts payable and
       accrued liabilities........................................        1,785             (2,390)
      Decrease (increase) in employee compensation
       and benefits...............................................         (292)             1,569
       (Increase) decrease in income taxes payable................          417               (912)
                                                                       --------          ---------
                Total adjustments.................................        6,850              3,431
                                                                       --------          ---------

                Net cash provided by operating activities.........       10,554              4,137
                                                                       --------          ---------
INVESTING ACTIVITIES:
  Principal payments on notes receivable..........................           --                873
  Additions to property and equipment.............................       (1,983)            (5,695)
  (Increase) in deferred financing costs..........................           --             (9,807)
  Acquisition of Summit Care, net of cash acquired................           --           (150,291)
  (Decrease) in acquisition related liabilities...................           --            (16,531)
  (Increase) in other assets......................................         (954)              (318)
                                                                       --------          ---------
                Net cash (used in) investing activities...........       (2,937)          (181,769)
                                                                       --------          ---------
FINANCING ACTIVITIES:
  (Decrease) in payable to banks..................................           --             (1,177)
  Distributions to shareholders...................................      (53,740)                --
  Retirement of long-term debt....................................       (4,850)           (29,933)
  (Decrease) in capital lease obligations.........................          (71)            (4,071)
  Proceeds from long-term debt....................................       32,500            225,160
  Principal payments on long-term debt............................           --           (108,133)
  Proceeds from stock issuance....................................       19,682             97,000
                                                                       --------          ---------
                Net cash provided by (used in) financing activities      (6,479)           178,846
                                                                       --------          ---------

Increase in cash and cash equivalents.............................        1,138              1,214
Cash and cash equivalents at beginning of period..................        1,161              2,551
                                                                       --------          ---------
Cash and cash equivalents at end of period........................     $  2,299              3,765
Supplemental disclosures of cash flow information:                     ========          =========

  Cash paid during the period for:
    Interest......................................................     $    497          $   4,564
    Income Taxes..................................................           50              1,250

Detail of purchase business combination:
 Fair value of assets acquired....................................           --            374,440
 Less:  Liabilities assumed.......................................           --           (222,785)
                                                                       --------          ---------

 Cash paid for acquisition........................................           --            151,655
 Less:  Cash acquired from Summit.................................           --             (1,364)
                Net cash paid for acquisition.....................     $     --          $ 150,291
                                                                       ========          =========

                            See accompanying notes

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

1.   DESCRIPTION OF BUSINESS

     Fountain View, Inc. ("Fountain View" or "Company") is a leading operator of long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Fountain View operates a network of facilities in California, Texas, and Arizona, including 44 skilled nursing facilities ("SNFs") that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six assisted living facilities ("ALFs") that provide room and board and social services in a secure environment. In addition, Fountain View provides a variety of high-quality ancillary services such as physical, occupational and speech therapy in Fountain View-operated facilities, unaffiliated facilities and acute care hospitals. Fountain View also operates three institutional pharmacies (one of which is a joint venture), which serve acute care hospitals as well as SNFs and ALFs, both affiliated and unaffiliated with Fountain View, an outpatient therapy clinic and a durable medical equipment ("DME") company.

     The Company acquired Summit Care Corporation ("Summit") on March 27, 1998 (see Note 4). The Summit operation consisted of 36 SNFs, five ALFs and three institutional pharmacies. The acquisition has been accounted for under the purchase method and, as such, the accompanying financial statements include the results of the Summit operation from the acquisition date.

2.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, the unaudited financial information reflects all adjustments (all of which are of a normal recurring nature), which are considered necessary to fairly state the Company's financial position, its cash flows and the results of operations. These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997. The interim financial information herein is not necessarily representative of that to be expected for a full year.

3.   FOUNTAIN VIEW EQUITY TRANSACTIONS

     On or about August 1, 1997, the controlling shareholders of the Company consummated a reorganization transaction (the "Fountain View Equity Transactions"). Prior to the Fountain View Equity Transactions, the controlling shareholders were the sole owners of a number of healthcare companies, which they managed as one business enterprise. The separately owned companies consisted of eight skilled nursing facilities, an assisted living facility and a therapy company which provides therapy services primarily to third-party owned facilities as well as Company-owned facilities. Additionally, the controlling shareholders owned the real estate which is operated by four of the nursing homes. The remaining real estate is leased from unrelated third parties.

     The controlling shareholders along with Heritage Fund II, L.P. ("Heritage") formed a new holding company known as Fountain View, Inc. along with several acquisition subsidiaries to consolidate the healthcare companies owned by the controlling shareholders into one company. At the same time, Fountain View entered into market rate leases for the four real estate facilities owned by the controlling shareholders.

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

     Under the terms of the Fountain View Equity Transactions, Heritage invested $14.0 million in cash in Fountain View in exchange for all of the Company's preferred stock with a liquidation value of $7.0 million and 99,950 shares of the Company's Common Stock Series A-2. The controlling shareholders at the same time contributed all of their healthcare assets, except for owned real estate, to Fountain View in exchange for 53,850 shares of the Company's Common Stock Series A-1 and 46,200 shares of the Company's Common Stock Series A-3. Concurrent with the exchange of shares, Fountain View obtained bank financing totaling $31.0 million, the proceeds of which along with the $14.0 million invested by Heritage were used to fund a distribution of $43.7 million of cash to the controlling shareholders and pay $1.3 million in transaction costs.

Since the controlling shareholders maintained a controlling financial interest in Fountain View, a change in control was not deemed to have occurred upon the consummation of the Fountain View Equity Transactions. Therefore, the Fountain View Equity Transactions were treated as a reorganization/merger of companies under common control, with no step-up in basis of the assets of Fountain View.

4.   ACQUISITION OF SUMMIT CARE CORPORATION

On February 6, 1998, Fountain View, Summit, Heritage and FV-SCC Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Fountain View entered into an Agreement and Plan of Merger providing for the acquisition of Summit by Fountain View at a price of $21.00 per share. On February 13, 1998, Acquisition initiated a Tender Offer for the outstanding shares of Summit. The Tender Offer expired on March 25, 1998 and Acquisition purchased approximately 99% of the shares of Summit for approximately $141.8 million at the closing of the Tender Offer on March 27, 1998. Pursuant to the short form merger provisions of California law the Merger became effective 20 days later on April 16, 1998 and Summit was merged into Acquisition, a wholly owned subsidiary of Fountain View.

     In order to consummate the purchase of the Summit shares in the Tender Offer and to refinance Fountain View's existing debt, Fountain View entered into a term- loan of $32.0 million and a credit facility of approximately $62.7 million. In addition, Fountain View raised approximately $82.0 million of new equity investments in the amounts of $75.6 million from Heritage and certain other co- investors, $5.0 million from Mr. Robert Snukal, Fountain View's Chief Executive Officer, and Mrs. Sheila Snukal, Fountain View's Executive Vice President, and $1.4 million from Mr. William Scott, Summit's Chairman and Chief Executive Officer.

     On April 16, 1998, concurrent with the Merger becoming effective, Fountain View entered into a new $30.0 million revolving credit facility, an $85.0 million term-loan facility, and successfully completed a Senior Subordinated Note Offering providing for borrowings of $120.0 million. In addition, Heritage made an additional equity investment of $15.0 million and received 15,000 shares of Series A Preferred Stock of Fountain View that entitles them to a dividend at the time of a liquidity event calculated to achieve a 12% annual rate of return, as well as warrants to purchase 71,119 shares of Fountain View's Series C Common Stock. These funds were used to consummate the purchase of Summit's remaining shares, refinance all then existing Fountain View indebtedness, as described above, and Summit indebtedness (except for capital lease and mortgage obligations) totaling $107.8 million, redeem all outstanding options for Summit shares, and pay certain fees, expenses, and other costs arising in connection with such transactions.

     On May 4, 1998, Fountain View signed an investment agreement with Baylor Health Foundation System ("Baylor"), a vertically integrated healthcare system operating in Texas, and Buckner, a non-profit foundation, (collectively, the "Baylor Group"). In addition, Fountain View signed an operating agreement with Baylor. Pursuant to these agreements, Baylor invested $10.0 million and Buckner invested $2.5 million in

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


Fountain View through the purchase of 12,342 shares of Series A Preferred Stock from Heritage that entitles them to a dividend at the time of a liquidity event calculated to achieve a 12% annual rate of return, as well as warrants to purchase 59,266 shares of Fountain View's Series C Common Stock. As part of its investment, the Baylor Group is entitled to have one of its nominees serve on Fountain View's board of directors. Fountain View and Baylor are also in the process of discussing the possible development or operation of certain facilities on a joint or cooperative basis.

5.  PROFORMA FINANCIAL RESULTS

The following table sets forth the financial results (in thousands) of the Company on a proforma basis, as if the acquisition of Summit occurred on January 1, 1997.

                                                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     SEPTEMBER 30                   SEPTEMBER 30,
                                                                 -----------------------        ---------------------
                                                                 1998               1997        1998             1997
                                                                 ----               ----        ----            -----
  Net revenues.............................................        $67,118        $70,378       $209,405       $203,159
  Income (loss) before extraordinary item..................            410         (1,037)           (65)        (4,952)
  Net income (loss)........................................            410         (1,037)          (582)        (4,952)

6.   PROSPECTIVE PAYMENT SYSTEM

Pursuant to the Balanced Budget Act, a prospective payment system ("PPS") was established for Medicare SNFs. Under PPS, facilities are paid a federal per diem rate for virtually all covered SNF services in lieu of the former cost-based reimbursement rate. PPS will be phased in over three cost reporting periods beginning on or after July 1, 1998. As of July 1, 1998, 36 of the Company's 44 SNFs transitioned to PPS. The remaining eight facilities will transition on January 1, 1999.

7.   OTHER CURRENT ASSETS

Other current assets (in thousands) consist of the following:

                                        SEPT. 30, 1998      DEC. 31, 1997
                                        --------------      -------------
     Deferred taxes............                $ 9,468             $  926
     Notes receivable..........                  1,086                 --
     Prepaid expenses..........                  1,832                551
     Recoverable income taxes..                  1,765                 --
     Other receivables.........                    407                 26
     Other.....................                  3,179                 --
                                               -------             ------
                                               $17,737             $1,503
                                               =======             ======

8.   RECENT ACCOUNTING PRONOUNCEMENTS

     REPORTING COMPREHENSIVE INCOME

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for the reporting of comprehensive income and its components in a full set of general purpose financial statements.

                              FOUNTAIN VIEW, INC.

                                  (Unaudited)


The standard is effective for fiscal years beginning after December 15, 1997. An enterprise is required to report a total for comprehensive income in condensed financial statements of interim periods issued for external reporting purposes. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. SFAS 130 uses the term comprehensive income to describe the total of all components of comprehensive income, that is, net income plus other comprehensive income. Other comprehensive income items include unrealized gains and losses on available-for-sale securities; foreign currency translation adjustments; changes in the market value of certain futures contracts; and changes in certain minimum pension liabilities. Fountain View has no items of other comprehensive income in the periods reported, and, therefore, comprehensive income is equal to net income, as reported.

     DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of An Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years beginning after December 15, 1997. This Statement is not required to be applied to interim financial statements in the initial year of its application. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing facilities and assisted living facilities and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

9.   SUBSEQUENT EVENTS

     On October 6, 1998 the Company amended its $85.0 million term-loan credit agreement with the bank extending $5.0 million of additional mortgage refinancing loans to the Company. The Company used the proceeds to finance the exercise of capital lease purchase options on two skilled nursing facilities in Texas.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Summit Care Corporation

     We have audited the accompanying consolidated balance sheets of Summit Care Corporation and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summit Care Corporation at June 30, 1997 and 1996, and the consolidated results of its operations and cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                                     Ernst & Young LLP

Los Angeles, California
August 22, 1997

                            SUMMIT CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                      JUNE 30,
                                                                            ------------------------
                                                                             1996              1997
                                                                            ------            ------
ASSETS
Current assets:
 Cash and cash equivalents..............................................   $  2,658          $  3,994
 Accounts receivable, less allowance for doubtful accounts:
   1996--$2,084; 1997--$2,028...........................................     27,930            33,749
 Supplies inventory, at cost............................................      2,058             2,690
 Other current assets...................................................     13,032            12,356
                                                                           --------          --------
       Total current assets.............................................     45,678            52,789

Property and equipment, at cost:
 Land and land improvements.............................................     16,018            19,513
 Buildings and leasehold improvements. .................................    136,907           161,080
 Furniture and equipment................................................     18,668            23,978
 Construction in progress...............................................     15,043             5,947
                                                                           --------          --------
                                                                            186,636           210,518
 Less accumulated depreciation and amortization.........................     21,713            28,605
                                                                           --------          --------
                                                                            164,923           181,913
Notes receivable, less allowance for doubtful accounts:
 1996--$268; 1997--$322.................................................      4,845             6,859
Other assets............................................................      7,606             8,955
                                                                           --------          --------
                                                                           $223,052          $250,516
                                                                           ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Payable to bank........................................................   $  4,165          $  4,678
 Accounts payable.......................................................     19,895            29,586
 Employee compensation and benefits.....................................      3,738             5,877
 Income taxes payable...................................................        989               ---
 Long-term debt due within one year.....................................      2,985               ---
                                                                           --------          --------
       Total current liabilities........................................     31,772            40,141

Long-term debt..........................................................    107,389           121,452
Deferred income taxes...................................................      2,605             7,511
                                                                           --------          --------
 Total liabilities......................................................    141,766           169,104
Commitments and contingencies
Shareholders' equity:
 Preferred stock, no par value, 2,000,000 authorized shares,
 none issued............................................................        ---               ---
 Common stock, no par value, 100,000,000 authorized shares;
 6,776,000 and 6,772,800 issued and outstanding, respectively...........     51,486            51,543
Retained earnings.......................................................     29,800            29,869
                                                                           --------          --------
       Total shareholders' equity.......................................     81,286            81,412
                                                                           --------          --------
                                                                           $223,052          $250,516
                                                                           ========          ========

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             Year ended June 30,
                                                                       ----------------------------------
                                                                    1995              1996          1997
                                                                    ----              ----          ----
REVENUES:
Net revenues.................................................     $ 137,026         $ 176,062     $ 197,927

EXPENSES:
 Salaries and benefits.......................................        63,171            78,233        89,577
 Supplies....................................................        15,374            18,071        20,160
 Purchased services..........................................        22,234            37,963        51,520
 Provision for doubtful accounts.............................         1,330             2,241         2,530
 Other expenses..............................................        10,268            12,421        15,722
 Rental......................................................         1,691             2,656         2,864
 Rental to related parties...................................           450               ---           ---
 Depreciation and amortization...............................         5,249             6,142         7,393
 Interest (net of interest income: $513, $522 and
  $645, respectively)........................................         4,761             6,574         7,973
                                                                  ---------         ---------     ---------
                                                                    124,528           164,301       197,739
                                                                  ---------         ---------     ---------
INCOME BEFORE PROVISION FOR INCOME TAXES.....................        12,498            11,761           188
 Provision for income taxes..................................         4,987             4,452           119
                                                                  ---------         ---------     ---------
NET INCOME...................................................     $   7,511         $   7,309     $      69
                                                                  =========         =========     =========

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                        Three Years Ended June 30, 1997
                            (Dollars in thousands)

                                               Common Stock           Retained
                                         -----------------------
                                            Shares       Amount       Earnings     Total
                                            ------       ------       --------     -----
Balances at June 30, 1994...........     6,743,600      $51,381        $14,980       $66,361
  Net income........................           ---          ---          7,511         7,511
  Exercise of stock options.........        15,700          192            ---           192
  Expenses on sale of common stock..           ---         (251)           ---          (251)
                                         ---------      -------        -------       -------
Balances at June 30, 1995...........     6,759,300       51,322         22,491        73,813
  Net income........................           ---          ---          7,309         7,309
  Exercise of stock options.........        13,500          164            ---           164
                                         ---------      -------        -------       -------
Balances at June 30, 1996...........     6,772,800       51,486         29,800        81,286
  Net income........................           ---          ---             69            69
  Exercise of stock options.........         3,200           57            ---            57
                                         ---------      -------        -------       -------
Balances at June 30, 1997...........     6,776,000      $51,543        $29,869       $81,412
                                         =========      =======        =======       =======

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                     Year Ended June 30,
                                                              -----------------------------------

                                                                1995        1996       1997
                                                              --------    --------   --------
OPERATING ACTIVITIES:
  Net income............................................      $  7,511    $  7,309   $     69
     Adjustments to reconcile net income to net cash
      provided by
       operating activities:
       Depreciation and amortization....................         5,249       6,142      7,393
       (Increase) in accounts receivable................        (6,907)     (7,594)    (5,819)
       (Increase) decrease in supplies inventory........          (623)        118       (632)
       Decrease (increase) in other current assets......        (1,740)     (8,429)     1,257
       Increase in accounts payable.....................         2,512       8,923      9,691
       Increase (decrease) in employee compensation
        and benefits....................................           478        (270)     2,139
       (Decrease) increase in income taxes payable......           577         (72)      (989)
       Increase (decrease) in deferred income taxes.....           (43)        739      4,906
                                                              --------    --------   --------
       Total adjustments                                          (497)       (443)    17,946
                                                              --------    --------   --------
       Net cash provided by operating activities........         7,014       6,866     18,015
                                                              --------    --------   --------

INVESTING ACTIVITIES:
  Issuance of notes receivable..........................        (2,089)       (916)    (3,142)
  Principal payments of notes receivable................           962         498        547
  Additions to property and equipment...................        (9,004)    (26,558)   (24,075)
  Acquisitions of nursing centers.......................       (51,178)        ---        ---
  Additions to other assets.............................        (3,279)     (2,276)    (1,657)
                                                              --------    --------   --------
       Net cash used in investing activities............       (64,588)    (29,252)   (28,327)

FINANCING ACTIVITIES:
  Increase in payable to bank...........................           826       1,193        513
  Principal payments on long-term debt..................       (38,225)    (49,914)   (17,922)
  Proceeds from long-term debt..........................        76,520      70,500     29,000
  Net expenses from sale of common stock................          (251)        ---        ---
  Net proceeds on exercise of stock options.............           192         164         57
                                                              --------    --------   --------
       Net cash provided by financing activities........        39,062      21,943     11,648
                                                              --------    --------   --------

Increase (decrease) in cash and cash equivalents........       (18,512)       (443)     1,336
Cash and cash equivalents at beginning of year..........        21,613       3,101      2,658
                                                              --------    --------   --------
Cash and cash equivalents at end of year................      $  3,101    $  2,658   $  3,994
                                                              ========    ========   ========

Supplemental disclosures of non-cash investing and
 financing activities:
  Acquisition notes payable.............................      $ (2,814)    $   ---   $    ---
  Acquisition of nursing care centers...................         2,814         ---        ---
  Acquisition of nursing care centers under capital
   leases...............................................        16,654         ---        ---
  Capital lease obligations.............................       (16,654)        ---        ---

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        Three Years Ended June 30, 1997
                 (Dollars in Thousands, Except per Share Data)

1.   Description of Business and Summary of Significant Accounting Policies

     Description of Business. Summit Care Corporation ("Company" or "Summit") provides a variety of healthcare services primarily to the elderly through the operation of sub-acute, skilled nursing, Alzheimer's and assisted living units in skilled nursing care centers and assisted living centers in California, Texas and Arizona. These services include nursing care, room, board and certain specialty medical services, including rehabilitation care, infusion therapy and other ancillary services. The Company also provides specialty pharmaceutical and infusion therapy services to other long-term care providers. In April 1994, OrNda HealthCorp ("OrNda") acquired the Company's then majority shareholder, Summit Health Ltd. ("SHL"). OrNda's 7.5% Exchangeable Subordinated Notes ("OrNda Notes") were exchangeable into its equity interest in the Company's common stock, at the option of the holders. OrNda redeemed 100% of the outstanding OrNda Notes in exchange for its equity interest in the Company's common stock in August 1995. OrNda currently has no position in the Company's common stock. In January 1997, OrNda was merged into Tenet Healthcare Corporation ("Tenet").

     BASIS OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

     USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     REVENUES. Approximately 68 percent, 70 percent and 72 percent of the Company's revenues in the years ended June 30, 1995, 1996 and 1997 were derived from funds under federal and state medical assistance programs, the continuation of which are dependent upon governmental policies. These revenues are based, in certain cases, upon cost reimbursement principles and are subject to audit. Revenues are recorded on an accrual basis as services are performed at their estimated net realizable value. Differences between final settlement and estimated net realizable value accrued in prior years are reported as adjustments to the current year's net revenues. These adjustments decreased net revenues by $4,892 in fiscal 1997. A significant portion of the Company's skilled nursing care center revenues is derived from government sponsored healthcare programs such as Medicare and Medicaid. These programs are highly regulated and are subject to budgetary and other constraints. While the Company's cash flow could be adversely affected by periodic government program funding delays or shortfalls, management does not believe there are any significant credit risks associated with these government programs.

     PROPERTY AND EQUIPMENT. Depreciation and amortization (straight-line method) is based on the estimated useful lives of the individual assets as follows:

Buildings and improvements .........................   15-40 years
Leasehold improvements .............................   Shorter of lease term or estimated useful life
Furniture and equipment ............................   3-20 years

                            SUMMIT CARE CORPORATION

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Amortization of capital leases is included in depreciation and amortization expense. For leasehold improvements, where the Company has acquired the right of first refusal to purchase or to renew the lease, amortization is based on the lesser of the estimated useful lives and the period covered by the right.

     INTANGIBLE ASSETS. Goodwill of $2,321 less accumulated amortization of $182 is included in other assets at June 30, 1997 and is amortized over 35 years using the straight-line method.

     INSURANCE COVERAGE. The Company self insures for certain levels of workers' compensation and general and professional liability coverage. The Company utilizes a captive insurance company for the purpose of providing reinsurance coverage for workers' compensation claims filed by its California and Arizona employees in excess of a $250 self insurance retention per occurrence and not subject to an annual aggregate limit. The Company has elected under Texas law to decline to participate in the Texas workers' compensation insurance program and maintains employer's excess and occupational indemnity insurance on claims subject to a $150 self insurance retention per occurrence with no annual aggregate limit. The Company maintains general and professional liability insurance on a claims made basis, subject to a $100 self insurance retention per occurrence and $600 on an annual aggregate basis.

     Under both self insurance programs, the Company estimates its liability, including potential legal fees and settlement amounts, based on claims filed and estimates of claims incurred but not reported, utilizing historical experience on an undiscounted basis. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

     CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions.

     CASH MANAGEMENT. The Company utilizes a centralized cash management system. Payable to bank represents checks outstanding.

     ACCOUNTING FOR THE IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company believes, based on current circumstances, that there are no indicators of impairment to its long-lived assets, and the Company presently has no expectations for disposing of any long-lived assets.

     RECENT ACCOUNTING PRONOUNCEMENTS. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), was issued which, if elected, would require companies to use a new fair value method of valuing stock-based compensation plans. The Company has elected to continue following present accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" which uses an intrinsic value method and often results in no compensation expense. In accordance with SFAS 123, the Company has provided pro forma disclosure of what net income and earnings per share would have been had the new fair value method been used (see Note 10).

                            SUMMIT CARE CORPORATION

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier adoption is not permitted. However, an entity is permitted to disclose pro forma earnings per share amounts computed under SFAS 128 in the notes to the financial statements in periods prior to adoption. The statement requires restatement of all prior-period earnings per share data presented after the effective date. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share and is substantially similar to the standard recently issued by the International Accounting Standards Committee entitled "International Accounting Standards, Earnings per Share." The Company plans to adopt SFAS 128 in fiscal year 1998 and has not determined the impact of adoption.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years ending after December 15, 1997. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

     RECLASSIFICATIONS. Certain amounts have been reclassified to conform with 1997 presentations.

2.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair market value disclosures.

          CASH AND CASH EQUIVALENTS. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          NOTES RECEIVABLE (INCLUDING CURRENT PORTION). The carrying amount, before the allowance for doubtful accounts, is $8,434. The fair value of $8,400 is estimated using discounted cash flow analyses, based on interest rates currently being offered for notes with similar terms to borrowers of similar credit quality.

          LONG-TERM DEBT (INCLUDING CURRENT PORTION). The carrying value of $121,452 of long-term debt is based on the original face value (issue amount). The fair value of $120,300 is estimated based on the present value of the underlying cash flows discounted at the Company's incremental borrowing rate.

3.   MATERIAL TRANSACTIONS WITH RELATED ENTITIES

     TENET HEALTHCARE CORPORATION, ORNDA HEALTHCORP AND SUMMIT HEALTH LTD. The Company had an agreement with Tenet/OrNda, which expired in March 1997, under which the Company leased a portion of its corporate office space to OrNda and shared the cost of building services with OrNda. The agreement also required OrNda to provide tax accounting to the Company. The Company's rental income from OrNda

                            SUMMIT CARE CORPORATION
for the space exceeded the payments to OrNda for services by $31 for the year ended June 30, 1997. For the years

3.   MATERIAL TRANSACTIONS WITH RELATED ENTITIES (CONTINUED)

ended June 30, 1996 and 1995, payments to OrNda for services exceeded rental income for the space by $50 and $23, respectively. The Company believes that the amount reimbursed for the services provided and the rental income received are reasonable. The agreement also indemnified the Company against any liability arising from its divestiture of facilities, the net assets of which were purchased by SHL during the year ended June 30, 1992. The provisions of the indemnification survive the termination of the agreement. Certain provisions of this agreement were terminated or amended as a result of the redemption on August 28, 1995 by OrNda of 100% of the OrNda Notes in exchange for the Company's common stock (see Note 1).

     In January 1994, the Company entered into a ten-year sub-lease of a nursing care center with SHL. The Company believes the monthly lease payments of $37 are reasonable for the market areas. Lease payments to Tenet, OrNda and SHL were $450 for each of the years ended June 30, 1995, 1996 and 1997.

     At June 30, 1997, the net amount due from Tenet for transactions between the Company and Tenet was $918 and is included in Other Current Assets (see Note
5).

4.   ACQUISITIONS AND CONSTRUCTION ACTIVITY

     FISCAL YEAR 1995. On September 1, 1994, the Company purchased a 220-bed skilled nursing care center in White Settlement (Fort Worth), Texas, for $11,925 in cash and a four-acre site for $1,500 in cash for construction of a 210-bed skilled nursing care center located in Fort Worth, Texas, which began in May 1995.

     The Company acquired on October 1, 1994 the leasehold interest in six skilled nursing care centers and the real and personal property of a seventh with a combined total of 783 beds located in various communities in Texas for $30,938, including goodwill of $2,321. The purchase price consists of (i) $11,470 in cash (of which $8,541 was funded under the Company's bank line of credit), (ii) a $2,814 promissory note ($3,000 less a $186 discount) at 9% interest (7% contract rate) fully amortized in seven years and (iii) a $16,654 capital lease obligation assumed by the Company. The leases on the six centers range from eight to twenty-one years, include purchase options, the first exercisable in July 1996, and the last exercisable in February 2005, and have combined monthly payments of $159.

     On December 1, 1994, the Company acquired four skilled nursing care centers in three communities in East Texas with a combined total of 548 beds for $27,000 in cash and, in a separate transaction, the leasehold interest in a 119-bed skilled nursing care center located in Big Spring, Texas, for $800 in cash. Both transactions were funded under the Company's bank line of credit.

     The Company's acquisitions have been accounted for as purchases and, accordingly, the results of operations of the acquired centers have been included in the consolidated statement of income since the date of acquisition.

     The Company completed in May 1995 an addition of 74 beds to a 76-bed nursing care center which is operated under a ten-year sub-lease with OrNda (see
Note 3).

     FISCAL YEAR 1996. On January 8, 1996, the Company opened a 108-bed skilled nursing care center in Fresno, California, and in August 1996, opened another 51 beds at the same site. Total cost of construction including the original purchase price was $14,024. In March 1996, the Company added

                            SUMMIT CARE CORPORATION

20 licensed beds to one of its two skilled nursing care centers in Beaumont, Texas, increasing the center's total beds to 148. Total cost of construction was $785. In June 1996, the Company also added 54 beds to its skilled nursing care center in Longview, Texas, increasing the total beds to 182. Total cost of construction was

4.   ACQUISITIONS AND CONSTRUCTION ACTIVITY (CONTINUED)

$1,860. Cost of construction completed in the year ended June 30, 1996 was financed with funds from Notes issued in December 1995 and draws against the Company's bank line of credit (see Note 6).

     FISCAL YEAR 1997. In August 1996, the Company opened a 110-bed skilled nursing care center in Fort Worth, Texas, and in June 1997, opened another 100 beds at the same site. Total cost of construction including the original purchase price (see this Note, Fiscal Year 1995) was $12,012. On July 1, 1997, the Company opened a 66-bed assisted living center in Orange, California, dedicated to Alzheimer's and other patients with dementia. Total cost of construction, which constituted renovation of an existing building on a campus with a 172-bed skilled nursing center and a 72-bed assisted living center, was $3,525. Cost of construction completed in the year ended June 30, 1997 was financed with funds from $15 million of Senior Secured Notes ("Notes") issued in July 1996 and with cash generated from operations. The Notes represented the second and last issuance of $70 million of Notes. The first issuance of $55 million occurred in December 1995.

     In July 1996, the Company exercised a purchase option in its lease of a 88-bed skilled nursing care center in Rockport, Texas. The purchase price of $2,022 was financed with funds from the Notes.

     In December 1996, the Company entered into a limited liability company ("LLC") agreement to operate a pharmacy in Austin, Texas. The purchase price for its 50% membership interest was $1,565 in cash. The pharmacy services nursing centers in Texas operated by either the Company, the other LLC member or non-affiliated nursing center owners. The Company accounts for its investment in the LLC under the equity method of accounting. The Company's equity in earnings of the LLC was insignificant during fiscal year 1997.

     In June 1997, the Company purchased 10 acres of vacant land in Longview, Texas for $648 in cash. The land will be used for new services which will complement the 174-bed skilled nursing center currently owned and operated by the Company.

5.   OTHER CURRENT ASSETS

     Other current assets consist of the following:

                                                                   June 30,
                                                        ------------------------------
                                                            1996            1997
                                                        -------------  ---------------
     Due from third party payors...................          $ 8,055          $ 2,491
     Deferred tax assets...........................            1,810            1,956
     Notes receivable..............................              672            1,253
     Prepaid expenses..............................              952            1,004
     Income tax receivable.........................               --            4,128
     Other receivables.............................            1,543            1,524
                                                             -------          -------
                                                             $13,032          $12,356
                                                             =======          =======

                            SUMMIT CARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                                              JUNE 30,
                                                                                                     ------------------------
                                                                                                     1996                1997
                                                                                                     ----                ----
Senior secured notes, at fixed interest rates from 7.38% to 8.14%, interest only payable semi-annually, principal due from December 2000 to December
  2010 in various annual payments, secured by property and equipment with a
  book value of approximately $91,781 at June 30, 1997...........................                    $ 55,000       $ 70,000

Secured revolving bank line of credit expires September 30,  1998, variable interest rates approximating 7.44% in the  year ending June 30, 1997, convertible to a term loan due in equal quarterly principal payments through
  September 2001, secured by property and equipment with a book value of
  approximately $6,556 at June 30, 1997..........................................                       6,000          5,000

8.96% senior secured notes, due 2002, interest only, payable semi-annually through June 1997, annual principal  payments of $4,150 beginning
  December 1997, secured by property and equipment with a book value
  of approximately $32,779 at June 30, 1997......................................                      25,000         25,000

Present value of capital lease obligations at effective interest rates from 7% to
  9%, secured by property and equipment with a book value of approximately
  $23,216 at June 30, 1997.......................................................                      15,680         13,133

Mortgage and other note payable, fixed interest rates from 7.75% to 9%, due in various monthly installments through January 2026, secured by property
  and equipment with a book value of approximately $7,379 at June 30, 1997.......                       5,231          5,281

Promissory note, less imputed interest of $81 in the year ended June 30, 1997, at an effective interest rate of 9% due in October 2001, secured by the leasehold interest in a nursing care center, with a book value of
  approximately $3,060 at June 30, 1997..........................................                       2,304          1,944

Mortgage note payable, variable interest rates from 8.25% to 9.0% in year ended June 30, 1997, due in equal monthly principal installments through
  March 2001, secured by property and equipment with a book value of
  approximately $2,816 at June 30, 1997..........................................                       1,159          1,094

Less current portion.............................................................                      (2,985)            --
                                                                                                     --------       --------

Non-current portion..............................................................                    $107,389       $121,452
                                                                                                     ========       ========


     Future maturities of long-term debt (including capital lease obligations) are as follows: years ending June 30, 1998--$-0-; 1999--$8,699; 2000--$13,788;
2001--$17,187; 2002--$10,904, and thereafter--$70,874.

     In December 1995, the Company amended its secured bank line of credit which reduced the commitment from $60,000 to $40,000, converted accounts receivable from collateral to a negative pledge, extended the revolver to September 30, 1997 (the revolver has been subsequently extended to September 30, 1998) and reduced the period of the term loan upon termination of the revolver from four to three years. The interest rate is variable and at the Company's option, will equal either the bank prime rate or the Eurodollar rate plus a margin (reduced by the amendment) that varies depending on the ratio of certain senior debt to earnings before certain interest, taxes, depreciation and amortization.

                            SUMMIT CARE CORPORATION

6.   LONG-TERM DEBT (CONTINUED)

     At June 30, 1997, credit line loans outstanding were $5,000 which was used to finance the construction described in Note 4. At June 30, 1997, the Company classified $6,997 of current debt maturities as long-term debt based on its intent and ability to refinance these obligations under the bank line of credit.

     The bank line of credit loan agreement and the two senior secured note agreements contain covenants that include requirements to comply with certain financial tests and ratios and restrict the ability of the Company to incur additional indebtedness. Also, the Company is restricted by the agreements from the payment of dividends (other than dividends payable in common stock) or to acquire its common stock to the extent that such payments exceed $5,000 plus 50% of the Company's net income after June 30, 1995. The Company currently is meeting all financial tests and ratios.

     Interest expense was $6,033, $8,701 and $10,296 in fiscal years 1995, 1996 and 1997, respectively, of which $759, $1,605 and $1,678 in 1995, 1996 and 1997 were capitalized as part of the ongoing construction projects. Interest payments were $5,712 , $7,874 and $10,124 in fiscal years 1995, 1996 and 1997, respectively.


7.   INCOME TAXES

     The provision for income taxes consists of the following:

                                                                           Years Ended June 30,
                                                                ----------------------------------------
                                                                    1995          1996          1997
                                                                -------------  -----------  ------------
Federal:
     Current.............................................              $4,359       $3,611       $(3,979)
     Deferred............................................               (277)          19         4,003
                                                                       ------       ------       -------
                                                                        4,082        3,630            24

State:
     Current.............................................                 952          798          (662)
     Deferred............................................                 (47)          24           757
                                                                       ------       ------       -------
                                                                          905          822            95
                                                                       ------       ------       -------
                                                                       $4,987       $4,452       $   119
                                                                       ======       ======       =======

                            See accompanying notes.

                            SUMMIT CARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7.   INCOME TAXES (CONTINUED)

     Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and represent differences between income for tax purposes and income for financial statement purposes in future years. Temporary differences are primarily attributable to reporting for income tax purposes the excess of tax over book depreciation, bad debts and vacation benefits. The current deferred tax assets are included in other current assets (see Note 5). Significant components of the Company's deferred tax liabilities and assets as of June 30 are as follows:


                                                                             1996                        1997
                                                                   -------------------------  -------------------------
                                                                                    NON-                       NON-
                                                                     CURRENT      Current       CURRENT      Current
                                                                   -----------  ------------  -----------  ------------
 Income Taxes
 Deferred tax liabilities:
   Tax over book depreciation................................      $        --       $(3,136) $        --       $(7,858)
   Other.....................................................               --          (137)          --          (264)
                                                                   -----------  ------------  -----------  ------------
   Total deferred tax liabilities............................               --        (3,273)          --        (8,122)
 Deferred tax assets:
   Vacation and deferred compensation benefits and bad debt..            1,810           330        1,956           452
   State Tax.................................................               --           338           --           159
                                                                   -----------  ------------  -----------  ------------

      Total deferred tax assets..............................            1,810           668        1,956           611
                                                                   -----------  ------------  -----------  ------------
 Net deferred tax assets (liabilities).......................           $1,810       $(2,605)       $1,956      $(7,511)
                                                                   ===========  ============  ============ ============


     A reconciliation of the provision for income taxes with the amount computed using the federal statutory rate is as follows:

                                                                        JUNE 30,
                                                                -------------------------
                                                                    1996         1997
                                                                ------------  -----------
 Federal rate...............................................           35.0%        34.0%
 State taxes, net of federal tax benefit....................            4.5          4.5
 Tax credits................................................           (1.6)          --
 Other, net.................................................             --         24.8
                                                                       ----         ----
                                                                       37.9%        63.3%
                                                                       ====         ====


     The increase in the effective tax rate was primarily due to certain permanent differences between book income and taxable income. Total income tax payments during fiscal years 1995, 1996 and 1997 were $4,876, $3,904 and $1,828, respectively.

8.   LEASES

     The Company leases certain of its centers, equipment and its pharmacy space under both noncancellable operating leases and capital leases. The leases generally provide for payment of property taxes, insurance and repairs, and have rent escalation clauses based upon the consumer price index or annual per bed adjustments.

     All capital leases contain purchase options, and the accompanying balance sheet and following table have been prepared assuming such options will be exercised (see Note 11). Some leases contain various renewal options and extend up to the year 2030. Property and equipment includes the following amounts for leases which have been capitalized:

                                                            June 30, 1997
                                                          -----------------
Land and land improvements...........................         $ 1,400
Buildings and leasehold improvements.................          21,481
Furniture and equipment..............................           2,405
                                                              -------
                                                               25,286
    Less accumulated amortization....................           2,070
                                                              -------
                                                              $23,216
                                                              =======

     The future minimum rental payments under noncancellable operating leases and capital leases (including purchase options when expected to be exercised) that have initial or remaining lease terms in excess of one year as of June 30, 1997 are as follows:

                                                                           Operating        Capital
Year Ending June 30,                                                        Leases          Leases         Total
--------------------                                                    ---------------  -------------  ------------
1998.................................................................           $ 3,054        $ 3,321       $ 6,375
1999.................................................................             2,995          4,634         7,629
2000.................................................................             2,755          4,297         7,052
2001.................................................................             2,513            350         2,863
2002.................................................................             2,176            350         2,526
Thereafter...........................................................             7,827          3,525        11,352
                                                                                -------        -------       -------
Total minimum lease payments.........................................            21,320         16,477        37,797
Less amount representing interest....................................                --          3,344         3,344
                                                                                -------        -------       -------
Present value of net minimum lease payments (capital lease amount
included in long-term debt--see Note 6).............................            $21,320        $13,133       $34,453
                                                                                =======        =======       =======

9.   CONTINGENCIES

     The Company is subject to malpractice claims and other litigation arising in the ordinary course of business. In the opinion of management, any liability beyond amounts covered by insurance and the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

10.  STOCK OPTION PLAN

     Effective July 1, 1991, the Company adopted a stock option plan authorizing the issuance of 250,000 shares of common stock. The plan was amended on December 9, 1994 and again on December 8, 1995 to increase the authorized shares to 1,400,000. Options may be granted to key employees and directors of the Company. Options granted to employees may be either incentive stock options or nonstatutory options. Only non-qualified options may be granted to non-employee directors. Options granted to non-employee directors are granted automatically pursuant to a formula grant provision contained in the plan. The option price per share for incentive stock options shall not be less than 85% of the fair market value at the date of the grant. The terms of each option and the increments in which each is exercisable are determined by a committee appointed by the Board of Directors. No option may be exercised after ten years from the date of the grant and no option may be granted under the plan after June 30, 2001.

     The following summarizes activity in the stock option plan:

                                                                         Years Ended June 30,
                                                ------------------------------------------------------------------
                                                         1995                   1996                 1997
                                                ------------------------  ------------------  --------------------
                                                                Weighted            Weighted              Weighted
                                                    Number      Average    Number   Average     Number    Average
                                                      of        Exercise     of     Exercise      of      Exercise
                                                    Shares       Price     Shares    Price      Shares     Price
                                                --------------  --------  --------  --------  ----------  --------
Options at beginning of year..................        256,000     $12.97  523,000     $16.79    948,500     $18.91
Changes during year:
Granted.......................................        284,500     $19.94  504,000     $21.15    112,000     $13.36
Exercised.....................................        (15,700)    $12.20  (13,500)    $12.13     (3,200)    $17.85
Canceled......................................         (1,800)    $12.26  (65,000)    $20.58    (26,800)    $20.31

Options outstanding at end of year............        523,000     $16.79  948,500     $18.91  1,030,500     $18.27
                                                      =======             =======             =========
Options exercisable at end of year............         58,100     $12.26  161,600     $14.97    352,300     $17.10
Options available for grant at end of year....         57,700             418,700               333,500



     The weighted average fair value per share of options granted during the year was $10.14 and $6.72 for fiscal years 1996 and 1997, respectively. The exercise prices for options outstanding at June 30, 1997 ranged from $10.50 to $22.50. The weighted average remaining contractual life of these options is approximately eight years.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) which uses an intrinsic value method and, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, results in no compensation expense. However, pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123, "Accounting and Disclosure of Stock-Based Compensation" (SFAS 123), and, in the following disclosure, has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the years ended June 30, 1997 and 1996, respectively: risk-free interest rates of 6.4% and 5.5%; dividend yields of zero percent for both years; volatility factors of the expected market price of the Company's common stock of 48.4% and 46.8%; and a weighted average expected life of the options of five years.

     Because the Company's stock options have characteristics significantly different from those options used in the Black-Scholes option pricing model, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

                            SUMMIT CARE CORPORATION

10.  STOCK OPTION PLAN (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of providing pro forma disclosure are not likely to be representative of the effects on reported net income for future years. The Company's pro forma information follows for the years ended June 30, 1996 and 1997:

                                               1996         1997
                                               ----         ----
Pro forma net income (loss).................. $6,914       $(543)


11.  SUBSEQUENT EVENT

     In September 1997, the Company exercised a purchase option in its lease of a 111-bed skilled nursing care center in La Grange, Texas. The purchase option price of $1,871 was financed by a draw on the Company's bank line of credit (see
Note 6).

12.  UNAUDITED QUARTERLY INFORMATION

     Following is a summary of unaudited quarterly results of operations from the years ended June 30, 1996 and 1997:

                                                                      YEAR ENDED JUNE 30, 1996
                                                      ----------------------------------------------------------------
                                                        1st Qtr.     2nd Qtr.     3rd Qtr.     4th Qtr.       Total
                                                      -----------  -----------  -----------  -----------  ------------
Net Revenues.......................................       $41,270      $42,801      $45,232      $46,759      $176,062
Income before income taxes.........................         3,924        3,400        2,077        2,360        11,761
Net income.........................................         2,359        2,043        1,327        1,580         7,309

                                                                           YEAR ENDED JUNE 30, 1997
                                                      ------------------------------------------------------------------

                                                       1st Qtr.       2nd Qtr.     3rd Qtr.      4th Qtr.       Total
                                                      -----------  ------------  -----------  ------------  ------------
Net Revenues.......................................       $48,907      $46,181       $52,012      $50,827       $197,927
Income (loss) before income taxes..................         2,587       (1,734)        2,394       (3,059)           188
Net income (loss)..................................         1,565       (1,049)        1,448       (1,895)            69

                            SUMMIT CARE CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


                                                                                                    December 31,
                                                                                                         1997
                                                                                                --------------------
                                                                                                    (Unaudited)
ASSETS
Current Assets:
     Cash and cash equivalents............................................................                    $  1,702
     Accounts receivable, less allowance for doubtful accounts of $2,474..................                      36,343
     Supplies inventory, at cost..........................................................                       3,204
     Other current assets.................................................................                      15,569
                                                                                                              --------
          Total Current Assets............................................................                      56,818
Property and equipment, at cost:
     Land and land improvements...........................................................                      20,036
     Buildings and leasehold improvements.................................................                     175,078
     Furniture and equipment..............................................................                      24,361
     Construction in progress.............................................................                       5,298
                                                                                                              --------
                                                                                                               224,773
     Less accumulated depreciation and amortization.......................................                      30,220
                                                                                                              --------
                                                                                                               194,553
Notes receivable, less allowance for doubtful accounts of $363............................                       6,842
Other assets..............................................................................                       9,207
                                                                                                              --------
          Total assets....................................................................                    $267,420
                                                                                                              ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Payable to bank......................................................................                    $  2,985
     Accounts payable.....................................................................                      36,776
     Employee compensation and benefits...................................................                       4,622
     Income taxes payable.................................................................                       1,051
                                                                                                              --------
          Total current  liabilities......................................................                      45,434
Long-term debt............................................................................                     129,754
Deferred income taxes.....................................................................                       7,511
                                                                                                              --------

          Total liabilities...............................................................                     182,699
Commitments and contingencies
Shareholders' equity:
     Preferred stock, no par value, 2,000 authorized shares, none issued..................                    --------
     Common stock, no par value, 100,000 authorized shares; 6,776 and 6,813  issued and
      outstanding, respectively...........................................................                      52,020
     Retained earnings....................................................................                      32,701
          Total shareholders' equity......................................................                      84,721
                                                                                                              --------
          Total liabilities and shareholders' equity......................................                    $267,420
                                                                                                              ========

                            SUMMIT CARE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         SIX MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                                         -----------------
                                                                                          1996      1997
                                                                                         -------  --------
NET REVENUES..................................................................           $95,088  $108,507
EXPENSES:
      Salaries and benefits...................................................            43,386    47,742
      Supplies................................................................            10,381    10,261
      Purchased services......................................................            24,144    26,211
      Provision for doubtful accounts.........................................               967     1,780
      Other expenses..........................................................             6,258     7,484
      Rent....................................................................             1,410     1,525
      Depreciation and amortization...........................................             3,632     4,235
      Interest (net of interest income, $371 in 1997 and $179 in
       1996, respectively)....................................................             4,057     4,588
                                                                                         -------  --------
                                                                                          94,235   103,826
                                                                                         -------  --------
INCOME BEFORE PROVISION FOR INCOME TAXES......................................               853     4,681
Provision for income taxes....................................................               337     1,849
                                                                                         -------  --------
NET INCOME....................................................................           $   516  $  2,832
                                                                                         =======  ========

                            SUMMIT CARE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            SIX MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                            1996         1997
                                                                                          --------     --------
OPERATING ACTIVITIES:
       Net income.................................................................       $    516      $  2,832
       Adjustments to reconcile net income to net cash provided by
          (used in) operating activities:
              Depreciation and amortization.......................................          3,632         4,235
              (Increase) in accounts receivable, net..............................         (5,027)       (2,594)
       (Increase) in supplies inventory...........................................            (66)         (514)
       (Increase) in other current assets.........................................         (1,602)       (3,152)
       Increase in accounts payable...............................................          6,805         7,190
              (Decrease) increase in employee compensation and
              benefits............................................................            294        (1,255)
       Increase (decrease) in income taxes payable................................           (989)        1,051
                                                                                         --------      --------
              Total adjustments...................................................          3,047         4,961
                                                                                         --------      --------
              Net cash provided by operating activities...........................          3,563         7,793
                                                                                         --------      --------

INVESTING ACTIVITIES:
       Issuance of notes receivable...............................................           (550)       (2,281)
       Principal payments of notes receivable.....................................            253         2,294
       Additions to property and equipment........................................        (12,049)       (6,706)
       Property and equipment related to purchase of nursing center...............             --        (4,209)
       (Increase) in other assets.................................................         (1,579)         (470)
                                                                                         --------      --------
              Net cash (used in) investing activities.............................        (13,925)      (11,372)
                                                                                         --------      --------

FINANCING ACTIVITIES:
       (Decrease) in payable to bank..............................................         (1,229)       (1,693)
       Principal payment on long-term debt........................................         (8,435)      (10,497)
       Proceeds from long-term debt...............................................         19,000        13,000
       Proceeds from exercise of stock options....................................             --           477
                                                                                         --------      --------
              Net cash provided by financing activities...........................          9,336         1,287
                                                                                         --------      --------
(Decrease) in cash and cash equivalents...........................................         (1,026)       (2,292)
Cash and cash equivalents at beginning of year....................................          2,658         3,994
                                                                                         --------      --------
Cash and cash equivalents at end of the period....................................       $  1,632      $  1,702
                                                                                         ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
       Cash paid during the period for:
              Interest............................................................       $  5,161      $  5,015
       Income taxes...............................................................          1,654           808
       Non cash investing and financing activities:
              Acquisition of nursing care center under capital lease..............             --         5,799
              Capital lease obligation............................................             --        (5,799)

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                (IN THOUSANDS)

     1. The unaudited financial information included herein, in the opinion of management, reflects all adjustments (all of which are of a normal recurring nature except for a special charge recorded in December 1996, see Note 5), which are considered necessary to fairly state the Company's financial position, its cash flows and the results of operations. These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's annual report filed on Form 10-K for the year ended June 30, 1997. The interim financial information herein is not necessarily representative of that to be expected for a full year.

     2. Certain amounts have been reclassified to conform with fiscal 1998 presentations.

     3.   Other current assets consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                        ----
     Due from third-party payors...................................   $ 4,743
     Deferred tax assets...........................................     1,956
     Notes receivable..............................................     1,257
     Prepaid expenses..............................................     2,526
     Income tax receivable.........................................     3,000
     Other receivables.............................................     2,087
                                                                      -------
                                                                      $15,569
                                                                      =======

     4. In December 1996, the Company recorded a special charge of $4,000 against revenues ($2,420 against net income) as a result of adjustments proposed by Medicare in connection with an audit of fiscal 1995 completed in the quarter ended December 31, 1996, which would have an effect on revenues for that fiscal year, fiscal 1996 and the six months ended December 31, 1996.

     5. In July 1997, the Company opened its fifth assisted living center with 66 beds in Orange, California, at a total cost of construction of $3,924. In September 1997, the Company exercised a purchase option in the amount of $1,871 in its lease of a 111-bed skilled nursing care center in La Grange, Texas. In November 1997, the Company opened 47 additional beds at one of its two skilled nursing care centers in Lubbock, Texas, at an approximate cost of construction of $1,900. In December 1997, the Company acquired the assets of a 194 bed skilled nursing care center in McAllen, Texas at an approximate cost of $10,058. The Company's bank line of credit was used to finance the two construction projects, the exercise of the purchase option and $4,259 of the acquisition cost of the McAllen center. The balance of the McAllen acquisition cost of $5,799 was financed with a capitalized lease obligation.

     6. In December 1997, the Company amended its secured bank line of credit by reducing the commitment from $40,000 to $33,000. One of the four lenders was deleted from the credit agreement, and the revolving credit termination date was extended one year to September 30, 1999. No other terms and conditions were added, deleted or amended.

     7. Recent Accounting Pronouncement: In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years ending after December 15, 1997. This Statement is not required to be applied to interim financial statements in the initial year of its application. SFAS 131 establishes standards for the way that public enterprises report information about operating

                            SUMMIT CARE CORPORATION
segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

     8. Subsequent Event: On February 6, 1998, the Company and Fountain View, Inc., a privately-held skilled nursing care company based in Los Angeles, California, entered into a definitive merger agreement for Fountain View to acquire the Company. According to the terms of the merger agreement, the Company's shareholders will receive $21.00 per share in cash for a total purchase price of approximately $274 million, including the assumption of approximately $130 million of the Company's debt.

     On February 13, 1998, Fountain View commenced a cash tender offer for all outstanding shares of the Company's stock at $21.00 per share. The tender offer expired on March 25, 1998 and, following consummation of the tender offer on March 27, 1998, subject to the terms and conditions contained in the merger agreement, the Company will be merged with a subsidiary of Fountain View, and each remaining outstanding share of the Company will be converted in the merger into $21.00 in cash.

     Fountain View has received a commitment from Heritage Fund II, L.P. for $82 million of the equity financing necessary to complete the transaction and a bank financing commitment from Bank of Montreal covering an additional $250 million. Completion of the tender offer and the merger are subject to customary conditions to closing, including the receipt of any applicable regulatory approvals and the expiration of any applicable regulatory waiting periods.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Fountain View, Inc. and certain of the Registrants (Fountain View Holdings, Inc., Locomotion Holdings, Inc. and Locomotion Therapy, Inc.) are Delaware corporations. Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or other agent if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. No indemnification may be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     With respect to indemnification of directors, Article Eight of the Certificate of Incorporation of the Company states that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from any expenses and liabilities that may be imposed upon or incurred in connection with, or as a result of, any proceeding in which he or she may become involved, by reason of the fact that he or she is or was such a director, officer, employee, or agent, whether or not he or she is in such capacity at the time such expenses and liabilities are imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware.

     Certain of the Registrants (Summit Care Corporation, Summit Care California, Inc., Summit Care Pharmacy, Inc., Summit Care Texas Equity, Inc., AIB Corp., Alexandria Convalescent Hospital, Inc., BIA Hotel Corp., Brier Oak Convalescent, Inc., Elmcrest Convalescent Hospital, Fountainview Convalescent Hospital, Fountain View Management, Inc., Rio Hondo Nursing Center, On-Track Therapy Center, Inc., I.' NO, Inc. and Sycamore Park Convalescent Hospital) are California corporations. The California General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     Certain of the Registrants (Summit Care Texas No. 2, Inc., Summit Care Texas No. 3, Inc. and Summit Care Management Texas, Inc.) are Texas corporations. Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable (i) to the corporation, or (ii) on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful. Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions.

     The Companies maintain insurance, the general effect of which is to provide coverage for the Companies with respect to amounts that they may required to pay officers and directors under the indemnity provisions described above and coverage for officers and directors against certain liabilities, including certain liabilities under the federal securities law.

     Summit Care Texas, L.P. is a Texas limited partnership (the "Partnership").
Article 10.2 of its Articles of Limited Partnership provides that the Partnership shall indemnify the General Partner against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable Expenses actually incurred by the General Partner in connection with any Proceeding to which it was, is or is threatened to be named a defendant or respondent, or in which it was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of it serving or having served, as a General Partner if it is determined that the General Partner (a) acted in good faith, (b) reasonably believed, in the case of conduct in its official capacity, that its conduct was in the Partnership's best interests and, in all other cases, that its conduct was at least not opposed to the Partnership's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful. No indemnification shall be made under this Section 10.2 in respect of any judgment, penalty, fine, or amount paid in settlement in connection with any Proceeding in which such General Partner shall have been (x) found liable on the basis that personal benefit was improperly received by it whether or not the benefit resulted form an action taken in the General Partner's official capacity, or (y) found liable to the Partnership. However, if the General Partner is found liable on the basis that personal benefit was improperly received by it, or is found liable to the Partnership, or the Limited Partner, the General Partner shall be entitled to reasonable expenses actually incurred by it in connection with the Proceeding unless it has been found liable for willful or intentional misconduct in the performance of its duty to the Partnership or the Limited Partner. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the General Partner did not meet the requirements set forth in clauses (a),
(b) or (c) in the first sentence of this Section 10.2. The General Partner shall be deemed to have been found liable in respect of any claim, issue or matter only after it shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

EXHIBIT
NUMBER                                        DESCRIPTION
------                                        -----------

    1.1 Purchase Agreement dated as of April 16, 1998 by and among Fountain View and the Initial Purchasers named therein relating to the 11 1/4% Senior Subordinated Notes due 2008.

    3.1     Certificate of Incorporation of Fountain View.

    3.1(a) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed March 27, 1998.

    3.1(b) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed May 6, 1998.

    3.2     By-laws of Fountain View.

    3.3     Articles of Incorporation of Summit Care Corporation.

    3.4     By-laws of Summit Care Corporation.

    3.5     Articles of Incorporation of Summit Care-California, Inc.

    3.6     By-laws of Summit Care-California, Inc.

    3.7     Articles of Incorporation of Summit Care Pharmacy, Inc.

    3.8     By-laws of Summit Care Pharmacy, Inc.

    3.9     Omitted

   3.10     Omitted

   3.11     Articles of Incorporation of Summit Care Texas Equity, Inc.

   3.12     By-laws of Summit Care Texas Equity, Inc.

   3.13     Articles of Organization of Summit Care Texas, No. 2, Inc.

   3.14     By-laws of Summit Care Texas, No. 2, Inc.

   3.15     Articles of Organization of Summit Care Texas, No. 3, Inc.

   3.16     By-laws of Summit Care Texas, No. 3, Inc.

   3.17     Articles of Organization of Summit Care Texas Management, Inc.

   3.18     By-laws of Summit Care Texas Management, Inc.

   3.19     Certificate of Limited Partnership of Summit Care Texas, L.P.

   3.20     Omitted

   3.21     Certificate of Incorporation of Fountain View Holdings, Inc.

   3.22     By-laws of Fountain View Holdings, Inc.

   3.23     Articles of Incorporation of AIB Corp.

   3.24     By-laws of AIB Corp.

   3.25     Articles of Incorporation of Alexandria Convalescent Hospital, Inc.

   3.26  By-laws of Alexandria Convalescent Hospital, Inc.

   3.27  Articles of Incorporation of BIA Hotel Corp.

   3.28  By-laws of BIA Hotel Corp.

   3.29  Articles of Incorporation of Brier Oak Convalescent, Inc.

   3.30  By-laws of Brier Oak Convalescent, Inc.

   3.31  Articles of Incorporation of Elmcrest Convalescent Hospital

   3.32  By-laws of Elmcrest Convalescent Hospital

   3.33  Articles of Incorporation of Fountainview Convalescent Hospital

   3.34  By-laws of Fountainview Convalescent Hospital

   3.35  Articles of Incorporation of Fountain View Management, Inc.

   3.36  By-laws of Fountain View Management, Inc.

   3.37  Articles of Incorporation of Rio Hondo Nursing Center

   3.38  By-laws of Rio Hondo Nursing Center

   3.39  Certificate of Incorporation of Locomotion Holdings, Inc.

   3.40  By-laws of Locomotion Holdings, Inc.

   3.41  Certificate of Incorporation of Locomotion Therapy, Inc.

   3.42  By-laws of Locomotion Therapy, Inc.

   3.43  Articles of Incorporation of On-Track Therapy Center, Inc.

   3.44  By-laws of On-Track Therapy Center, Inc.

   3.45  Articles of Incorporation of I.' NO, Inc.

   3.46  By-laws of I.' NO, Inc.

   3.47  Articles of Incorporation of Sycamore Park Convalescent Hospital

   3.48  By-laws of Sycamore Park Convalescent Hospital

   4.1 Indenture dated as of April 16, 1998 by and among Fountain View, certain subsidiaries of Fountain View, and State Street Bank and Trust Company of California, N.A., as trustee, for the 11 1/4% Senior Subordinated Notes due 2008.

   4.2 Form of the Company's 11 1/4% Senior Subordinated Notes due 2008 (see Exhibit A-1 to Exhibit 4.1).

   5.1   Opinion of Choate, Hall & Stewart.

   5.2   Opinion of Brobeck, Phleger & Harrison LLP

    8.1  Opinion of Choate, Hall & Stewart (Tax)

   10.1 Hancock Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and A.I.B. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment, dated July 30, 1997

   10.2 Hancock Park Retirement Hotel, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and B.I.A. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment dated July 30, 1997

   10.3 Montebello Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Elmcrest Convalescent Hospital; First Amendment to Lease, dated March 27, 1998

   10.4 Fountainview Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Fountainview Convalescent Hospital; First Amendment to Lease, dated March 27, 1998

   10.5 Rio Hondo Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Rio Hondo Nursing Center and Fountain View Holdings; First Amendment to Lease, dated March 27, 1998

   10.6 Sycamore Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Sycamore Park Convalescent Hospital; First Amendment to Lease, dated March 27, 1998

   10.7 Palmcrest Convalescent Home (now known as Palm Grove Convalescent Center): Convalescent Hospital Lease, dated November 20, 1969, between Palmcrest Associates, Ltd., and Century Convalescent Centers, as amended by Lease of Convalescent Hospital Facility (as amended), dated September 1, 1979, by which SHL and its appointed nominee Royalwood Convalescent Hospital, Inc. (now Summit Care-California, Inc.) are substituted as lessees.

   10.8 Anaheim Care Center: Lease, dated June 1, 1995, between Sam Menlo, Trustee of the Menlo Trust U/T/I 5/22/83 and Summit Care-California, Inc., doing business as Anaheim Care Center.

   10.9 Sharon Care Center: Lease, dated May 1, 1987, between Jozef Nabel and Marie Gabrielle Nabel, as tenants in common, and Summit Care-California, Inc.

  10.10 Royalwood Convalescent Hospital: Lease dated August 18, 1964, between Jack H. Cramer and Walter Lee Brown (together, as lessors) and Albert
         J. Allasandra, as amended by Amendment to Lease and Right of First Refusal to Purchase, dated May 23, 1969, by which Alaric Corporation is substituted as lessee, and as further amended by Amendment to Agreement of Lease and Right of First Refusal, dated November 18, 1974, and as further amended by Second Amendment to Agreement of Lease and Right of First Refusal and Assignment of Lease, dated July 10, 1979, by which National Accommodations, Inc. (now SHL) is substituted as lessee, assigned to Summit Care Corporation by Assignment of Lease, dated March 9, 1992, between SHL and Summit Care Corporation.

  10.11 Bay Crest Convalescent Hospital: Lease, dated March 1, 1980, between South Bay Sanitarium and Convalescent Hospital and Garnet Convalescent Hospital, Inc. (now Summit Care-California, Inc.), and Amendment to Lease dated March 1, 1994.

  10.12 Brier Oak Convalescent Center: Lease Agreement, dated February 18, 1985, between Bernard Bubman, Arnold Friedman, Irene Weiss and Sunset Motel and Development Co. (collectively, as lessors), and Brier Oak Convalescent, Inc.

  10.13 Hemet Resident Hotel: Ground Lease dated June 25, 1980, between Genes, Ltd., and SHL, assigned to Summit Care Corporation by Assignment of Lease dated March 9, 1992, between SHL and Summit Care Corporation.

  10.14  Seller Note for purchase of The Woodlands.

  10.15  HUD Note for purchase of The Woodlands.

  10.16 Phoenix Living Center Lease dated August 1, 1993, between Sierra Land Group, Inc. and Summit Care Corporation; Sublease with Summit Health Ltd., for Phoenix Living Center dated January 1994.

  10.17 Real Estate Lien Note--$3,000,000 dated September 30, 1994 and Security Agreement dated September 30, 1994.

  10.18 Live Oak Nursing Center, George West, Texas Lease Agreement dated July 19, 1991; Assignment of Lease With Option to Purchase dated September 30, 1994 and Consent To Assignment Of Leasehold Estate of Live Oak Nursing Center, George West, Texas dated August 15, 1994.

  10.19 Guadalupe Valley Nursing Center, Sequin, Texas Lease Agreement dated February 28, 1989; Assignment Of Lease With Option To Purchase dated September 30, 1994 and Consent To Assignment Of leasehold Estate Of Guadalupe Valley Nursing Center, Sequin, Texas dated August 15, 1994.

  10.20  Omitted

  10.21 Limited Liability Company Agreement of APS-Summit Care Pharmacy, L.L.C., dated November 30, 1996.

  10.22 Robert Crone-South Texas Health Care, Inc. Agreement of Purchase and Sale of Assets of Briarcliff Nursing and Rehabilitation Center dated November 24, 1997.

  10.23 Alexandria Convalescent Hospital, Los Angeles, California, Lease Agreement dated November 2, 1992 between Alexandria Convalescent Investments and Robert Snukal, Sheila Snukal, Manuel Padama and Clair Padama; Consent, Agreement, and Acknowledgment, dated July 30, 1997

  10.24 Lease Agreement for office space at 11900 Olympic Boulevard, Los Angeles, California, dated February 1, 1995 between Douglas Emmett Joint Venture and The Fountain View Management Group

  10.25 Locomotion Therapy, Inc., Fresno, California, Lease Agreement, dated December 18, 1996 between M.D. Bautista Developments and Locomotion Therapy, Inc.

  10.26 Elmcrest Convalescent Hospital, El Monte, California, Lease Agreement dated November 15, 1977 between Convalescent Hospital Management Corporation and Elmcrest Convalescent Center, Inc.; Assignment and Assumption of Lease Agreement dated May 31, 1990; Consent to Assignment and Agreement, dated July 30, 1997

  10.27 Monument Hill Nursing Center, Flatonia, Texas, Lease Agreement dated October 20, 1986; Bill of Sale and General Warranty Deed from Hobbs & Curry Family Limited Partnership to Summit Care Corporation, dated September 11, 1997

  10.28 Comanche Trail Nursing Home, Big Spring, Texas, Lease Agreement, dated April 10, 1990, between Lloyd G. Hobbs and Select Care Enterprises, Inc. (assigned to Summit Care Corporation); Consent to Assignment of Lease, dated April 10, 1990; Assignment of Lease with Option to Purchase, dated December 1, 1994; Assignment and Assumption of Lease, dated September 1, 1997

  10.29 Woodland Convalescent Center, Reseda, California Lease Agreement, dated February 1, 1995 between Uni-Cal Associates and Summit Care California, Inc.

  10.30 Agreement for Development and Operation of Skilled Nursing Facilities, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Service Mark Sublicense Agreement, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Trademark License Agreement, dated July 24, 1997, between Baylor University and Baylor Health Care System

  10.31 On Track Physical Therapy, Office Building Lease Agreement, Fresno, California, dated January 31, 1997 between M.D. Bautista Developments and On Track Physical Therapy, Inc.

  10.32  Omitted

  10.33  Omitted

  10.34 Agreement and Plan of Merger Among Summit Care Corporation, Fountain View, Inc., FV-SCC Acquisition Corporation and Heritage Fund II, L.P., dated February 6, 1998.

  10.35  Summit Care Corporation Special Severance Pay Plan dated February 6,
         1998.

  10.36 Investment Agreement dated as of March 27, 1998 among Fountain View and certain investors.

  10.37 Stockholders Agreement dated as of March 27, 1998 among Fountain View, the existing stockholders of Fountain View and certain investors.

  10.38 Registration Rights Agreement dated as of March 27, 1998 among Fountain View, certain stockholders of Fountain View and certain investors.

  10.39 Employment Agreement between Fountain View and Robert Snukal dated March 27, 1998.

  10.40 Employment Agreement between Fountain View and Sheila Snukal dated March 27, 1998.

  10.41 Employment Agreement between Fountain View and William Scott dated March 27, 1998.

  10.42 Promissory Note and Pledge Agreement dated April 16, 1998 issued by William Scott to Fountain View relating to purchase of 20,000 Shares of Series A Common Stock.

  10.43 Supplemental Signature Page to Investment Agreement dated as of May 4, 1998 among Fountain View, Heritage Fund II, L.P., Baylor Health Care System ("Baylor") and Buckner Foundation ("Buckner").

  10.44 Amendment No. 1 to Stockholders Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.

  10.45 Amendment No. 1 to Registration Rights Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.

  10.46 Warrants to purchase Series C Common Stock of Fountain View issued by Fountain View to Heritage, Baylor, Buckner and certain of Baylor's brokers.

  10.47 Credit Agreement Dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.

  10.48 Guaranty Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.

  10.49 Pledge Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.

  10.50 Security Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.

  10.51  Form of Revolving Note.

  10.52  Form of Term Note.

  10.53 Amendment No. 1 to Credit Agreement dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.

   12.1  Statement Re: Computation of Ratio of Earnings to Fixed Charges.

   21.1  List of Subsidiaries

   23.1  Consent of Ernst & Young LLP.

   23.2  Consent of Choate, Hall & Stewart (included as part of Exhibit 5.1).

   23.3  Consent of Choate, Hall & Stewart (included as part of Exhibit 8.1).

   23.4 Consent of Brobeck, Phleger & Harrison LLP (included as part of Exhibit 5.2).

   24.1  Powers of Attorney.

   25.1 Statement of eligibility of State Street Bank and Trust Company of California, N.A., as trustee.

   99.1  Letter of Transmittal with respect to the Exchange Offer.

   99.2  Notice of Guaranteed Delivery with respect to the Exchange Offer.

   99.3 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   99.4  Letter Regarding Eligibility for use of Form S-4.
   99.5  Report of Ernst & Young LLP on Schedule.



(B)  FINANCIAL STATEMENT SCHEDULES

     Schedule II--Valuation and Qualifying Account

ITEM 22.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("the Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or the registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c)  Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus and facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

    1.1 Purchase Agreement dated as of April 16, 1998 by and among Fountain View and the Initial Purchasers named therein relating to the 11 1/4% Senior Subordinated Notes due 2008.*

    3.1     Certificate of Incorporation of Fountain View.*

    3.1(a) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed March 27, 1998.*

    3.1(b) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed May 6, 1998.*

    3.2     By-laws of Fountain View.*

    3.3     Articles of Incorporation of Summit Care Corporation.*

    3.4     By-laws of Summit Care Corporation.*

    3.5     Articles of Incorporation of Summit Care-California, Inc.*

    3.6     By-laws of Summit Care-California, Inc.*

    3.7     Articles of Incorporation of Summit Care Pharmacy, Inc.*

    3.8     By-laws of Summit Care Pharmacy, Inc.*

    3.9     Omitted

   3.10     Omitted

   3.11     Articles of Incorporation of Summit Care Texas Equity, Inc.*

   3.12     By-laws of Summit Care Texas Equity, Inc.*

   3.13     Articles of Organization of Summit Care Texas, No. 2, Inc.*

   3.14     By-laws of Summit Care Texas, No. 2, Inc.*

   3.15     Articles of Organization of Summit Care Texas, No. 3, Inc.*

   3.16     By-laws of Summit Care Texas, No. 3, Inc.*

   3.17     Articles of Organization of Summit Care Texas Management, Inc.*

   3.18     By-laws of Summit Care Texas Management, Inc.*

   3.19     Certificate of Limited Partnership of Summit Care Texas, L.P.*

   3.20     Omitted

   3.21     Certificate of Incorporation of Fountain View Holdings, Inc.*

   3.22     By-laws of Fountain View Holdings, Inc.*

   3.23  Articles of Incorporation of AIB Corp.*

   3.24  By-laws of AIB Corp.*

   3.25  Articles of Incorporation of Alexandria Convalescent Hospital, Inc.*

   3.26  By-laws of Alexandria Convalescent Hospital, Inc.*

   3.27  Articles of Incorporation of BIA Hotel Corp.*

   3.28  By-laws of BIA Hotel Corp.*

   3.29  Articles of Incorporation of Brier Oak Convalescent, Inc.*

   3.30  By-laws of Brier Oak Convalescent, Inc.*

   3.31  Articles of Incorporation of Elmcrest Convalescent Hospital*

   3.32  By-laws of Elmcrest Convalescent Hospital*

   3.33  Articles of Incorporation of Fountainview Convalescent Hospital*

   3.34  By-laws of Fountainview Convalescent Hospital*

   3.35  Articles of Incorporation of Fountain View Management, Inc.*

   3.36  By-laws of Fountain View Management, Inc.*

   3.37  Articles of Incorporation of Rio Hondo Nursing Center*

   3.38  By-laws of Rio Hondo Nursing Center*

   3.39  Certificate of Incorporation of Locomotion Holdings, Inc.*

   3.40  By-laws of Locomotion Holdings, Inc.*

   3.41  Certificate of Incorporation of Locomotion Therapy, Inc.*

   3.42  By-laws of Locomotion Therapy, Inc.*

   3.43  Articles of Incorporation of On-Track Therapy Center, Inc.*

   3.44  By-laws of On-Track Therapy Center, Inc.*

   3.45  Articles of Incorporation of I.' NO, Inc.*

   3.46  By-laws of I.' NO, Inc.*

   3.47  Articles of Incorporation of Sycamore Park Convalescent Hospital*

   3.48  By-laws of Sycamore Park Convalescent Hospital*

   4.1 Indenture dated as of April 16, 1998 by and among Fountain View, certain subsidiaries of Fountain View, and State Street Bank and Trust Company of California, N.A., as trustee, for the 11 1/4% Senior Subordinated Notes due 2008.*

    4.2 Form of the Company's 11 1/4% Senior Subordinated Notes due 2008 (see Exhibit A-1 to Exhibit 4.1).*

    5.1  Opinion of Choate, Hall & Stewart.

    5.2  Opinion of Brobeck, Phleger & Harrison LLP.

    8.1  Opinion of Choate, Hall & Stewart (Tax).

   10.1 Hancock Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and A.I.B. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment, dated July 30, 1997*

   10.2 Hancock Park Retirement Hotel, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and B.I.A. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment dated July 30, 1997*

   10.3 Montebello Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Elmcrest Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

   10.4 Fountainview Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Fountainview Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

   10.5 Rio Hondo Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Rio Hondo Nursing Center and Fountain View Holdings; First Amendment to Lease, dated March 27, 1998*

   10.6 Sycamore Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Sycamore Park Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

   10.7 Palmcrest Convalescent Home (now known as Palm Grove Convalescent Center): Convalescent Hospital Lease, dated November 20, 1969, between Palmcrest Associates, Ltd., and Century Convalescent Centers, as amended by Lease of Convalescent Hospital Facility (as amended), dated September 1, 1979, by which SHL and its appointed nominee Royalwood Convalescent Hospital, Inc. (now Summit Care-California, Inc.) are substituted as lessees.*

   10.8 Anaheim Care Center: Lease, dated June 1, 1995, between Sam Menlo, Trustee of the Menlo Trust U/T/I 5/22/83 and Summit Care-California, Inc., doing business as Anaheim Care Center.*

   10.9 Sharon Care Center: Lease, dated May 1, 1987, between Jozef Nabel and Marie Gabrielle Nabel, as tenants in common, and Summit Care-California, Inc.*

  10.10 Royalwood Convalescent Hospital: Lease dated August 18, 1964, between Jack H. Cramer and Walter Lee Brown (together, as lessors) and Albert
         J. Allasandra, as amended by Amendment to Lease and Right of First Refusal to Purchase, dated May 23, 1969, by which Alaric Corporation is substituted as lessee, and as further amended by Amendment to Agreement of Lease and Right of First Refusal, dated November 18, 1974, and as further amended by Second Amendment to Agreement of Lease and Right of First Refusal and Assignment of Lease, dated July 10, 1979, by which National Accommodations, Inc. (now SHL) is substituted as lessee, assigned to Summit Care Corporation by Assignment of Lease, dated March 9, 1992, between SHL and Summit Care Corporation.*

  10.11 Bay Crest Convalescent Hospital: Lease, dated March 1, 1980, between South Bay Sanitarium and Convalescent Hospital and Garnet Convalescent Hospital, Inc. (now Summit Care-California, Inc.), and Amendment to Lease dated March 1, 1994.*

  10.12 Brier Oak Convalescent Center: Lease Agreement, dated February 18, 1985, between Bernard Bubman, Arnold Friedman, Irene Weiss and Sunset Motel and Development Co. (collectively, as lessors), and Brier Oak Convalescent, Inc.*

  10.13 Hemet Resident Hotel: Ground Lease dated June 25, 1980, between Genes, Ltd., and SHL, assigned to Summit Care Corporation by Assignment of Lease dated March 9, 1992, between SHL and Summit Care Corporation.*

  10.14  Seller Note for purchase of The Woodlands.*

  10.15  HUD Note for purchase of The Woodlands.*

  10.16 Phoenix Living Center Lease dated August 1, 1993, between Sierra Land Group, Inc. and Summit Care Corporation; Sublease with Summit Health Ltd., for Phoenix Living Center dated January 1994.*

  10.17 Real Estate Lien Note--$3,000,000 dated September 30, 1994 and Security Agreement dated September 30, 1994.*

  10.18 Live Oak Nursing Center, George West, Texas Lease Agreement dated July 19, 1991; Assignment of Lease With Option to Purchase dated September 30, 1994 and Consent To Assignment Of Leasehold Estate of Live Oak Nursing Center, George West, Texas dated August 15, 1994.*

  10.19 Guadalupe Valley Nursing Center, Sequin, Texas Lease Agreement dated February 28, 1989; Assignment Of Lease With Option To Purchase dated September 30, 1994 and Consent To Assignment Of leasehold Estate Of Guadalupe Valley Nursing Center, Sequin, Texas dated August 15, 1994.*

  10.20  Omitted

  10.21 Limited Liability Company Agreement of APS-Summit Care Pharmacy, L.L.C., dated November 30, 1996.*

  10.22 Robert Crone-South Texas Health Care, Inc. Agreement of Purchase and Sale of Assets of Briarcliff Nursing and Rehabilitation Center dated November 24, 1997.*

  10.23 Alexandria Convalescent Hospital, Los Angeles, California, Lease Agreement dated November 2, 1992 between Alexandria Convalescent Investments and Robert Snukal, Sheila Snukal, Manuel Padama and Clair Padama; Consent, Agreement, and Acknowledgment, dated July 30, 1997*

  10.24 Lease Agreement for office space at 11900 Olympic Boulevard, Los Angeles, California, dated February 1, 1995 between Douglas Emmett Joint Venture and The Fountain View Management Group*

  10.25 Locomotion Therapy, Inc., Fresno, California, Lease Agreement, dated December 18, 1996 between M.D. Bautista Developments and Locomotion Therapy, Inc.*

  10.26 Elmcrest Convalescent Hospital, El Monte, California, Lease Agreement dated November 15, 1977 between Convalescent Hospital Management Corporation and Elmcrest Convalescent Center, Inc.; Assignment and Assumption of Lease Agreement dated May 31, 1990; Consent to Assignment and Agreement, dated July 30, 1997*

  10.27 Monument Hill Nursing Center, Flatonia, Texas, Lease Agreement dated October 20, 1986; Bill of Sale and General Warranty Deed from Hobbs & Curry Family Limited Partnership to Summit Care Corporation, dated September 11, 1997*

  10.28 Comanche Trail Nursing Home, Big Spring, Texas, Lease Agreement, dated April 10, 1990, between Lloyd G. Hobbs and Select Care Enterprises, Inc. (assigned to Summit Care Corporation); Consent to Assignment of Lease, dated April 10, 1990; Assignment of Lease with Option to Purchase, dated December 1, 1994; Assignment and Assumption of Lease, dated September 1, 1997*

  10.29 Woodland Convalescent Center, Reseda, California Lease Agreement, dated February 1, 1995 between Uni-Cal Associates and Summit Care California, Inc.*

  10.30 Agreement for Development and Operation of Skilled Nursing Facilities, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Service Mark Sublicense Agreement, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Trademark License Agreement, dated July 24, 1997, between Baylor University and Baylor Health Care System*

  10.31 On Track Physical Therapy, Office Building Lease Agreement, Fresno, California, dated January 31, 1997 between M.D. Bautista Developments and On Track Physical Therapy, Inc.*

  10.32  Omitted

  10.33  Omitted

  10.34 Agreement and Plan of Merger Among Summit Care Corporation, Fountain View, Inc., FV-SCC Acquisition Corporation and Heritage Fund II, L.P., dated February 6, 1998.(1)

  10.35 Summit Care Corporation Special Severance Pay Plan dated February 6, 1998.(1)

  10.36 Investment Agreement dated as of March 27, 1998 among Fountain View and certain investors.*

  10.37 Stockholders Agreement dated as of March 27, 1998 among Fountain View, the existing stockholders of Fountain View and certain investors.*

  10.38 Registration Rights Agreement dated as of March 27, 1998 among Fountain View, certain stockholders of Fountain View and certain investors.*

  10.39 Employment Agreement between Fountain View and Robert Snukal dated March 27, 1998.*

  10.40 Employment Agreement between Fountain View and Sheila Snukal dated March 27, 1998.*

  10.41 Employment Agreement between Fountain View and William Scott dated March 27, 1998.*

  10.42 Promissory Note and Pledge Agreement dated April 16, 1998 issued by William Scott to Fountain View relating to purchase of 20,000 Shares of Series A Common Stock.*

  10.43 Supplemental Signature Page to Investment Agreement dated as of May 4, 1998 among Fountain View, Heritage Fund II, L.P., Baylor Health Care System ("Baylor") and Buckner Foundation ("Buckner").*

  10.44 Amendment No. 1 to Stockholders Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.*

  10.45 Amendment No. 1 to Registration Rights Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.*

  10.46 Warrants to purchase Series C Common Stock of Fountain View issued by Fountain View to Heritage, Baylor, Buckner and certain of Baylor's brokers.*

  10.47 Credit Agreement Dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.*

  10.48 Guaranty Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

  10.49 Pledge Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

  10.50 Security Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

  10.51  Form of Revolving Note.*

  10.52  Form of Term Note.*

  10.53 Amendment No. 1 to Credit Agreement dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.(2)

   12.1  Statement Re: Computation of Ratio of Earnings to Fixed Charges.+

   21.1  List of Subsidiaries*

   23.1  Consent of Ernst & Young LLP.

   23.2  Consent of Choate, Hall & Stewart (included as part of Exhibit 5.1).

   23.3  Consent of Choate, Hall & Stewart (included as part of Exhibit 8.1).

   23.4 Consent of Brobeck, Phleger & Harrison LLP (included as part of Exhibit 5.2).

   24.1  Powers of Attorney.+

   25.1 Statement of eligibility of State Street Bank and Trust Company of California, N.A., as trustee.*

   99.1  Letter of Transmittal with respect to the Exchange Offer.

   99.2  Notice of Guaranteed Delivery with respect to the Exchange Offer.

   99.3 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   99.4  Letter Regarding Eligibility for use of Form S-4.+

   99.5  Report of Ernst & Young LLP on Schedule.+

* Incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 333-57279), filed with the Commission on June 19, 1998, as amended.

(1) Incorporated by reference to the Company's Schedule 14D-1 (File No. 005-43590), filed with the Commission on February 13, 1998, as amended.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q, filed with the Commission on November 16, 1998.

+    Previously filed.

                                                                     Schedule II

                              FOUNTAIN VIEW, INC.
                       Valuation and Qualifying Account

                                                               Additions
                                                       -------------------------
                                          Balance at     Charged        Charged                     Balance at
                                          Beginning    to Cost and      to Other                      End of
Description                               of Period     Expenses        Accounts     Deductions       Period
-----------                               ----------   ------------     --------     ----------      ----------
Year ended December 31, 1995
 Allowance for doubtful accounts.......    $528,000       $427,000            --     $(229,000)(1)   $  726,000
                                           ========       ========      ========     ==========      ==========
Year ended December 31, 1996
 Allowance for doubtful accounts.......    $726,000       $430,000            --     $(377,000)(1)   $  779,000
                                           ========       ========      ========     ==========      ==========
Year ended December 31, 1997
 Allowance for doubtful accounts.......    $779,000       $395,000            --     $ (22,000)(1)   $1,152,000
                                           ========       ========      ========     ==========      ==========

---------
(1)  Deductions relate to uncollectible accounts written off.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Fountain View, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   FOUNTAIN VIEW, INC.


                                   By:       /s/ Robert M. Snukal
                                      ------------------------------------------
                                                  Robert M. Snukal
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Chief Financial Officer and                February 12, 1999
-----------------------------------------       Treasurer (Principal Financial
            Paul Rathbun                        and Accounting Officer)


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Executive Vice President and               February 12, 1999
-----------------------------------------       Director
           Sheila S. Snukal


     /s/   Michel Reichert*                   Director                                   February 12, 1999
-----------------------------------------
           Michel Reichert

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
     /s/   Michael F. Gilligan*                Director                      February 12, 1999
-----------------------------------------
     Michael F. Gilligan

     /s/   Peter Z. Hermann*                   Director                      February 12, 1999
-----------------------------------------
           Peter Z. Hermann

     /s/   Mark J. Jrolf*                      Director                      February 12, 1999
-----------------------------------------
          Mark J. Jrolf

     /s/   Boone Powell, Jr.*                  Director                      February 12, 1999
-----------------------------------------
           Boone Powell, Jr.


*By        /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE CORPORATION


                                   By:   /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal*                  President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal

*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care-California, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE-CALIFORNIA, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                  Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Pharmacy, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE PHARMACY, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                  Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Texas Equity, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE TEXAS EQUITY, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal*
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Texas No. 2, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE TEXAS NO. 2, INC.

                                   By:    /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal

*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Texas No. , Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE TEXAS No.     , INC.

                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Management Texas, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE MANAGEMENT TEXAS, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Summit Care Texas, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SUMMIT CARE TEXAS, L.P.

                                   By: Summit Care Management Texas, Inc.
                                   Its: General Partner


                                   By:      /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                                     President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director
           Robert M. Snukal                     of Summit Care Management
                                                Texas, Inc. (Principal
                                                Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
           Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------       of Summit Care Management
           William C. Scott                     Texas, Inc.


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------       of Summit Care Management
           Sheila S. Snukal                     Texas, Inc.


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Fountain View Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   FOUNTAIN VIEW HOLDINGS, INC.


                                   By:      /s/   Robert M. Snukal
                                      ------------------------------------------
                                                  Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, AIB Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   AIB CORP.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Alexandria Convalescent Hospital, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   ALEXANDRIA CONVALESCENT HOSPITAL, INC.


                                   By:    /s/   Robert M. Snukal
                                      ------------------------------------------
                                          Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
           Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
           Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, BIA Hotel Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   BIA HOTEL CORP.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
           Robert M. Snukal                     Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
           Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Brier Oak Convalescent, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   BRIER OAK CONVALESCENT, INC.


                                   By:      /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
           Robert M. Snukal                     Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
           Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Elmcrest Convalescent Hospital has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   ELMCREST CONVALESCENT HOSPITAL


                                   By:      /s/   Robert M. Snukal
                                      ------------------------------------------
                                                 Robert M. Snukal
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
           Robert M. Snukal                     Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
           Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By  /s/   Robert M. Snukal
   ---------------------------------------
           Robert M. Snukal
           Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Fountainview Convalescent Hospital has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   FOUNTAINVIEW CONVALESCENT HOSPITAL



                                   By:    /s/   Robert M. Snukal
                                      ------------------------------------------
                                               Robert M. Snukal
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By        /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact

                                      S-17

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Fountain View Management, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   FOUNTAIN VIEW MANAGEMENT, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact

                                      S-18

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Rio Hondo Nursing Center has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   RIO HONDO NURSING CENTER


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                                Robert M. Snukal
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal*                  President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Locomotion Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   LOCOMOTION HOLDINGS, INC.


                                   By:    /s/   Robert M. Snukal
                                      ------------------------------------------
                                               Robert M. Snukal
                                        President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal*                  President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact


                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Locomotion Therapy, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   LOCOMOTION THERAPY, INC.


                                   By:    /s/   Robert M. Snukal
                                      ------------------------------------------
                                          Robert M. Snukal
                                         President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Keith Abrahams*                    President and Director                     February 12, 1999
-----------------------------------------
           Keith Abrahams


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal


*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact



                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, On-Track Therapy Center has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   ON-TRACK THERAPY CENTER


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                           Robert M. Snukal
                                         President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal*                  President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Keith Abrahams*                    President and Director                     February 12, 1999
-----------------------------------------
           Keith Abrahams


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal

*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, I.'NO, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   I.'NO, INC.


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                          Robert M. Snukal
                                         President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal*                  President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal

*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact



                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Sycamore Park Convalescent Hospital has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 1999.

                                   SYCAMORE PARK CONVALESCENT HOSPITAL


                                   By:     /s/   Robert M. Snukal
                                      ------------------------------------------
                                          Robert M. Snukal
                                         President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
     /s/   Robert M. Snukal                   President, Chief Executive                 February 12, 1999
-----------------------------------------       Officer and Director (Principal
            Robert M. Snukal                    Executive Officer)


     /s/   Paul Rathbun*                      Treasurer (Principal Financial             February 12, 1999
-----------------------------------------       and Accounting Officer)
            Paul Rathbun


     /s/   William C. Scott*                  Director and Chairman                      February 12, 1999
-----------------------------------------
           William C. Scott


     /s/   Sheila S. Snukal*                  Vice President and Director                February 12, 1999
-----------------------------------------
           Sheila S. Snukal

*By:       /s/ Robert M. Snukal
-----------------------------------------
              Robert M. Snukal
              Attorney-in-Fact



                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------
                                  DESCRIPTION
                                  -----------

1.1 Purchase Agreement dated as of April 16, 1998 by and among Fountain View and the Initial Purchasers named therein relating to the 11 1/4% Senior Subordinated Notes due 2008.*

3.1     Certificate of Incorporation of Fountain View.*

3.1(a) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed March 27, 1998.*

3.1(b) Certificate of Amendment amending Certificate of Incorporation of Fountain View filed May 6, 1998.*

3.2     By-laws of Fountain View.*

3.3     Articles of Incorporation of Summit Care Corporation.*

3.4     By-laws of Summit Care Corporation.*

3.5     Articles of Incorporation of Summit Care-California, Inc.*

3.6     By-laws of Summit Care-California, Inc.*

3.7     Articles of Incorporation of Summit Care Pharmacy, Inc.*

3.8     By-laws of Summit Care Pharmacy, Inc.*

3.9     Omitted

3.10    Omitted

3.11    Articles of Incorporation of Summit Care Texas Equity, Inc.*

3.12    By-laws of Summit Care Texas Equity, Inc.*

3.13    Articles of Organization of Summit Care Texas, No. 2, Inc.*

3.14    By-laws of Summit Care Texas, No. 2, Inc.*

3.15    Articles of Organization of Summit Care Texas, No. 3, Inc.*

3.16    By-laws of Summit Care Texas, No. 3, Inc.*

3.17    Articles of Organization of Summit Care Texas Management, Inc.*

3.18    By-laws of Summit Care Texas Management, Inc.*

3.19    Certificate of Limited Partnership of Summit Care Texas, L.P.*

3.20    Omitted

3.21    Certificate of Incorporation of Fountain View Holdings, Inc.*

3.22    By-laws of Fountain View Holdings, Inc.*

3.23    Articles of Incorporation of AIB Corp.*

3.24    By-laws of AIB Corp.*

3.25    Articles of Incorporation of Alexandria Convalescent Hospital, Inc.*

3.26    By-laws of Alexandria Convalescent Hospital, Inc.*

3.27    Articles of Incorporation of BIA Hotel Corp.*

3.28    By-laws of BIA Hotel Corp.*

3.29    Articles of Incorporation of Brier Oak Convalescent, Inc.*

3.30    By-laws of Brier Oak Convalescent, Inc.*

3.31    Articles of Incorporation of Elmcrest Convalescent Hospital*

3.32    By-laws of Elmcrest Convalescent Hospital*

3.33    Articles of Incorporation of Fountainview Convalescent Hospital*

3.34    By-laws of Fountainview Convalescent Hospital*

3.35    Articles of Incorporation of Fountain View Management, Inc.*

3.36    By-laws of Fountain View Management, Inc.*

3.37    Articles of Incorporation of Rio Hondo Nursing Center*

3.38    By-laws of Rio Hondo Nursing Center*

3.39    Certificate of Incorporation of Locomotion Holdings, Inc.*

3.40    By-laws of Locomotion Holdings, Inc.*

3.41    Certificate of Incorporation of Locomotion Therapy, Inc.*

3.42    By-laws of Locomotion Therapy, Inc.*

3.43    Articles of Incorporation of On-Track Therapy Center, Inc.*

3.44    By-laws of On-Track Therapy Center, Inc.*

3.45    Articles of Incorporation of I.' NO, Inc.*

3.46    By-laws of I.' NO, Inc.*

3.47    Articles of Incorporation of Sycamore Park Convalescent Hospital*

3.48    By-laws of Sycamore Park Convalescent Hospital*

4.1 Indenture dated as of April 16, 1998 by and among Fountain View, certain subsidiaries of Fountain View, and State Street Bank and Trust Company of California, N.A., as trustee, for the 11 1/4% Senior Subordinated Notes due 2008.*

4.2 Form of the Company's 11 1/4% Senior Subordinated Notes due 2008 (see Exhibit A-1 to Exhibit 4.1).*

5.1     Opinion of Choate, Hall & Stewart.

5.2     Opinion of Brobeck, Phleger & Harrison LLP.

8.1     Opinion of Choate, Hall & Stewart (Tax).

10.1 Hancock Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and A.I.B. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment, dated July 30, 1997*

10.2 Hancock Park Retirement Hotel, Los Angeles, California, Lease Agreement dated May 19, 1987 between La Brea Convalescent Investments, and B.I.A. Corporation and Robert and Sheila Snukal; Consent, Agreement, and Acknowledgment dated July 30, 1997*

10.3 Montebello Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Elmcrest Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

10.4 Fountainview Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Fountainview Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

10.5 Rio Hondo Convalescent Hospital, Montebello, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Rio Hondo Nursing Center and Fountain View Holdings; First Amendment to Lease, dated March 27, 1998*

10.6 Sycamore Park Convalescent Hospital, Los Angeles, California, Lease Agreement dated August 1, 1997 between Robert and Sheila Snukal and Sycamore Park Convalescent Hospital; First Amendment to Lease, dated March 27, 1998*

10.7 Palmcrest Convalescent Home (now known as Palm Grove Convalescent Center): Convalescent Hospital Lease, dated November 20, 1969, between Palmcrest Associates, Ltd., and Century Convalescent Centers, as amended by Lease of Convalescent Hospital Facility (as amended), dated September 1, 1979, by which SHL and its appointed nominee Royalwood Convalescent Hospital, Inc. (now Summit Care-California, Inc.) are substituted as lessees.*

10.8 Anaheim Care Center: Lease, dated June 1, 1995, between Sam Menlo, Trustee of the Menlo Trust U/T/I 5/22/83 and Summit Care-California, Inc., doing business as Anaheim Care Center.*

10.9 Sharon Care Center: Lease, dated May 1, 1987, between Jozef Nabel and Marie Gabrielle Nabel, as tenants in common, and Summit Care-California, Inc.*

10.10 Royalwood Convalescent Hospital: Lease dated August 18, 1964, between Jack H. Cramer and Walter Lee Brown (together, as lessors) and Albert J. Allasandra, as amended by Amendment to Lease and Right of First Refusal to Purchase, dated May 23, 1969, by which Alaric Corporation is substituted as lessee, and as further amended by Amendment to Agreement of Lease and Right of First Refusal, dated November 18, 1974, and as further amended by Second Amendment to Agreement of Lease and Right of First Refusal and Assignment of Lease, dated July 10, 1979, by which National Accommodations, Inc. (now SHL) is substituted as lessee, assigned to Summit Care Corporation by Assignment of Lease, dated March 9, 1992, between SHL and Summit Care Corporation.*

10.11 Bay Crest Convalescent Hospital: Lease, dated March 1, 1980, between South Bay Sanitarium and Convalescent Hospital and Garnet Convalescent Hospital, Inc. (now Summit Care-California, Inc.), and Amendment to Lease dated March 1, 1994.*

10.12 Brier Oak Convalescent Center: Lease Agreement, dated February 18, 1985, between Bernard Bubman, Arnold Friedman, Irene Weiss and Sunset Motel and Development Co. (collectively, as lessors), and Brier Oak Convalescent, Inc.*

10.13 Hemet Resident Hotel: Ground Lease dated June 25, 1980, between Genes, Ltd., and SHL, assigned to Summit Care Corporation by Assignment of Lease dated March 9, 1992, between SHL and Summit Care Corporation.*

10.14   Seller Note for purchase of The Woodlands.*

10.15   HUD Note for purchase of The Woodlands.*

10.16 Phoenix Living Center Lease dated August 1, 1993, between Sierra Land Group, Inc. and Summit Care Corporation; Sublease with Summit Health Ltd., for Phoenix Living Center dated January 1994.*

10.17 Real Estate Lien Note--$3,000,000 dated September 30, 1994 and Security Agreement dated September 30, 1994.*

10.18 Live Oak Nursing Center, George West, Texas Lease Agreement dated July 19, 1991; Assignment of Lease With Option to Purchase dated September 30, 1994 and Consent To Assignment Of Leasehold Estate of Live Oak Nursing Center, George West, Texas dated August 15, 1994.*

10.19 Guadalupe Valley Nursing Center, Sequin, Texas Lease Agreement dated February 28, 1989; Assignment Of Lease With Option To Purchase dated September 30, 1994 and Consent To Assignment Of leasehold Estate Of Guadalupe Valley Nursing Center, Sequin, Texas dated August 15, 1994.*

10.20   Omitted

10.21 Limited Liability Company Agreement of APS-Summit Care Pharmacy, L.L.C., dated November 30, 1996.*

10.22 Robert Crone-South Texas Health Care, Inc. Agreement of Purchase and Sale of Assets of Briarcliff Nursing and Rehabilitation Center dated November 24, 1997.*

10.23 Alexandria Convalescent Hospital, Los Angeles, California, Lease Agreement dated November 2, 1992 between Alexandria Convalescent Investments and Robert Snukal, Sheila Snukal, Manuel Padama and Clair Padama; Consent, Agreement, and Acknowledgment, dated July 30, 1997*

10.24 Lease Agreement for office space at 11900 Olympic Boulevard, Los Angeles, California, dated February 1, 1995 between Douglas Emmett Joint Venture and The Fountain View Management Group*

10.25 Locomotion Therapy, Inc., Fresno, California, Lease Agreement, dated December 18, 1996 between M.D. Bautista Developments and Locomotion Therapy, Inc.*

10.26 Elmcrest Convalescent Hospital, El Monte, California, Lease Agreement dated November 15, 1977 between Convalescent Hospital Management Corporation and Elmcrest Convalescent Center, Inc.; Assignment and Assumption of Lease Agreement dated May 31, 1990; Consent to Assignment and Agreement, dated July 30, 1997*

10.27 Monument Hill Nursing Center, Flatonia, Texas, Lease Agreement dated October 20, 1986; Bill of Sale and General Warranty Deed from Hobbs & Curry Family Limited Partnership to Summit Care Corporation, dated September 11, 1997*

10.28 Comanche Trail Nursing Home, Big Spring, Texas, Lease Agreement, dated April 10, 1990, between Lloyd G. Hobbs and Select Care Enterprises, Inc. (assigned to Summit Care Corporation); Consent to Assignment of Lease, dated April 10, 1990; Assignment of Lease with Option to Purchase, dated December 1, 1994; Assignment and Assumption of Lease, dated September 1, 1997*

10.29 Woodland Convalescent Center, Reseda, California Lease Agreement, dated February 1, 1995 between Uni-Cal Associates and Summit Care California, Inc.*

10.30 Agreement for Development and Operation of Skilled Nursing Facilities, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Service Mark Sublicense Agreement, dated May 4, 1998, between Fountain View, Inc. and Baylor Health Care System; Trademark License Agreement, dated July 24, 1997, between Baylor University and Baylor Health Care System*

10.31 On Track Physical Therapy, Office Building Lease Agreement, Fresno, California, dated January 31, 1997 between M.D. Bautista Developments and On Track Physical Therapy, Inc.*

10.32   Omitted

10.33   Omitted

10.34 Agreement and Plan of Merger Among Summit Care Corporation, Fountain View, Inc., FV-SCC Acquisition Corporation and Heritage Fund II, L.P., dated February 6, 1998.(1)

10.35 Summit Care Corporation Special Severance Pay Plan dated February 6, 1998.(1)

10.36 Investment Agreement dated as of March 27, 1998 among Fountain View and certain investors.*

10.37 Stockholders Agreement dated as of March 27, 1998 among Fountain View, the existing stockholders of Fountain View and certain investors.*

10.38 Registration Rights Agreement dated as of March 27, 1998 among Fountain View, certain stockholders of Fountain View and certain investors.*

10.39 Employment Agreement between Fountain View and Robert Snukal dated March 27, 1998.*

10.40 Employment Agreement between Fountain View and Sheila Snukal dated March 27, 1998.*

10.41 Employment Agreement between Fountain View and William Scott dated March 27, 1998.*

10.42 Promissory Note and Pledge Agreement dated April 16, 1998 issued by William Scott to Fountain View relating to purchase of 20,000 Shares of Series A Common Stock.*

10.43 Supplemental Signature Page to Investment Agreement dated as of May 4, 1998 among Fountain View, Heritage Fund II, L.P., Baylor Health Care System ("Baylor") and Buckner Foundation ("Buckner").*

10.44 Amendment No. 1 to Stockholders Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.*

10.45 Amendment No. 1 to Registration Rights Agreement dated as of May 4, 1998 among Fountain View, Heritage, Baylor, Buckner and certain other parties.*

10.46 Warrants to purchase Series C Common Stock of Fountain View issued by Fountain View to Heritage, Baylor, Buckner and certain of Baylor's brokers.*

10.47 Credit Agreement Dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.*

10.48 Guaranty Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

10.49 Pledge Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

10.50 Security Agreement Dated as of April 16, 1998 by and among Fountain View, the Guarantors, the Banks party thereto and Bank of Montreal.*

10.51   Form of Revolving Note.*

10.52   Form of Term Note.*

10.53 Amendment No. 1 to Credit Agreement dated as of April 16, 1998 by and among Fountain View, The Banks party thereto and the Bank of Montreal, as agent.(2)

12.1    Statement Re: Computation of Ratio of Earnings to Fixed Charges.(+)

21.1    List of Subsidiaries*

23.1    Consent of Ernst & Young LLP.

23.2    Consent of Choate, Hall & Stewart (included as part of Exhibit 5.1).

23.3    Consent of Choate, Hall & Stewart (included as part of Exhibit 8.1).

23.4    Consent of Brobeck, Phleger & Harrison LLP (included as part of Exhibit
        5.2).

24.1    Powers of Attorney.(+)

25.1 Statement of eligibility of State Street Bank and Trust Company of California, N.A., as trustee.*

99.1    Letter of Transmittal with respect to the Exchange Offer.

99.2    Notice of Guaranteed Delivery with respect to the Exchange Offer.

99.3 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.4    Letter Regarding Eligibility for use of Form S-4.(+)

99.5    Report of Ernst & Young LLP on Schedule.(+)


* Incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 333-57279), filed with the Commission on June 19, 1998, as amended.

(1) Incorporated by reference to the Company's Schedule 14D-1 (File No. 005-43590), filed with the Commission on February 13, 1998, as amended.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q, filed with the Commission on November 16, 1998.

(+)  Previously filed.